UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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ProPetro Holding Corp.

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RETHINK THE GRID
PROPETRO PWR2.6
PRO PWR

PROPETRO®

Notice of Annual Meeting & Proxy Statement | 2026

2025 AT A GLANCE
1	Scaled PROPWRSM, ending 2025 with approximately 550MW of capacity received or on-order

2	Approximately 230 MW committed to customer contracts

3	Continued successful execution with our FORCE® electric fleets

4	Growing responsibly with strategic financing and leasing structures to support PROPWRSM equipment purchases

OPTIMIZE AND INDUSTRIALIZE
ADDING SCALE AND GROWTH POTENTIAL THROUGH PROPWRSM
STRATEGIC EXECUTION

ProPetro Holding Corp. (NYSE: PUMP) is a Midland, Texas-based provider of innovative completion services to leading upstream oil and gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources. Through its PROPWRSM division, ProPetro also delivers reliable, adaptable power services using a modern, standardized fleet of gas-to-power solutions, serving oil and gas, data center, and industrial customers in the United States.
ProPetro was founded in 2005. In 2010, management strategically focused the Company’s efforts on establishing a best-in-class hydraulic fracturing platform targeting the Permian Basin. In 2017, we consummated the initial public offering of shares of our common stock. In 2024, we established our PROPWRSM, power generation business, which rapidly scaled throughout 2025 and at year-end was in the field providing turnkey power generation services to its customers.
Today, ProPetro serves a diverse portfolio of leading public and private operators across multiple service platforms and businesses. Through continued execution and a strong team, the Company remains dedicated to its goal of helping to bring reliable energy to the world.

UNIQUELY POSITIONED FOR SUCCESS

Permian Focus	Blue Chip Customers	Superior Performance	PROPWRSM Investments
Completions Business positioned in a low-cost basin with sector-leading operating scale	Consistent completions and rig programs; capable of capturing PROPWRSM micro-grid efficiencies	Consistently outperforming the competition on location and serving as an efficient completions partner	Power generation investments providing pathway for growth and strong commercial pipeline

Capital Discipline	Safety Culture	Technology	Social & Governance
Strong balance sheet; disciplined capital allocation and asset deployment	Adopting leading safety processes to drive safe work performance	Focused on technological improvements to optimize our performance	Continued investment in our community and commitment to strong corporate governance

ProPetro Holding Corp. One Marienfeld Place 110 N. Marienfeld Street, Suite 300 Midland, Texas 79701
MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

SAMUEL D. SLEDGE
Chief Executive Officer and Director
Dear Stockholders,
2025 was a defining year for ProPetro. In a challenging and dynamic market environment, our team delivered resilient financial performance, advanced our strategic priorities, and laid a strong foundation for long-term growth. Through disciplined execution, prudent capital allocation, and a continued focus on operational excellence, we demonstrated the durability of our legacy completions businesses and saw meaningful development in our PROPWRSM power generation business that was launched in late 2024.
Throughout the year, our completions businesses continued to perform, providing stability and flexibility. Despite reduced activity levels across the Permian Basin, we maintained operational and financial discipline, managing our cost structure and fleet utilization to protect margins and liquidity. We believe this planning will position us to capture opportunities if the completions market improves.
At the same time, a key element of our strategy in 2025 was the development of our PROPWRSM business, which saw rapid advancement throughout the year. During the year, we secured multiple customer contracts, deployed our first mobile power generation equipment into the field, and increased total delivered or on-order generation capacity to approximately 550 megawatts. This portfolio is intentionally diversified and capable of effectively serving the data center, industrial, and oil and gas markets, with approximately 70% high-efficiency natural gas reciprocating engine generators and 30% low-emission modular turbines. As of early 2026, we had approximately 240 megawatts committed to customer contracts, underscoring strong and growing customer demand for reliable, low-emission power solutions.
To support the scale-up of PROPWRSM while maintaining financial flexibility, we executed several important financing initiatives in 2025. We secured dedicated financing arrangements, including equipment financing with Caterpillar Financial Services Corporation that was originally entered into in April 2025 and subsequently expanded in early 2026, and an equipment leasing facility with Stonebriar Commercial Finance designed to ensure available funding for future PROPWR equipment purchases. In addition, we completed an equity offering in early 2026 that further strengthened our balance sheet and enhanced our ability to pursue growth opportunities.
2025 BUSINESS HIGHLIGHTS

•
Demonstrated the strength and resilience of our industrialized model, delivering consistent performance despite challenging market conditions. Our completions business generated strong financial results, fueling ongoing investments in PROPWRSM

•
Launched and scaled PROPWRSM, deploying initial assets and increasing total delivered or on-order capacity to approximately 550 megawatts

•
Secured long-term financing solutions to facilitate PROPWRSM capital investments while maintaining a strong balance sheet that will support continued growth

•
Executed multiple customer contracts, including our first data center contract, demonstrating our ability to compete and win business outside the oil and gas service space

•
Detailed our PROPWRSM five-year development plan, establishing our strategic outlook for the growth of the PROPWRSM business

Message from Our Chief Executive Officer

Driven by the dedication of our team, our strategic focus and the exciting growth potential of our PROPWRSM business, ProPetro is positioned to deliver services that support the development of reliable, efficient and secure sources of energy. We believe this approach will continue to drive value creation for our stockholders.

LOOKING AHEAD
As we enter 2026, we do so with momentum, clarity of purpose, and confidence in our strategic direction. We remain excited about the opportunities ahead for PROPWRSM, where we believe our speed to market solutions provide a competitive advantage in a strong market. For our completions business, despite the ongoing turbulence in the oil and gas markets resulting from the conflict in Iran, we expect our customers to remain disciplined. In this environment, we believe our focus on operational excellence, capital discipline, cost control and differentiated service offerings position us well to capture opportunities in the current market.
This year, our priorities remain clear.
•
we will continue to invest in and scale PROPWRSM, focusing on operational execution for our existing customers and capturing the growth opportunities in our robust commercial pipeline; and

•
we will leverage our next-generation completions fleet and reputation for operational excellence to ensure we remain a premier provider of efficient, lower-emission completions services

With a resilient core business, a growing power generation platform, a disciplined capital allocation and management program, and a talented and committed team that is focused on consistent execution, we believe ProPetro is well positioned to navigate industry cycles and create value for our stockholders.
2026 ANNUAL MEETING
Thank you for your continued support of ProPetro. We look forward to you joining us at our annual meeting of stockholders on May 19, 2026.
Sincerely,
Samuel D. Sledge
Chief Executive Officer and Director
April 8, 2026

ProPetro Holding Corp. One Marienfeld Place 110 N. Marienfeld Street, Suite 300 Midland, Texas 79701
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholders,
We cordially invite you to attend the 2026 annual meeting of stockholders of ProPetro Holding Corp.
When
May 19, 2026 10:00 a.m. Central Time
Where
2518 FM 307 Midland, Texas 79706
Record Date
Stockholders who owned our common stock at the close of business on March 25, 2026 are entitled to notice of, and to vote at, the annual meeting, or any continuation, postponement, or adjournment thereof.

Items of Business

1
Election of eight director nominees to serve for a one-year term

2
Approval, on an advisory basis, of the compensation of our named executive officers

3
Approval of the Third Amended and Restated 2020 Long-Term Incentive Plan

4
Ratification of the appointment of RSM US LLP as our independent, registered public accounting firm for the fiscal year ending December 31, 2026

5
Transaction of such other business as may properly come before the meeting

How to Vote
YOUR VOTE IS IMPORTANT. We urge you to review the accompanying proxy statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting. You may revoke your proxy if you so desire at any time before it is voted. Have your Notice, proxy card or voting instruction form with your 11-digit control number and follow the instructions.

	INTERNET	TELEPHONE	MOBILE DEVICE	MAIL	AT THE MEETING
REGISTERED HOLDERS	www.AALVote.com/ PUMP, 24/7	Call 1 (866) 804-9616 (toll-free), 24/7	Scan the QR code	Sign, date and mail the proxy card, which you may have received by mail, using the postage-paid envelope provided	Attend the annual meeting and cast your ballot
BENEFICIAL OWNERS (HOLDERS IN STREET NAME)	Follow the instructions provided by your broker, bank or other nominee			Return a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available	To attend the annual meeting, you will need proof of ownership and a legal proxy from your broker, bank or other nominee
DEADLINE	11:59 p.m. Eastern Time on May 18, 2026, if you are a registered holder	If you are a beneficial owner, please refer to the information provided by your broker, bank or other nominee
A stockholders’ list will be available at our offices at One Marienfeld Place, 110 N. Marienfeld Street, Suite 300, Midland, Texas 79701 for a period of ten days prior to the meeting. We hope that you will be able to attend the meeting in person.

This proxy statement and our 2025 Annual Report on Form 10-K are also available at https://web.viewproxy.com/propetro/2026.
By Order of the Board of Directors, John J. Mitchell General Counsel and Corporate Secretary April 8, 2026

1	PROXY STATEMENT SUMMARY
2	CORPORATE GOVERNANCE AND BOARD MATTERS
5	Proposal 1—Election of Directors
6	Nominees
12	Director Independence
12	Board Leadership Structure
13	Board of Directors and Risk Oversight
13	Sustainability Initiatives
14	Communicating with Our Board of Directors
15	Annual Meeting Attendance
15	Compensation Committee Interlocks and Insider Participation
15	Board and Committee Activity and Structure
18	Role of the Board, Compensation Committee and Our Executive Officers
19	Role of External Advisors
19	Director Nominations Process
19	Director Orientation and Education
20	Certain Relationships and Related Party Transactions
21	Director Compensation
23	Non-Employee Director Stock Ownership Guidelines
24	EXECUTIVE OFFICERS
26	EXECUTIVE COMPENSATION
26	Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation
27	Compensation Discussion and Analysis
45	Report of the Compensation Committee
46	Executive Compensation Tables
46	SUMMARY COMPENSATION TABLE
48	GRANTS OF PLAN-BASED AWARDS
49	NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
49	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
50	2025 OPTION EXERCISES AND STOCK VESTED
51	PENSION BENEFITS
51	NONQUALIFIED DEFERRED COMPENSATION
51	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
57	Pay versus Performance
59	NARRATIVE DISCLOSURE TO PAY VERSUS PERFORMANCE TABLE
60	CEO Pay Ratio
61	Proposal 3—Approval of the Third Amended and Restated 2020 Long Term Incentive Plan
61	Background and Purpose of the Proposal
63	Summary of the Third A&R LTIP
67	Federal Income Tax Consequences
68	Tax Consequences to Participants
70	New Plan Benefits
70	Equity Compensation Plan Information
71	Consequences of Failing to Approve the Proposal
72	AUDIT MATTERS
72	Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm
73	Auditor Fees for Fiscal Years 2025 and 2024
73	Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
73	Report of the Audit Committee
75	STOCK OWNERSHIP INFORMATION
75	Security Ownership of Certain Beneficial Owners and Management
77	ADDITIONAL INFORMATION
77	Information about the Annual Meeting and Voting
82	Information about Stockholder Proposals
82	Annual Report on Form 10-K
83	Other Matters

Proxy Statement Summary
The following section is only a summary of key elements of this proxy statement, and is intended to assist you in reviewing this proxy statement in advance of the 2026 annual meeting. This summary does not contain all of the information you should consider, and you are encouraged to read this entire proxy statement before submitting your votes.
2026 Annual Meeting
When	Where	Record Date
May 19, 2026 10:00 a.m. Central Time	2518 FM 307 Midland, Texas 79706	March 25, 2026
Voting Agenda	Board Recommendation	For More Information, See Page
1 Election of eight director nominees to serve for a one-year term	FOR each nominee	5
2 Approval, on an advisory basis, of the compensation of our named executive officers (Say-on-Pay)	FOR	26
3 Approval of the Third Amended and Restated 2020 Long Term Incentive Plan (LTIP)	FOR	61
4 Ratification of the Audit Committee’s selection of RSM US LLP as our independent auditors for 2026	FOR	72
5 Transaction of such other business as may properly come before the meeting or any adjournment thereof	FOR	**
Director Nominees
The Board of Directors (the “Board”) has nominated the eight director nominees shown below for a one-year term. Mr. Spencer D. Armour, currently a director of the Company, having expressed his preference not to be renominated to the Board, will retire from the Board effective at the expiration of his term as of the conclusion of the Annual Meeting and has not been nominated for a new term. The Board expresses its sincere appreciation to Mr. Armour for his dedicated service and valuable contributions to the Company during his tenure.
					Committee Memberships
Nominees		Independent	Age	Director Since	Audit	Compensation	Nominating & Corporate Governance
	Mark S. Berg		67	2019
	Anthony J. Best		76	2018
	Phillip A. Gobe		73	2019
PROPETRO 2026 Proxy Statement | 1

Proxy Statement Summary
					Committee Memberships
Nominees		Independent	Age	Director Since	Audit	Compensation	Nominating & Corporate Governance
	G. Larry Lawrence		74	2020	*
	Samuel D. Sledge		39	2021
	Mary P. Ricciardello		70	2023	*
	Michele Vion		66	2020
	Alex V. Volkov		53	2024
	Meetings in 2025			Board 12	8	5	4
Committee Chair	Committee Member	Chairman of the Board
* Audit Committee financial expert
Corporate Governance Highlights
Corporate Governance Best Practices

Seven of our eight director nominees are independent

Oversight in establishing and review of execution of the Company’s strategic objectives

Three of our eight director nominees are gender or ethnically diverse

Balance of new and experienced directors

Stock ownership guidelines for directors and executives

Code of Business Conduct and Ethics

Annual director self-evaluation and committee assessment to ensure board effectiveness

All directors serving in 2025 attended over 75% of 2025 meetings (held during the period for which he or she was a director)

Regular executive sessions of independent directors

Board review of company’s financial performance and succession plans

Robust risk oversight

Commitment to Corporate Social Responsibility

2 | ir.propetroservices.com

Proxy Statement Summary
DIRECTOR ATTRIBUTES
Our eight directors nominated for reelection at the 2026 annual meeting comprise a well-balanced Board.
BOARD EXPERTISE
Director Nominees Skills and Experience
Audit and financial reporting	● ● ● ● ● ● ● ●	5
Corporate governance and ethics	● ● ● ● ● ● ● ●	7
Cybersecurity risk management	● ● ● ● ● ● ● ●	5
Executive leadership	● ● ● ● ● ● ● ●	8
Exploration & Production, energy industry	● ● ● ● ● ● ● ●	5
Finance and/or investment experience	● ● ● ● ● ● ● ●	6
Human capital management, sustainability, or environmental stewardship	● ● ● ● ● ● ● ●	6
Marketing, business development and investor relations	● ● ● ● ● ● ● ●	5
Other public company board service	● ● ● ● ● ● ● ●	6
Regulatory, government and compliance	● ● ● ● ● ● ● ●	6
Risk management	● ● ● ● ● ● ● ●	6
Strategic planning and operations	● ● ● ● ● ● ● ●	8
Technology, engineering	● ● ● ● ● ● ● ●	3
PROPETRO 2026 Proxy Statement | 3

Proxy Statement Summary
2025 Performance Highlights
2025 was a transformational year for ProPetro as we saw our strategic pivot to our PROPWRSM power generation business take shape and accelerate throughout the year. PROPWRSM was launched in late 2024, with an initial equipment order placed in December of that year. Throughout 2025, the PROPWRSM business gained momentum as it secured contracts with multiple customers. In the third quarter PROPWRSM deployed its first mobile power generation equipment into the field, and in October, it announced its first data center contract, demonstrating our ability to compete and win business outside the oil and gas service space. By year end, total delivered and on-order generation capacity had increased to approximately 550 megawatts, with approximately 230 megawatts committed to customer contracts. With a diversified equipment mix, PROPWRSM enters 2026 well positioned to serve oil and gas, industrial, and data center customers.
Additionally, despite a challenging completions market environment characterized by lower activity across the North American oilfield services industry, pricing pressure, and continued customer consolidation and capital discipline, the Company delivered resilient operational performance and maintained strong market share. Our completions businesses continued to perform reliably for customers across the Permian Basin, supported by disciplined cost management, fleet rationalization, and a continued emphasis on operational excellence and safety. To support our operations and the planned growth of our PROPWRSM business, the Company pursued a disciplined capital sourcing and allocation strategy throughout 2025. We actively managed the capital requirements of our completions business, while investing aggressively to support PROPWRSM development. This approach was bolstered by our achievement of dedicated financing arrangements, including equipment financing with Caterpillar Financial Services Corporation that was originally entered into in April 2025 and subsequently expanded in early 2026, and an equipment leasing facility with Stonebriar Commercial Finance designed to ensure available funding for future PROPWRSM equipment purchases. Including the Caterpillar expansion, these financings secured in excess of $500 million of available capital to support investment in PROPWRSM. In addition, we completed an equity offering in early 2026 that further strengthened our balance sheet and enhanced our ability to pursue growth opportunities.
These achievements are all built on the foundation of our employees’ commitment to working safely, continuously improving and striving for operational excellence in all facets of our business. Moreover, we remain committed to strengthening and augmenting our leadership team and to continued investment in the talent needed to support the planned growth in our PROPWRSM division and disciplined execution across our business lines. We intend to use the same attributes to drive continued performance in 2026 and beyond.
$1.3 Billion	550 Megawatts
Total Revenue	Power Generation Equipment Received and on Order for PROPWRSM at Year-End
$232 Million	230 Megawatts
Net Cash Provided by Operating Activities	Committed Under PROPWRSM Customer Contracts at Year-End
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Corporate Governance and Board Matters
Proposal 1—Election of Directors

At the 2026 annual meeting, eight directors are nominated for election. All nominees are currently directors. Each director is to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. Directors hold office until their successors have been elected or qualified or until their earlier death, resignation, removal, or disqualification. Mr. Spencer D. Armour, currently a director of the Company, having expressed his preference not to be renominated to the Board, will retire from the Board effective at the expiration of his term as of the conclusion of the Annual Meeting and has not been nominated for a new term. The Board expresses its sincere appreciation to Mr. Armour for his dedicated service and valuable contributions to the Company during his tenure. Effective as of the end of the Annual Meeting, our authorized number of directors on the Board will be reduced to eight.
The nominees have consented to being nominated and have expressed their intention to serve if elected. We believe that the nominees possess the professional and personal qualifications necessary for board service and have highlighted particularly noteworthy attributes for the nominees in their biographies below. We have no reason to believe that the nominees will be unable to serve if elected to office, and, to our knowledge, the nominees intend to serve the entire term for which election is sought. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the meeting.
In 2018, we entered into an investor rights agreement (the “Investor Rights Agreement”) with an affiliate of Pioneer Natural Resources Company (“Pioneer”) that provides Pioneer certain rights to designate nominees for election to the Board. Under the Investor Rights Agreement, Pioneer was granted:
(i)
the one-time right to designate an independent director to the Board and

(ii)
the right to designate a non-independent director to the Board for so long as a certain affiliate of Pioneer owns 5% or more of our outstanding common stock.

Pioneer, which is now a wholly owned subsidiary of Exxon Mobil Corporation (“ExxonMobil”), has designated Alex V. Volkov as a director.
VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the eight nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
The Board of Directors unanimously recommends a vote FOR the election of each of the eight director nominees named below.
PROPETRO 2026 Proxy Statement | 5

Corporate Governance and Board Matters
Nominees
All of the current members of the Board being nominated for reelection at the 2026 annual meeting are listed in the following table, and certain information concerning those directors follows the table:
				ProPetro Board Committees
	Age	Director since	Independent	Audit	Compensation	Nominating & Corporate Governance
Phillip A. Gobe(1)	73	2019
Samuel D. Sledge(2)	39	2021
Mark S. Berg	67	2019
Anthony J. Best	76	2018
G. Larry Lawrence	74	2020		*
Mary P. Ricciardello	70	2023		*
Michele Vion	66	2020
Alex V. Volkov	53	2024
Number of Meetings in 2025		Board 12		8	5	4
Committee Chair	Committee Member

*
Audit Committee financial expert

(1)
Chairman of the Board

(2)
Chief Executive Officer

PHILLIP A. GOBE
Phillip A. Gobe began serving as our Chairman of the Board in July of 2019 and as Executive Chairman in October 2019. Mr. Gobe was appointed as our Chief Executive Officer on March 13, 2020 and served in that role until August 31, 2021, at which point he was re-appointed as Executive Chairman. Mr. Gobe stepped down as Executive Chairman on March 31, 2022, and continues serving the Company as Chairman of the Board. Mr. Gobe served as a director of Pioneer from July 2014 until Pioneer’s merger with ExxonMobil in May 2024. Mr. Gobe previously served as Chairman of the Board for Pantheon Resources PLC until his June 2023 retirement. He also previously served as a director of Scientific Drilling International and Pioneer Southwest Energy Partners L.P. Mr. Gobe joined Energy Partners, Ltd. as Chief Operating Officer in December 2004 and became President in May 2005, and served in those capacities until his retirement in September 2007. Mr. Gobe also served as a director of Energy Partners, Ltd. from November 2005 until May 2008. Prior to that, Mr. Gobe served as Chief Operating Officer of Nuevo Energy Company from February 2001 until its acquisition by Plains Exploration & Production Company in May 2004. Prior to that time, he held numerous operations and human resources positions with Vastar Resources, Inc. and Atlantic Richfield Company (“ARCO”) and its subsidiaries. Mr. Gobe has a Bachelor of Arts degree from The University of Texas and a Master of Business Administration degree from the University of Louisiana in Lafayette. Mr. Gobe’s extensive experience in the energy industry, including service as a director to public corporations in the industry, makes him well suited to serve as Chairman of the Board.

AGE 73 CHAIRMAN OF THE BOARD DIRECTOR AND CHAIRMAN OF THE BOARD since July 2019 INDEPENDENT DIRECTOR since May 2025
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Corporate Governance and Board Matters
SAMUEL D. SLEDGE
Samuel D. Sledge has served as our Chief Executive Officer and as a member of our Board since August 31, 2021. Mr. Sledge previously served as the Company’s President from April 2021 to August 2021, and prior to that, he served as Chief Strategy and Administrative Officer beginning in March 2020. Mr. Sledge has significant experience with ProPetro having joined the Company in 2011. Mr. Sledge has served in various capacities throughout his tenure such as a Frac Technical Specialist and Technical Operations Manager where his duties included quality control, planning and logistics, and the development of the engineering program. Mr. Sledge has also served as ProPetro’s Vice President of Finance, Corporate Development, and Investor Relations where his responsibilities included financial planning and analysis, strategic initiatives, and investor relations. Mr. Sledge also serves on the Board of the Energy Workforce and Technology Council (“EWTC”), an industry association for energy service companies and currently serves as the Chair of the EWTC Board. Mr. Sledge received a Bachelor of Business Administration and a Master of Business Administration from Baylor University. We believe Mr. Sledge’s experience in the energy industry and his significant experience in management roles at the Company make him well suited to serve as a director.

AGE 39 CEO AND DIRECTOR since August 2021
PROPETRO 2026 Proxy Statement | 7

Corporate Governance and Board Matters
MARK S. BERG
Mark S. Berg has served as a member of our Board since February 2019. Mr. Berg is a senior energy industry executive with extensive commercial and operational experience, including leadership of strategic planning, business development, land, water management, completion and well services, environmental, sustainability, legal, government relations and communications. During his 20-year career with Pioneer, then an NYSE-listed independent oil and gas exploration and production company, first as Executive Vice President & General Counsel from 2005 to 2014 and then as Executive Vice President, Corporate Operations from 2014 until its merger with ExxonMobil in 2024, he played a key role in transforming the company into a major U.S. shale resource developer. He led the negotiating team for the $65 billion merger with ExxonMobil as well as multiple multibillion-dollar mergers, global divestitures, and cross-border joint ventures. Prior to joining Pioneer, Mr. Berg served from 2002 to 2004 as Senior Vice President, General Counsel & Secretary of Hanover Compressor Company, then an NYSE-listed company specializing in natural gas compression and processing, where he instituted disciplined internal controls, resolved a U.S. Securities and Exchange Commission (“SEC”) investigation, and settled securities class action litigation. From 1997 to 2002 he served as Executive Vice President & General Counsel of American General Corporation, a Fortune 200 diversified financial services company, and oversaw its $27 billion merger with American International Group. Mr. Berg began his career with the Houston-based law firm Vinson & Elkins L.L.P. and served as a partner from 1990 through 1997, focused on mergers, acquisitions and international project development. From 2018 to 2020, he served on the board of directors of HighPoint Resources, an exploration and production company then listed on the NYSE. Mr. Berg currently serves as the Chairman of the Board of Crystal Clearwater Resources, a leading wastewater solutions company. Mr. Berg also serves on the boards of Oncor Electric Delivery Holdings Company LLC and Oncor Electric Delivery Company LLC, a regulated electricity transmission and distribution company. Additionally, Mr. Berg serves as the founding Vice Chairman of the Permian Strategic Partnership, a coalition of Permian Basin energy companies and higher education institutions focused on supporting public education, healthcare, road safety and workforce development in the Permian Basin region. Mr. Berg earned a Bachelor of Arts degree in Public Policy from Tulane University and a Juris Doctor from the University of Texas. We believe that Mr. Berg’s vast leadership experience in the energy industry and his experience serving on other public and private company boards make him well suited to serve as a director.

AGE 67
DIRECTOR since February 2019
INDEPENDENT DIRECTOR since May 2024
Mr. Berg was initially appointed to the Board by Pioneer pursuant to the Investor Rights Agreement.
COMMITTEES
•
Nominating and Corporate Governance (Chair)

•
Compensation

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Corporate Governance and Board Matters
ANTHONY J. BEST
Anthony J. Best has served as a member of our Board since January 2018 and served as Lead Independent Director from October 2019 through August 2025. Mr. Best has over 40 years of experience in the energy industry. Mr. Best retired as the Chairman of the board of Newpark Resources in May 2023. He was previously a director with Quantum Energy Partners’ (“Quantum”) portfolio companies, ExL Petroleum and Middle Fork Energy Partners, and also served as Senior Advisor for Quantum. Prior to joining Quantum, Mr. Best served in various roles with SM Energy Company, an oil and gas exploration company, commencing in 2006 as its President and Chief Operating Officer, and as its Chief Executive Officer from February 2007 through January 2015. From 2003 to 2005, Mr. Best served as President and Chief Executive Officer of Pure Resources, Inc., a Unocal development and exploration company. From 2000 to 2003, Mr. Best served as an independent consultant offering leadership and oil and gas consultation to energy companies and volunteer organizations, and from 1979 through 2000, Mr. Best served in various roles of increasing responsibility at ARCO, culminating in the position of President, ARCO Latin America. Mr. Best holds a Master of Science in Engineering Management degree from the University of Alaska and a Bachelor of Science degree in Mechanical Engineering from Texas A&M University. Prior to beginning his business career, Mr. Best served five years as an engineering officer in the United States Air Force. We believe that Mr. Best’s experience in significant management roles with companies operating in the Permian Basin and his broad experience in the energy industry make him well suited to serve as a director.

AGE 76 INDEPENDENT DIRECTOR since January 2018 COMMITTEES • Audit (Chair) • Compensation
G. LARRY LAWRENCE
G. Larry Lawrence was appointed to our Board in December 2020. Mr. Lawrence previously served as Audit Committee Chair of Legacy Reserves, LP’s Board of Directors, a role he held from 2006 to 2019. From January 2021 until June 2021, Mr. Lawrence served as the interim Chief Financial Officer of Natural Gas Services Group, a natural gas compression equipment provider, where he previously served as Chief Financial Officer for nine years. Prior to Natural Gas Services Group, Mr. Lawrence served as Chief Financial Officer for Lynx Operating Co. Inc., an oil and gas exploration company, for three years and as Chief Financial Officer for Pure Resources, Inc., an oil and gas E&P company, for two years. He has also held finance and management consulting positions for Parson Group, ARCO and Crescent Consulting. Mr. Lawrence earned his bachelor’s degree with an accounting major from Dillard University in New Orleans. We believe that Mr. Lawrence’s broad experience in the energy industry, including his service as a director and executive officer with various companies, makes him well suited to serve as a director.

AGE 74 INDEPENDENT DIRECTOR since December 2020 COMMITTEES • Audit
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MARY P. RICCIARDELLO
Mary P. Ricciardello has served as a member of our Board since January 2023. Ms. Ricciardello currently serves as a director, Audit Committee member and Corporate Governance, Nominating and Sustainability Committee member at Eagle Materials Inc. Ms. Ricciardello previously served as a director at Devon Energy from 2008 to 2021, Noble Corporation from 2003 to 2020, EnLink Midstream from 2014 to 2018, Midstates Petroleum from 2010 to 2013 and U.S. Concrete from 2003 to 2010. Beginning in 1982, Ms. Ricciardello enjoyed a distinguished, two-decade career at Reliant Energy Inc. (“Reliant”) and its predecessor, Houston Lighting & Power Company, an electricity generation and retail services company, where she held several roles of increasing responsibility in the financial services and treasury functions. In 1996, Ms. Ricciardello was appointed as Reliant’s Vice President and Comptroller and she served as its Senior Vice President and Chief Accounting Officer from 1999 until her retirement in 2002. Ms. Ricciardello earned a Bachelor of Science degree in Business Administration from the University of South Dakota and an MBA from the University of Houston. She is also a Texas licensed Certified Public Accountant and earned a CERT Certificate in Cybersecurity from Carnegie Mellon University. We believe that Ms. Ricciardello is well suited to serve as a director based on her accounting and financial expertise and public company board and committee experience.

AGE 70 INDEPENDENT DIRECTOR since January 2023 COMMITTEES • Audit • Compensation
MICHELE VION
Michele Vion has served as a member of our Board since February 2020. Ms. Vion previously served as Vice President, Human Resources at HighPoint Resources Corporation, a successor to the Bill Barrett Corporation, an oil and gas E&P company, from August 2010 to September 2019. Ms. Vion was previously employed at Level 3 Communications, Inc., an international communications company, starting in 2006 and ultimately as Group Vice President of Human Resources up to January 2010. Ms. Vion also previously served as Vice President of Human Resources for Sun Microsystems, Inc., a computer networking company, for seven years. She also previously held senior human resource and client account management positions at Prudential Financial, Inc., an insurance and investment management company and JP Morgan, a global financial services firm. Prior to joining JP Morgan, Ms. Vion served in an accounting position as a Regional Controller for the Eastern Region at Sony Corporation of America. Ms. Vion previously served as Compensation Committee Chair and as a member of the Audit Committee of Boingo Wireless, Inc.’s Board of Directors, roles she held from 2018 until Boingo’s acquisition by Digital Colony Management, LLC in June 2021. Ms. Vion also served on the board and as Chair of the Compensation Committee and as member of the Audit Committee and Nominating and Corporate Governance Committee of Callidus Software Inc., a publicly-traded, cloud-based software company, from 2005 to 2016. Currently, Ms. Vion serves as the Chief Human Resources Officer for Stored Energy Systems, a privately held company. Ms. Vion holds a Bachelor of Arts in East Asian Studies and Economics from Wesleyan University, has attended Stanford University’s Director’s College, and participated in the Financial Times’ Director Exchange. We believe that Ms. Vion is well suited to serve as a director based on her executive leadership experience in human resources and accounting and public company board and committee experience.

AGE 66 INDEPENDENT DIRECTOR since February 2020 COMMITTEES • Compensation (Chair) • Nominating and Corporate Governance
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ALEX V. VOLKOV
Alex V. Volkov has served as a member of our Board since May 2024. Mr. Volkov has almost three decades of experience in various roles within ExxonMobil. Since 1997, Mr. Volkov has navigated through diverse assignments spanning marketing, business development, supply chain logistics, and strategy development. His international experience includes serving as Vice President of Exxon Neftegas Limited in Moscow, overseeing commercial activities in Russia, and later moving to the United Kingdom to lead international natural gas marketing and trading efforts. In 2019, Mr. Volkov transitioned to Houston as Vice President, Global LNG Marketing, overseeing ExxonMobil’s LNG portfolio globally, a position he held until 2021. Between 2021 and 2023, he held positions as Vice President, Commercial & Power and then as Vice President, Strategy and Business Development, culminating in his current role the Vice President of Commercial & Integration overseeing unconventional business development, land management, and midstream infrastructure activities. Mr. Volkov is a graduate of the University of Nizhni Novgorod, Russia, and holds a Master of Business Administration from the University of Alabama. We believe Mr. Volkov’s broad experience in the energy industry, including various roles at ExxonMobil leading business development and strategy functions, makes him well suited to serve as a director.

AGE 53 INDEPENDENT DIRECTOR since May 2024 Mr. Volkov was appointed to the Board by Pioneer pursuant to the Investor Rights Agreement. COMMITTEES • Nominating and Corporate Governance
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Director Independence

The majority of the members of the Board at any given time must qualify as “independent” under the rules of the NYSE.
Our Board has undertaken a review of the independence of each of our directors and director nominees and has affirmatively determined that each of Messrs. Armour, Berg, Best, Gobe, Lawrence and Volkov and Mses. Ricciardello and Vion are “independent,” as defined by the NYSE rules. Under the NYSE rules, a director can be independent only if (a) the director does not trigger a categorical bar to independence and (b) our Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).
Based on information provided by the directors and director nominees concerning their background, employment and affiliations, our Board has determined that these directors do not have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).

In making this determination, our Board considered the current and prior relationships that each of the directors has with us, and all other facts and circumstances our Board deemed relevant in determining independence, including any beneficial ownership of our capital stock by each of the directors.
Board Leadership Structure
PHILLIP A. GOBE	SAMUEL D. SLEDGE
Chairman of the Board	Chief Executive Officer
Our Board has adopted our Corporate Governance Guidelines, which are available on our website, www.propetroservices.com, in the “Governance” subsection of the “Investor Relations” section under “Governance Documents.” Our Corporate Governance Guidelines provide that if the Chairman of the Board is a member of management or does not otherwise qualify as independent, the independent directors may elect a lead independent director. Our Board believes it is important to retain the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be separated or combined depending on the circumstances and changing needs of the Company from time to time.
While our Board has previously combined the roles of Chairman and Chief Executive Officer, at present, the Board has chosen to separate the positions of Chairman and Chief Executive Officer. The Board believes this structure enhances corporate governance and allows each of our Chairman and Chief Executive Officer to remain focused on their distinct roles, which, for the Chairman, primarily involves Board and corporate governance and, for the Chief Executive Officer, primarily involves day-to-day management leadership and implementing our corporate strategy.
The roles of Chairman and Chief Executive Officer are currently separated and the Chairman currently qualifies as independent. As such, the Board believes that there is not a current need for the role of Lead Independent Director, and therefore removed Mr. Best from such role and eliminated the position of Lead Independent Director in August 2025.
Furthermore, our Board believes that service on the boards of other public companies provides valuable governance and leadership experience that ultimately benefits the Company, but also recognizes that outside public board service requires a significant commitment of time and attention. In 2024, our Board updated our Corporate Governance Guidelines to limit the number of public company boards on which a director may sit in accordance with best governance practices. As a result, under our Corporate Governance Guidelines:
•
our Chief Executive Officer may sit on no more than one additional outside public company board;

•
the Chairman of the Board and the Lead Independent Director (if applicable) may sit on no more than two additional outside public company boards;

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•
non-management directors who are active executive officers of other public companies may sit on no more than one additional outside public board (including their own company board); and

•
all other directors may sit on no more than three additional outside public boards.

This practice helps ensure that our directors can give appropriate time and attention to the affairs of the Company.
Interested parties who wish to communicate with the Board, its committees, the Chairman, or any other individual director should follow the procedures described below under “Communication with our Board of Directors.”
To facilitate candid discussion among the Company’s directors, the non-management directors meet at regularly scheduled executive sessions presided over by our Chairman. In addition, at least once a year and in conjunction with a regular board meeting, the non-management directors who are independent under NYSE listing standards meet in executive session presided over by our Lead Independent Director prior to August 2025 and our Chairman from and after August 2025.
Board of Directors and Risk Oversight
In the normal course of business, we are exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rates, political risks and credit and investment risks. The Board oversees our strategic direction and in doing so considers the potential rewards and risks of our business opportunities and challenges and monitors the development and management of risks that impact our strategic goals. The Audit Committee assists the Board in fulfilling its oversight responsibilities by monitoring the effectiveness of our systems of financial reporting, auditing, internal controls and legal and regulatory compliance. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. The Compensation Committee assists the Board in fulfilling its oversight responsibilities by overseeing our compensation policies and practices. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Sustainability Initiatives
At ProPetro, our fundamental policy is to conduct business with honesty and integrity in accordance with the highest legal and ethical standards, along with a daily focus on safety and quality. We believe sustainability in our industry is created by offering competitive and effective services for our customers, while providing a value-generating enterprise for our shareholders, teammates, and community and minimizing negative environmental impacts from our operations. Guided by these values, and with a focus on creating a durable and sustainable business in our sector, we believe 2025 is an example of the resilience of our business. In a challenging market for our completions services, we successfully launched our new PROPWRSM, power generation business, and saw that business sign multiple customer contracts, receive its first equipment orders and commence operations in the field. Our strategic focus as we enter 2026 is to continue to optimize our completions businesses and continue to operationally and commercially scale our PROPWRSM business. We believe this approach will support our goals of generating earnings, increasing free cash flow, and building towards enhanced shareholder returns. Achievement of these strategic objectives is a key to our long-term success, and our sustainability initiatives are designed to support and enhance our pursuit of these goals. We believe our services play a vital role in the broader energy value chain by meaningfully contributing to the delivery of low-cost, dependable energy to end users and that our sustainability initiatives will enable us to continue to do so for years to come.
As part of our sustainability initiatives, we aim to reduce the overall environmental impact of our services by focusing on excellent execution and superior service quality. We also believe that the lower emissions profile generated by our next generation FORCE® electric fleets and Tier IV DGB, Dual-fuel equipment aids in our competitiveness and represents an example of our continuing evolution and commitment to deploying the innovative tools necessary to support our customers’ efforts to be capital efficient while respecting the communities in which we work. We seek to meet our customers’ needs while also pursuing a consistent, sustainable service solution that will increasingly replace diesel with cleaner burning and cost-advantaged fuels. 2025 saw the continued successful deployments of our FORCE® electric fleets and continued strong operational performance of our Tier IV DGB Dual-fuel equipment. We believe these high-performing assets fill a need to supply reliable, dispatchable electric power services to support our customers’ operations. We believe these investments and our focus on continued improvements in operating performance for these assets will support our competitiveness, while fostering a reduced emissions profile for our services. The success and continued deployment of our FORCE® electric fleet solutions and the investment in our
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PROPWRSM power generation business reflect the collaborative approach we take with our customers towards the increasing industrialization and electrification of the oilfield.
An additional focus of our sustainability initiatives is to give back to the area where we live and work by providing employment and supporting our employees in giving back to our community. We aspire to play a role in shaping the future of the Permian Basin by investing in local charities and other organizations that are heavily involved in the Permian Basin communities. The employee-created P.U.M.P. Committee continues to participate in wellness events, bi-monthly events with a local foodbank, quarterly blood drives, Thanksgiving meal drives, school supply donation drives, and other important initiatives.
2025 also saw increased focus and further improvement in our human capital initiatives. We believe our employees are a key asset for the Company. Our primary human capital management objectives are to effectively engage, develop, retain and reward our employees. We are particularly proud of our continued investment in our employee base as we took steps to measure employee engagement, including conducting a pulse employee engagement survey. The survey confirmed continued strong overall employee engagement results with improvement over the 2024 survey in several categories, including future vision, leadership trust and belonging. These improvements reflect the action planning and follow-up undertaken by department leadership and improved communication by the senior leadership team.
In addition to our employee engagement efforts, in 2025, the Company continued its focus on leadership development, targeting leadership positions including frontline supervisors and above. Internal facilitators were trained and certified to deliver content to drive program efficiency and better associate the topics and importance of the training to the business. The Company launched the Workday Learning Management System (the “LMS”) in 2025 to support the leadership development program and make more resources available to employees to support general development. The materials in the LMS are readily available to employees, and supervisors are able to assign specific training through the LMS to emphasize position specific training, which we hope will support employee development and improve performance.
Our safety approach is designed to foster close collaboration between our customers and our employees in completing each job safely. We pride ourselves on our commitment to safety and our commitment to each other, which we demonstrate and support through operational initiatives like our dedicated heavy haul team to reduce driving hazards; our culture of training, accountability, and consistent improvement; and our long-term relationships with teammates, customers and stakeholders. We offer in-depth, role-appropriate safety training upon hiring and as part of the continuous development of our employees. We track and evaluate safety incidents at wellsites and offices, and if an accident does occur, we aim to take actions to mitigate similar incidents from recurring in the future. The Company seeks to incentivize employees to focus on conducting operations in accordance with our strict safety standards, as well as to immediately report any breach of safety protocol. Employees receive training to reinforce reporting rights and responsibilities, as well as emphasizing our non-retaliation policies.
Additional information and updates regarding our sustainability initiatives, including our most recent Sustainability Report, which was published in October 2024, can be found under the “Sustainability” tab of our website at www.propetroservices.com. Nothing on our website, including our Sustainability Report and any sections thereof, shall be deemed incorporated by reference into this proxy statement or other filings that we make with the SEC. Statements about sustainability goals or objectives are aspirational and may change and are not guarantees or promises that those goals will be met or will not change over time.
Communicating with Our Board of Directors
Stockholders and other interested parties may communicate with our Board by writing to:
ProPetro Holding Corp. Attention: General Counsel and Corporate Secretary P.O. Box 873 Midland, Texas 79702
Stockholders may submit their communications to the Board, the independent directors, any committee of the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Stockholder Communication with Directors” and clearly identifying the intended recipient(s) of the communication.
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Our General Counsel and Corporate Secretary will review each communication and will forward the communication, as expeditiously as reasonably practicable, to the addressees if:
(1)
the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and

(2)
the communication falls within the scope of matters generally considered by the Board.

To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, our General Counsel and Corporate Secretary may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.
Information may be submitted confidentially and anonymously. However, the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company’s policy is not to take any adverse action, and not to tolerate any retaliation against any person for asking questions or making good faith reports of possible violations of law, our policies or our Code of Ethics & Conduct.
Annual Meeting Attendance
While the Company encourages, but does not require, directors to attend annual meetings of stockholders, all directors are expected to attend meetings of the Board (and any committees thereof on which they serve) either in person or telephonically unless exigencies prevent them from attending. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she has been a director) and (2) the total number of meetings of committees of the Board on which he or she served (during the periods that he or she served). Our non-employee directors meet at regularly scheduled executive sessions presided over by our Lead Independent Director prior to August 2025 or our Chairman from and after August 2025. Additionally, our independent directors meet at least once a year without members of management or non-independent directors present. All of our directors who were members of the Board at the time of our 2025 annual meeting of stockholders attended the meeting.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2025, the Compensation Committee was comprised of Mses, Vion and Ricciardello and Messrs. Berg and Best. Ms. Vion serves as committee chair. No executive officer of the Company served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Board and Committee Activity and Structure
Our Board is governed by our certificate of incorporation, bylaws, the Investor Rights Agreement, charters of the standing committees of the Board, and the laws of the State of Delaware.
On December 31, 2018, we entered into the Investor Rights Agreement with an affiliate of Pioneer. The Investor Rights Agreement provides that Pioneer was granted:
(i)
the one-time right to designate an independent director to the Board and

(ii)
the right to designate a non-independent director to the Board for so long as Pioneer owns 5% or more of the Company’s outstanding common stock.

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Pioneer, which is now a wholly owned subsidiary of ExxonMobil, has designated Alex V. Volkov as a director.
During 2025, our Board held 12 meetings. There are currently three standing committees of the Board:
•
the Audit Committee,

•
the Compensation Committee, and

•
the Nominating and Corporate Governance Committee.

Members serve on these committees until their resignation or until as otherwise determined by our Board. The composition of the Board committees complies with the applicable rules of the NYSE and applicable law. Our Board has adopted a written charter for each of the standing committees, which can be found under “Governance Documents” in the “Governance” subsection of the “Investors” section of our website at www.propetroservices.com.
In addition to the above governing documents, our Code of Ethics & Conduct that applies to all of our employees, as well as each member of the Board, can also be found under “Governance Documents” in the “Governance” subsection of the “Investors” section of our website at www.propetroservices.com. The composition and responsibilities of each of the standing committees of our Board are as follows:
AUDIT COMMITTEE
MEETINGS IN 2025: 8
KEY RESPONSIBILITIES
Our Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent registered public accounting firm.
The oversight of our independent public accounting firm includes:
•
reviewing the plans and results of the audit engagement with the firm,

•
approving any additional professional services provided by the firm, and

•
reviewing the independence of the firm.

The Audit Committee is also responsible for discussing the effectiveness of the internal controls over financial reporting with our independent registered public accounting firm and relevant financial management.
REPORT
The Report of our Audit Committee appears on page 73 of this proxy statement.

MEMBERS

Anthony J. Best, Chair	G. Larry Lawrence	Mary P. Ricciardello

From January 1, 2025 to May 20, 2025, the members of the Audit Committee were Ms. Ricciardello and Messrs. Best and Lawrence. From May 21, 2025 until April 6, 2026, the members of the Audit Committee were Ms. Ricciardello and Messrs. Best, Gobe and Lawrence. The Audit Committee is presently comprised of Ms. Ricciardello and Messrs. Best and Lawrence, with Mr. Best serving as committee chair.
QUALIFICATIONS
Our Audit Committee is comprised solely of “independent” directors, as defined under and required by the NYSE rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board has determined that each of Mr. Lawrence and Ms. Ricciardello qualify as an “audit committee financial expert,” as defined by the rules under the Exchange Act.

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COMPENSATION COMMITTEE
MEETINGS IN 2025: 5
KEY RESPONSIBILITIES
The Compensation Committee is responsible for, among other things, overseeing the discharge of the responsibilities of the Board relating to compensation of the Company’s officers and directors, reviewing and assessing the Company’s initiatives relating to human capital management, and reviewing the succession planning strategies of the Company.
In carrying out these responsibilities, the Compensation Committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders.
REPORT
The Report of our Compensation Committee appears on page 45 of this proxy statement.

MEMBERS

Michele Vion, Chair	Mark S. Berg	Mary P. Ricciardello

Anthony J. Best

During the year ended December 31, 2025, the members of the Compensation Committee were Mses. Vion and Ricciardello and Messrs. Best and Berg. The Compensation Committee is presently comprised of Mses. Ricciardello and Vion and Messrs. Berg and Best, with Ms. Vion serving as committee chair.
QUALIFICATIONS
Our Compensation Committee consists solely of “independent” directors, as defined under and required by the NYSE rules and “non-employee directors” under Section 16 of the Exchange Act.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
MEETINGS IN 2025: 4
KEY RESPONSIBILITIES
The Nominating and Corporate Governance Committee is responsible for, among other things:
•
identifying individuals qualified to become Board members;

•
selecting or recommending director nominees for each election of directors to the Board;

•
developing and recommending criteria for selecting qualified director candidates to the Board;

•
considering committee member qualifications, appointments and removals;

•
recommending corporate governance principles, codes of conduct and compliance mechanisms;

•
providing oversight in the evaluation of the Board and each committee thereof;

•
overseeing our sustainability initiatives; and

•
developing an appropriate succession plan for our chief executive officer pursuant to our Corporate Governance Guidelines.

MEMBERS

Mark S. Berg, Chair	Spencer D. Armour III	Michele Vion

Alex V. Volkov

From January 1, 2025 to May 20, 2025, the members of the Nominating and Corporate Governance Committee were Messrs. Armour, Berg, Moore (until the expiration of Mr. Moore’s term at the 2025 annual meeting) and Volkov and Ms. Vion. From May 21, 2025 until April 6, 2026, the members of the Nominating and Corporate Governance Committee were Messrs. Armour, Berg, Gobe and Volkov and Ms. Vion, with Mr. Berg serving as committee chair. The Nominating and Corporate Governance Committee is presently comprised of Messrs. Armour (until the expiration of his term at the conclusion of the 2026 annual meeting), Berg and Volkov and Ms. Vion, with Mr. Berg serving as committee chair.
QUALIFICATIONS
Our Nominating and Corporate Governance Committee consists solely of “independent” directors, as defined under and required by the NYSE rules.

Role of the Board, Compensation Committee and Our Executive Officers
Executive compensation decisions are typically made on an annual basis by the Compensation Committee with input from our Chief Executive Officer. Specifically, after reviewing relevant market data and surveys within our industry, our Chief Executive Officer typically provides recommendations to the Compensation Committee regarding the compensation levels for our existing named executive officers (the “Named Executive Officers”) and our executive compensation program as a whole. Our Chief Executive Officer generally attends all Compensation Committee meetings. After considering these recommendations, the Compensation Committee typically meets in executive session and adjusts base salary levels and non-equity award targets. In addition, the Compensation Committee determines the achievement of non-equity Incentive Award Plan metrics and the amount of equity awards from the Incentive Award Plan to be granted to each of our Named Executive Officers. In making executive compensation recommendations, our Chief Executive Officer considers each Named Executive Officer’s performance during the year, the Company’s performance during the year, as well as comparable company compensation levels. While the Compensation Committee gives considerable weight to our Chief Executive Officer’s recommendations on compensation matters with respect to the other Named Executive Officers, the Compensation Committee is responsible for organizing the Board’s annual performance evaluation of the CEO and has the final decision-making authority on all executive compensation matters.
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Role of External Advisors
The Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) in 2021 to assist the Compensation Committee and the Board in evaluating, designing, and implementing compensation practices.
The Compensation Committee reviews and assesses the independence and performance of its executive compensation consultant in accordance with applicable SEC and NYSE rules and regulations on an annual basis to confirm that the consultant is independent and meets all applicable statutory and regulatory requirements.
Director Nominations Process
The Nominating and Corporate Governance Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through current officers, directors, professional search firms, or other persons. Once a potential nominee has been identified, the Nominating and Corporate Governance Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director considering the then current make-up of the Board. This assessment includes an evaluation of the nominee’s judgment and skills, such as experience at a strategy and policy setting level, financial sophistication, leadership, and objectivity—all in the context of the perceived needs of the Board at that point in time. One of the director nominees, Mr. Volkov, was not recommended for nomination by the Nominating and Corporate Governance Committee but rather was appointed by Pioneer, which is now a wholly owned subsidiary of ExxonMobil, pursuant to the Investor Rights Agreement.
Our updated corporate governance guidelines, effective as of February 2025, reflect the Nominating and Corporate Governance Committee and the Board are committed to considering diversity of experience and background when identifying candidates for nomination to the Board. Our Board believes that at a minimum all members of the Board should have the highest professional and personal ethics and values. In addition, each member of the Board must be committed to increasing stockholder value and should have enough time to carry out his or her responsibilities as a member of the Board.
Our Board monitors the mix of specific experience, qualifications, and skills of its directors to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to:
ProPetro Holding Corp. The Nominating and Corporate Governance Committee ProPetro Holding Corp. c/o General Counsel and Corporate Secretary P.O. Box 873 Midland, Texas 79702
In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder- recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Director Orientation and Education
We provide each new director with an orientation that consists of meeting with senior management and others on our business operations, strategic plans, significant accounting and risk management issues, corporate governance, compliance, and key policies and practices.
The orientation sessions are tailored to the particular director depending on their orientation needs and generally include an overview of board fiduciary duties, board independence, and public company reporting requirements. New directors are also provided the most recent reports presented to the Board and its committees by management and external advisors.
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Each director is expected to participate in continuing educational programs as necessary to maintain the expertise necessary to perform his or her responsibilities as a director. In this regard, from time to time we provide pertinent articles, white papers, and information relating to our business, financial affairs, risks, competitors, corporate governance, areas of focus in shareholder activism, sustainability, environmental and social trends, proxy advisory firm ratings, and changes in legal and regulatory issues.
We may also coordinate training and educational sessions for directors from outside experts and provide directors with tours of our facilities.
Certain Relationships and Related Party Transactions
RELATED PARTY TRANSACTIONS

Operations and Maintenance Yards
The Company previously rented three yards from South Midkiff Partners, LLC, an entity partially owned by Spencer D. Armour III, a director, and David Sledge, the father of Sam Sledge, our Chief Executive Officer. Total annual rent expense in 2025 for each of the three yards was approximately $0.02 million, $0.1 million, and $0.1 million, respectively.

Transportation and Equipment Rental
Adam Muñoz, our President and Chief Operating Officer, has a family relationship with an employee of J&M Burns Transportation, an entity that provides transportation services to the Company. The employee receives a portion of his compensation from J&M Burns Transportation based on the amount of services sold by him to customers, including the Company. The Company incurred approximately $18.8 million in expense for the year ended December 31, 2025 for services provided to the Company by J&M Burns Transportation.

Executive Officer Family Members
Oscar M. Dominguez is our Vice President of Hydraulic Fracturing Operations and the brother-in-law of Adam Muñoz. Mr. Dominguez received total compensation of approximately $1,555,000 for his services for the year ended December 31, 2025 (including approximately $1,143,000 cash compensation and approximately $412,000 non-cash equity compensation).
Roger Dominguez was formerly our Supply Chain Logistics Manager and the brother-in-law of Adam Muñoz. Mr. Dominguez received total compensation of approximately $336,000 for his services for the year ended December 31, 2025 (including approximately $286,000 cash compensation and approximately $50,000 non-cash equity compensation).

Pioneer
On December 31, 2018, we consummated the purchase of certain pressure pumping assets and real property from Pioneer and Pioneer Pumping Services (the “Pioneer Pressure Pumping Acquisition”) in exchange for 16.6 million shares of our common stock and $110.0 million in cash. In May 2024, Pioneer merged with and into a wholly owned subsidiary of ExxonMobil after which ExxonMobil became the owner of these shares. We currently provide pressure pumping, wireline and other services to ExxonMobil and previously provided such services to Pioneer.
On April 22, 2024, we entered into a sub-agreement for Hydraulic Fracturing Services with XTO Energy Inc., (“XTO”) a wholly owned subsidiary of ExxonMobil, pursuant to which we agreed to provide hydraulic fracturing, wireline and pumpdown services with two committed FORCE® electric-powered hydraulic fracturing fleets and the option to add a third FORCE® fleet (also with wireline and pumpdown services) for a certain number of contracted hours with respect to each fleet, subject to certain termination and release rights.
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Corporate Governance and Board Matters
Revenue from services provided to ExxonMobil (including Pioneer and XTO) subsequent to Pioneer’s merger with ExxonMobil was approximately $315.9 million during the year ended December 31, 2025.
As of December 31, 2025, the total accounts receivable due from ExxonMobil (including Pioneer and XTO), including estimated unbilled receivable for services we provided, amounted to $51.2 million and the amount due to ExxonMobil (including Pioneer and XTO) was $0.
POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates, among others, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration and approval. All our directors and executive officers are required to report to the Audit Committee chair any such related person transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the extent of the related party’s interest in the transaction and the conflicts of interest and corporate opportunity provisions of our certificate of incorporation. If we should discover related person transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, revision, or termination of such transaction.
Insider Trading Compliance Policy
The Company has an Insider Trading Compliance Policy (“Insider Trading Policy”) governing the purchase, sale and other dispositions of the Company’s securities that applies to directors, officers (as defined therein), employees and to the Company itself in connection with such transactions of its own securities. We believe our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy was filed as Exhibit 19.1 to its Annual Report on Form 10-K for the year ended December 31, 2025.
Director Compensation
Our Third Amended and Restated ProPetro Holding Corp. Non-Employee Director Compensation Policy (the “Director Compensation Policy”) provides that each eligible non-employee director receives the following annually:
The following changes were made to the Director Compensation Policy, effective July 1, 2025, to better align director compensation with peer and broader market practices: (i) the annual cash retainer for service on the Board was increased from $90,000 to $100,000, (ii) the additional annual retainer payable to the Chairperson of the Board was increased from $50,000 to $75,000, and (iii) the additional annual retainer payable to the Chairperson of the Audit Committee was increased from $20,000 to $25,000. Further, beginning in 2026, a Non-Employee Director serving as Chairperson of the Board who is otherwise eligible for an Annual Award will now also receive an additional grant of restricted stock units (“RSUs”) with an aggregate fair value of $35,000 on the date of grant.
All equity retainers consist of awards of RSUs that will vest in full on the earliest to occur of: (i) the first anniversary of the grant date, (ii) the day immediately preceding the first annual meeting of stockholders following the grant date, and (iii) the occurrence of a Change in Control, subject, in each case, to continuous service through the applicable vesting date.
PROPETRO 2026 Proxy Statement | 21

Corporate Governance and Board Matters
The portion of the annual equity retainer that would have vested in the year following a non-employee director’s separation from service due to his or her death or disability will vest upon such separation from service. All annual retainers are pro-rated based on days of service for non-employee directors who join the Board during the applicable calendar year. The members of the Board are also entitled to reimbursement of expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy.
The following table summarizes the compensation paid for services provided by our non-employee directors during 2025.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
Spencer D. Armour III	95,000	154,996	249,996
Mark S. Berg(4)	104,190	154,996	259,186
Anthony J. Best(5)	129,946	154,996	284,942
Phillip A. Gobe	157,500	154,996	312,496
G. Larry Lawrence	95,000	154,996	249,996
Jack B. Moore	40,673	―	40,673
Mary P. Ricciardello	95,000	154,996	249,996
Michele Vion	110,000	154,996	264,996
Alex V. Volkov(6)	―	―	―

(1)
Reflects annual cash retainer payments made pursuant to the Director Compensation Policy.

(2)
Reflects the grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For information regarding assumptions underlying the valuation of equity awards, see Note 14 to the Consolidated Financial Statements included in our 2025 Annual Report on Form 10-K.

(3)
The following table sets forth the aggregate number of outstanding stock awards held by each of our non-employee directors on December 31, 2025. With the exception of Mr. Sledge, who held 21,750 stock options as of December 31, 2025, none of our directors held stock options as of December 31, 2025.

Name	Aggregate Number of Stock Awards (#)
Spencer D. Armour III	28,181
Mark S. Berg	28,181
Anthony J. Best	28,181
Phillip A. Gobe	28,181
G. Larry Lawrence	28,181
Jack B. Moore(a)	―
Mary P. Ricciardello	28,181
Michele Vion	28,181
Alex V. Volkov(b)	―

(a)
Mr. Moore’s term as a director concluded on the date of the 2025 annual meeting. As a result, he did not receive an equity grant during 2025.

(b)
Mr. Volkov has elected not to be compensated for his service as a director.

(4)
Mr. Berg’s cash compensation includes a pro-rata portion of the annual retainer payable to the Chairperson of the Nominating and Corporate Governance Committee for his partial year of service in such role.

(5)
Mr. Best’s cash compensation includes a pro-rata portion of the annual retainer payable to the Lead Independent Director for his partial year of service in such role.

(6)
Mr. Volkov has elected not to be compensated for his service as a director.

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Corporate Governance and Board Matters
Non-Employee Director Stock Ownership Guidelines
We maintain a non-employee director stock ownership policy that is applicable to all our eligible non-employee directors. Pursuant to this policy, each non-employee director is encouraged to hold, on and following the later of the fifth anniversary of: (i) the closing of our initial public offering (“IPO”) and (ii) the non-employee director’s election or appointment to the Board, shares of our common stock or certain equity awards (valued based on the closing price of our common stock) with a value equal to or in excess of 300% of the non-employee director’s annual cash retainer, as such threshold may be amended by the Nominating and Corporate Governance Committee from time to time.
Outstanding awards of unvested time-based RSUs will count toward a non-employee director’s qualifying shareholdings to the extent the RSUs are not settled in cash. A non-employee director who is not compensated for his or her services as non-employee director pursuant to the Director Compensation Policy or any other plan, policy or agreement then in effect is not subject to the guidelines set forth in our director stock ownership policy.
As of December 31, 2025, each of our non-employee directors was in compliance with these ownership guidelines. The stock ownership guidelines have historically not applied to Mr. Berg since he did not receive compensation for his services as a non-employee director until 2024. However, because Mr. Berg began receiving compensation for his services as a director in 2024, he is subject to the stock ownership guidelines as of 2024 and will have five years thereafter to accumulate holdings in order to comply with the ownership guidelines. A description of each non- employee director’s beneficial ownership of the Company’s common stock is included in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”
PROPETRO 2026 Proxy Statement | 23

Executive Officers
Our executive officers serve at the direction of our Board. All of our executive officers and certain other key officers are listed in the following table, and certain information concerning those officers, except for Mr. Sledge, who is a member of the Board, follows the table.
Name	Age	Position with ProPetro Holding Corp	Executive Officer since
Samuel D. Sledge	39	Chief Executive Officer and Director	2020
Adam Muñoz	43	President and Chief Operating Officer	2020
Caleb L. Weatherl	39	Chief Financial Officer	2025
John J. “Jody” Mitchell	43	General Counsel and Corporate Secretary	2023
Shelby Fietz	44	Chief Commercial Officer	2023
Celina A. Davila	45	Chief Accounting Officer	2023
See “Corporate Governance and Board Matters—Nominees” for biographical information for Mr. Sledge.
ADAM MUÑOZ
Adam Muñoz has served as our President and Chief Operating Officer since August 2021, and prior to that, he served as Chief Operating Officer since January 2021 and served as Senior Vice President of Operations since March 2020. Mr. Muñoz joined the Company in 2010 to initiate ProPetro’s Permian pressure pumping operation. Prior to joining ProPetro, Mr. Muñoz held sales and operations roles at Frac Tech Services and Weatherford International. Since joining ProPetro, Mr. Muñoz has served as the Director of Business Development and Technical Services where he was responsible for overseeing the growth of the hydraulic fracturing operations as well as managing the department’s day-to-day technical services. Mr. Muñoz has most recently served as the Vice President of Frac Services where his duties included leading the hydraulic fracturing division through specific efforts to increase operational efficiencies and maximize financial productivity. Mr. Muñoz received a Bachelor of Business Marketing from The University of Texas at the Permian Basin.

AGE 43 PRESIDENT AND CHIEF OPERATING OFFICER since October 2020
CALEB L. WEATHERL
Caleb Weatherl has served as our Chief Financial Officer since July 2025. Mr. Weatherl has over a decade of experience in senior level positions in private companies. Prior to joining ProPetro, Mr. Weatherl served as the Chief Executive Officer and as a Board Member of Garrison Energy, a Midland, Texas-based oil and gas exploration and production company, from May 2023 until September 2024. Prior to that, he served as the President and Chief Financial Officer of Stronghold Energy II Holdings, a Midland, Texas-based oil and gas exploration and production company, from December 2017 to October 2022, and as a Board Member from October 2021 to October 2022. His work history also includes serving as Chief Financial Officer for Desert Royalty Company from June 2016 to December 2017, Vice President, Co-Founder and Board Member of Stronghold Energy Partners from May 2014 to June 2016 and Vice President of Weatherl Energy Investments from August 2013 to June 2016. Earlier in his career, Mr. Weatherl held positions at Bain Capital and McKinsey & Company. Mr. Weatherl holds a Bachelor of Arts degree in Economics from Harvard College and a Master of Business Administration degree from Harvard Business School.

AGE 39 CHIEF FINANCIAL OFFICER since July 2025
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Executive Officers
JOHN J. “JODY” MITCHELL
Jody Mitchell has served as our General Counsel and Corporate Secretary since January 2023. Prior to his appointment as General Counsel, Mr. Mitchell served as the Company’s Vice President and Deputy General Counsel since April 2021. Before joining the Company, Mr. Mitchell served in various roles at Concho Resources Inc., a hydrocarbon exploration company acquired by ConocoPhillips in 2021 (“Concho”), from 2014 to 2021, including Director of Marketing and Midstream and, prior to that, Associate General Counsel. Before joining Concho, Mr. Mitchell served as counsel supporting the upstream and midstream businesses at Petrohawk Energy Corporation (“Petrohawk”) and at BHP Billiton following BHP Billiton’s acquisition of Petrohawk. Mr. Mitchell began his career as an associate at Locke Lord Bissell & Liddell LLP, where he concentrated on oil, gas and energy litigation and construction litigation. Mr. Mitchell holds a Bachelor of Arts from the University of Texas and a Juris Doctor from the University of Houston Law Center.

AGE 43 GENERAL COUNSEL AND CORPORATE SECRETARY since January 2023
SHELBY K. FIETZ
Shelby Fietz has served as our Chief Commercial Officer since November 2023. Mr. Fietz joined ProPetro in 2012, and prior to his appointment as Chief Commercial Officer, Mr. Fietz served as the Company’s Vice President of Commercial, leading the business development, sales, supply chain, and marketing functions. He also previously held the position of Vice President of Business Development, Sales and Marketing, while also leading our supply chain organization. Prior to his appointment as an officer, Mr. Fietz held roles of increasing responsibility within ProPetro in both operations and business development. Mr. Fietz also serves in a leadership capacity with the Permian Basin Chapter of the Energy Workforce and Technology Council. Mr. Fietz holds a Bachelor of Science from Angelo State University.

AGE 44 CHIEF COMMERCIAL OFFICER since November 2023
CELINA A. DAVILA
Celina Davila has served as our Chief Accounting Officer since November 2023. Prior to her appointment as Chief Accounting Officer, Ms. Davila served as the Company’s Director of Accounting and Corporate Controller since August 2022 and as Corporate Controller since October 2019. Ms. Davila joined the Company in January 2019 as Hydraulic Fracturing Controller. Prior to joining the Company, Ms. Davila served in various roles at Pioneer, a leading independent natural resources company acquired by ExxonMobil, from 2012 to 2018, including Accounting Manager and, prior to that, Accounting Supervisor. Ms. Davila also served as Controller for Natural Gas Services Group and Accounting Manager at Total Electrical Service and Supply Co. Ms. Davila began her career as a Senior Auditor at Johnson, Miller, and Co., CPAs (acquired by Whitley Penn). Ms. Davila is a Certified Public Accountant and holds a Bachelor of Business Administration in Accounting and a Master of Business Administration, both from Texas Tech University.

AGE 45 CHIEF ACCOUNTING OFFICER since November 2023
PROPETRO 2026 Proxy Statement | 25

EXECUTIVE COMPENSATION
Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation

We are asking stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement. As described below in “Compensation Discussion and Analysis,” the Compensation Committee has structured our executive compensation program to achieve the following guiding principles:
•
Reward executives for exceptional performance and hold them accountable for underperformance in a manner that adheres to our values

•
Align executive interests with those of our stockholders by making a substantial portion of compensation performance-based and “at risk”

•
Provide the necessary flexibility to respond to varying market conditions and changing circumstances with a structure that ensures accountability in our cyclical and volatile business

•
Remain competitive in our industry to attract, retain, and motivate the talent that is necessary to achieve our financial and strategic goals

•
Be internally consistent and equitable

We urge stockholders to read the section entitled “Compensation Discussion and Analysis” beginning on page 27 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the compensation tables and narrative included therein beginning on page 46, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has and will contribute to the Company’s recent and long-term success.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the annual meeting:
RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2026 annual meeting.
VOTE REQUIRED
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting (in person or by proxy) and entitled to vote is required to approve this Proposal No. 2. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 2. Broker non-votes will have no effect on Proposal No. 2.
We currently intend to hold the next non-binding advisory vote to approve the compensation of our Named Executive Officers at our 2027 annual meeting of stockholders unless our Board modifies its policy of holding this vote on an annual basis.
The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers.
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Executive Compensation
Compensation Discussion and Analysis

CD&A Contents
28	I. EXECUTIVE COMPENSATION HIGHLIGHTS
28	2025 Company Performance
28	Significant PROPWRSM Growth, Strong Operational Performance, and Strategic Capital Management
30	Guiding Principles
30	Performance-Based Compensation Philosophy and Pay Mix
31	Compensation Policies and Practices
31	SAY-ON-PAY AND SAY-ON-FREQUENCY ADVISORY VOTE AND STOCKHOLDER ENGAGEMENT
32	II. WHAT GUIDES OUR PROGRAM
32	Philosophy and Guiding Principles of Our Compensation Program
32	How We Make Compensation Decisions
33	Use of Peer Compensation Data
34	III. ELEMENTS OF COMPENSATION AND 2025 DECISIONS IN DETAIL
35	Base Salary
35	Annual Cash Incentive Awards
39	Long Term Incentive Awards
41	Employee Benefits, Perquisites, and Special Payments
42	IV. OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES
42	Executive Severance Plan
42	Employee Compensation Claw-Back Policy
43	Executive Stock Ownership Policy
43	No Tax Gross-Ups
43	Regulatory Considerations
44	Compensation Risk Assessment

PROPETRO 2026 Proxy Statement | 27

Executive Compensation
I. EXECUTIVE COMPENSATION HIGHLIGHTS
This Compensation Discussion and Analysis (“CD&A”) describes our compensation practices, and the compensation awarded to, earned by, or paid to each of our Named Executive Officers (“NEOs”) during the last completed fiscal year.

Named Executive Officers for 2025(1)
For the year ended December 31, 2025, our Named Executive Officers consisted of the following:

Samuel D. Sledge	Adam Muñoz	Caleb L. Weatherl	Shelby K. Fietz	John J. “Jody” Mitchell
Chief Executive Officer	President and Chief Operating Officer	Chief Financial Officer	Chief Commercial Officer	General Counsel and Corporate Secretary

Celina A. Davila
Former Interim Principal Financial Officer(2)

(1)
David S. Schorlemer, the Company’s former Chief Financial Officer, was also a Named Executive Officer for 2025. Mr. Schorlemer’s employment with the Company was terminated without cause on March 3, 2025.

(2)
Celina Davila served as interim principal financial officer from March 3, 2025 through July 31, 2025.

2025 Company Performance
$1.3 Billion	550 Megawatts
Total Revenue	Power Generation Equipment Received and on Order for PROPWRSM at Year-End
$232 Million	230 Megawatts
Net Cash Provided by Operating Activities	Committed Under PROPWRSM Customer Contracts at Year-End

Significant PROPWRSM Growth, Strong Operational Performance, and Strategic Capital Management
2025 was a transformational year for ProPetro where Company’s PROPWRSM business saw significant growth and commercial development. Throughout 2025, PROPWRSM gained momentum, securing contracts with multiple customers and deploying its first power generation assets into the field. In October, it announced its first data center
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Executive Compensation
contract, a turning point in winning business outside the oil and gas service space. By year end, total delivered and on-order generation capacity had was approximately 550 megawatts, with approximately 230 megawatts committed to customer contracts.
Additionally, despite a challenging completions market environment characterized by lower activity across the North American oilfield services industry, pricing pressure, and continued customer consolidation and capital discipline, the Company delivered resilient operational performance and maintained strong market share. Our completions businesses continued to perform reliably for customers across the Permian Basin, supported by disciplined cost management, fleet rationalization, and a continued emphasis on operational excellence and safety.
To support our operations and the planned growth of our PROPWRSM business, the Company pursued a disciplined capital sourcing and allocation strategy throughout 2025. We actively managed the capital requirements of our completions business, while investing aggressively to support PROPWRSM development. This approach was bolstered by our achievement of dedicated financing arrangements, that ensure available funding for PROPWR equipment purchases.
The Compensation Committee’s approach for 2025 was designed to incentivize continued effective financial performance and capital allocation, while focusing on the growth of the Company’s PROPWRSM business and driving an emphasis on working safely. At the same time, the Committee recognized the anticipated market conditions for the Company’s services and further increased the Company’s use of quantitative performance metrics when compared to the 2024 plan. Through this approach, the Compensation Committee established metrics for the Amended and Restated ProPetro Holding Corp. Executive Incentive Bonus Plan (the “Annual Bonus Plan”) that retained the Company’s traditional focus on the financial metrics of Adjusted EBITDA and free cash flow (“FCF”) for the Company’s completions businesses, highlighted the need for commercial growth and securing customer contracts in the Company’s PROPWRSM business and added a new safety metric to recognize the emphasis on working safely.
The Company’s performance under the Annual Bonus Plan with respect to Adjusted EBITDA was below target, reflecting the challenging market conditions for the Company’s completions services. Although the Company missed its target for Adjusted EBITDA, through its proactive capital management approach, the Company significantly outperformed the goal set for its FCF metric, achieving the maximum level of performance for that metric. The Company’s performance on the PROPWRSM commercial development metric also saw performance at the maximum level, reflecting outstanding execution to capture customer commitments for the Company’s new service line. Performance on the safety metrics fell below expectations with the Company missing the threshold on each metric, resulting in no payout credit. The definitions of Adjusted EBITDA and FCF and other details regarding the use of these and other metrics in the Annual Bonus Plan can be found in Section III under the discussion of Annual Cash Incentive Awards in the description of Performance Measures and Payout Results beginning on page 35 below.
Successful Leadership Transition
Caleb L. Weatherl was appointed as Chief Financial Officer of the Company, effective July 14, 2025. Ms. Celina A. Davila continued to serve as the Company’s principal financial officer through the filing of the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2025, at which time Mr. Weatherl assumed the role of principal financial officer. Ms. Davila continues to serve in her role as Chief Accounting Officer and principal accounting officer. Mr. Weatherl brings extensive experience in the energy and financial sectors. Most recently, he served as the Chief Executive Officer and member of the board of directors at Garrison Energy, where he led efforts to secure a significant equity commitment to pursue upstream oil and gas opportunities. His industry expertise and leadership experience align well with the Company’s culture, strategic priorities and long-term vision. The Company looks forward to the continued contributions of both Mr. Weatherl and Ms. Davila as it further strengthens its operational and financial foundation, with a sharp focus on driving long-term shareholder value.
PROPETRO 2026 Proxy Statement | 29

Executive Compensation

Guiding Principles

Reward executives for exceptional performance and hold them accountable for underperformance in a manner that adheres to our values	Align executive interests with those of our stockholders by making a substantial portion of compensation performance-based and “at risk”	Provide the necessary flexibility to respond to varying market conditions and changing circumstances with a structure that ensures accountability in our cyclical and volatile business	Remain competitive in our industry in order to attract, retain and motivate the talent that is necessary to achieve our financial and strategic goals	Be internally consistent and equitable

Performance-Based Compensation Philosophy and Pay Mix
We emphasize performance-based, “at risk” pay to align executives’ interests with those of stockholders.
CEO(1)

Other NEOs Average(1)

(1)
The RSU and performance share unit (“PSU”) amounts shown reflect the aggregate grant date fair value of 2025 awards, calculated in accordance with FASB ASC Topic 718. These awards are granted annually as part of our long-term incentive program, which currently targets a 50/50 mix of RSUs and PSUs. The values reported here may differ from how the Compensation Committee assesses award value at the time of grant. Annual Incentive Bonus amounts represent the target annual award opportunity for each executive. “Other NEOs Average” includes Caleb L. Weatherl (with his base salary annualized) but excludes other individuals who served as Chief Financial Officer or Principal Financial Officer during 2025 (David S. Schorlemer and Celina A. Davila).

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Executive Compensation

Compensation Policies and Practices
The following features of our executive compensation program promote sound compensation governance and are designed in the best interests of our stockholders and executives.
What We Do	What We Don’t Do

At least 50% of Long Term Incentive Awards are performance-based for Named Executive Officers
Use a mix of absolute and relative financial performance metrics (including relative total shareholder return (“TSR”)) in our incentive plans to avoid duplication of incentives across short- and long-term programs
Use safety metrics in our Annual Bonus Plan
Claw-back Policy
Independent compensation consultant
Independent Compensation Committee reviews and approves the compensation of our Named Executive Officers
Annual Say-on-Pay vote
Annual Compensation Committee assessment of compensation practices to eliminate any excessive risk
Significant stock ownership requirements

Single-trigger change in control payments
Tax gross-ups on severance or equity compensation
Repricing of stock options
Backdating of stock options
Employment agreements with executive officers
Derivative or hedging transactions or pledging of our securities by directors and executive officers

SAY-ON-PAY AND SAY-ON-FREQUENCY ADVISORY VOTE AND STOCKHOLDER ENGAGEMENT
At the Company’s 2025 annual meeting, the stockholders of the Company were asked to approve, on an advisory basis, the compensation of the Named Executive Officers (the “Say-on-Pay Vote”). Advisory votes in favor of our executive compensation program were cast by 95% of the shares of common stock of the Company represented at the meeting (in person or by proxy) and entitled to vote. The Compensation Committee considered this strong support and maintained the overall executive compensation approach. We continued broad stockholder outreach on executive compensation and governance.
At the Company’s 2025 annual meeting, the stockholders of the Company were also asked to vote, on an advisory basis, for the frequency with which we should seek a Say-on-Pay Vote (a “Say-on-Pay Vote”). Our stockholders overwhelmingly voted to hold a Say-on-Pay Vote annually, the frequency recommended by our Board and Compensation Committee. We intend to hold a Say-on-Pay vote annually at least until our next Say-on-Frequency Vote, which will occur no later than our 2031 annual meeting of stockholders.
We believe that discussions with a broad range of our stockholders help ensure that the Board and our management team understand our stockholders’ priorities and can work to address those priorities effectively. Our management team continued proactive stockholder engagement in 2025, focusing on strategy and execution, our new PROPWRSM business line, and governance and sustainability priorities. We engaged 8 of our 10 largest stockholders and a broad range of other holders, including new investors, primarily following the Company’s 2024 annual meeting. The Board, Compensation Committee, and management value these perspectives and pursue ongoing outreach.
PROPETRO 2026 Proxy Statement | 31

Executive Compensation
II. WHAT GUIDES OUR PROGRAM
Our executive compensation program is designed to attract, motivate, and retain the talent needed to achieve our financial and strategic goals and to balance short-, intermediate-, and long-term compensation while measuring strategic objectives in varying market conditions. This structure aligns executive and stockholder interests. The Compensation Committee aims for total compensation that reflects individual responsibilities and contributions and is competitive in the talent market.

Philosophy and Guiding Principles of Our Compensation Program
Our compensation program is guided by the following principles:
1	Reward for Exceptional Performance and Accountability for Underperformance
Our Named Executive Officers should be rewarded for exceptional performance and held accountable for underperformance. Our Named Executive Officers must work to achieve these goals in a manner that is consistent with our values and policies. We tie a significant portion of Named Executive Officer compensation to financial, strategic, and operational performance over short- and long-term horizons and may modify or claw back compensation if necessary.

2	Align Interests of Executives and Stockholders
Compensation for our Named Executive Officers should align their interests with those of our stockholders. A substantial portion of pay is variable and “at risk,” including annual bonuses tied to performance goals and long-term equity awards (time-vested RSUs and PSUs). Our Stock Ownership Guidelines also require each Named Executive Officer to retain significant ownership in the Company’s common stock such that they are invested in our success over the long term along with our stockholders.

3	Flexibility to Respond to Changing Circumstances
We are in a cyclical and volatile business. As a result, our Compensation Committee retains discretion to adjust Annual Bonus Plan payouts up or down from the amount that would be indicated by the pre- established performance metrics if circumstances so warrant.

4	Industry Competitive
With support from an independent compensation consultant, we both monitor market practices among companies competing for executive talent to remain competitive in pay levels and design and regularly evaluate our peer group as our business and strategy evolve.

5	Internally Consistent and Equitable
Executive compensation should be internally consistent and equitable. We consider peer pay, internal consistency and equity, and the experience, tenure, responsibilities, and contributions of each Named Executive Officer.

How We Make Compensation Decisions
THE ROLE OF THE COMPENSATION COMMITTEE
Our Compensation Committee is comprised of independent, non-employee members of the Board. Our independent Compensation Committee establishes elements, terms, and target values of Named Executive Officer compensation and oversees executive succession planning. It consults the full Board on material actions. The Compensation Committee’s authority is defined in its charter, available at https://ir.propetroservices.com/compensation-committee-charter. In determining the compensation of our Named Executive Officers, the Compensation Committee considers:
•
the information and advice provided by its compensation consultant,

•
our corporate goals,

•
historic and projected performance,

•
the current economic and commodities environment,

•
individual performance, experience, and responsibilities of each of our Named Executive Officers,

•
the results of the “Say-on-Pay” vote and feedback received from stockholders through our outreach and engagement efforts, and

•
other relevant factors.

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Executive Compensation
THE ROLE OF EXECUTIVE OFFICERS IN COMPENSATION DECISIONS
The Compensation Committee considers the Chief Executive Officer’s recommendations with respect to the compensation of the Named Executive Officers other than our Chief Executive Officer. The Chief Executive Officer also provides initial recommendations for Annual Bonus Plan goals, which the Compensation Committee may accept or modify in its sole discretion. In order to assist the Chief Executive Officer in developing his recommendations for the Compensation Committee, the Company engaged Meridian Compensation Partners, LLC (“Meridian”) in late 2025. As part of its engagement, Meridian did not directly advise the Compensation Committee on any matters with respect to the compensation of our Named Executive Officers and did not serve as the independent compensation consultant for the Compensation Committee. The Compensation Committee may invite any officer to attend Compensation Committee meetings to report on performance progress, but Named Executive Officers are excluded from discussions or decisions about their own compensation.
THE ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT
In 2025, Pearl Meyer served as independent consultant, advising on program design and implementation, regulatory changes, proxy advisor policies, compensation risks, market and peer data, and trends. Pearl Meyer reports exclusively to the Compensation Committee and does not provide services to management. The Compensation Committee has the discretion to allow Pearl Meyer to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration, and in 2025, management worked with Pearl Meyer to provide information and otherwise support the development of materials and recommendations for the Compensation Committee’s consideration. After taking into consideration the factors listed in Section 303A.05(c)(iv) of the “NYSE” Listed Company Manual, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Pearl Meyer and that Pearl Meyer was independent from management. Other than Pearl Meyer, no other compensation consultants provided services to the Compensation Committee during 2025.

Use of Peer Compensation Data
The Company competes with business entities across multiple industries for top executive-level talent. To this end, the Compensation Committee evaluates, on an annual basis, industry-specific and general market compensation practices and trends to ensure that our program and Named Executive Officer pay opportunities remain appropriately competitive. As part of its evaluation, the Compensation Committee works with its independent consultant to validate that the companies included in its peer group are as comparable as possible to the Company in terms of operations, revenue, market capitalization, and geographic location.
The 2025 peer group for target compensation levels was determined by the Compensation Committee based on an in-depth review from its independent compensation consultant. This review included an assessment of potential comparators to evaluate the degree to which the current peers have kept pace with the Company’s growth and evolution, as well as an examination of the broader marketplace. Following such review and with input and support from the Company’s management, Pearl Meyer recommended, and the Compensation Committee agreed, that the peer group for use in setting the 2025 target compensation levels for the Named Executive Officers would be as detailed below (such companies, the “2025 Compensation Peer Group”):
• Archrock, Inc. • ChampionX Corporation • Helmerich & Payne, Inc. • Liberty Energy, Inc. • Nabors Industries Ltd.	• Nine Energy Services Inc. • Oil States International, Inc. • Patterson-UTI Energy, Inc. • Precision Drilling Corporation	• ProFrac Holding Corp. • RPC, Inc. • Select Energy Services, Inc. • U.S. Silica Holdings, Inc.
Additionally, when determining the peer group for that would be appropriate to use for evaluating TSR performance for the PSUs granted in 2025, which occurred after setting the 2025 target compensation levels for the Named Executive Officers, the Compensation Committee elected to remove ChampionX Corporation and U.S. Silica Holdings, Inc. from the peer group used for such purpose. ChampionX Corporation was removed from the peer group because it was acquired by SLB N.V. (SLB Limited) in a transaction announced in 2024 and completed after PSUs were granted in 2025. U.S. Silica Holdings, Inc. was also removed from the peer group because it ceased to be publicly traded when it was acquired by affiliates of Apollo Global Management Inc. in a take-private transaction in 2024. As a result, for evaluating TSR performance for the PSUs granted in 2025, the Company used the 2025 peer group detailed below (such companies, the “2025 Performance Peer Group”):
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Executive Compensation
• Archrock, Inc. • Helmerich & Payne, Inc. • Liberty Energy, Inc. • Nabors Industries Ltd.	• Nine Energy Services Inc. • Oil States International, Inc. • Patterson-UTI Energy, Inc. • Precision Drilling Corporation	• ProFrac Holding Corp. • RPC, Inc. • Select Energy Services, Inc.
For 2025, the Compensation Committee reviewed comparative compensation data prepared by Pearl Meyer. This data, defined as the “Peer Data,” is a blend of information from the 2025 Compensation Peer Group and survey data from comparable energy companies. Using both sources provides a comprehensive view of competitive pay and helps smooth market volatility. While the Compensation Committee generally targets compensation around the 50th percentile of the Peer Data, it also considers other factors, including internal pay equity, executive experience, executive development and performance, succession planning, and retention. This may result in compensation above or below the 50th percentile.
III. ELEMENTS OF COMPENSATION AND 2025 DECISIONS IN DETAIL

As shown below, a significant portion of the target compensation for our Named Executive Officers in 2025 was performance-based and an even larger portion is variable or “at risk,” meaning that it can be forfeited, and its value is dependent upon factors such as our stock price or company performance.
		Element	Purpose	Changes for 2025
◄ FIXED ►	Short- Term	BASE SALARY	• Provides consistent pay that is sufficient to attract and retain executives with the appropriate skills and experience for their positions	• Immaterial cost of living adjustments for most Named Executive Officers; additional increases to align with market for Messrs. Sledge and Mitchell.
◄ AT RISK ►		ANNUAL CASH INCENTIVE BONUS
•
Motivates and rewards the achievement of our annual individual and operational performance goals

•
90% was based on the achievement of quantitative performance goals utilizing financial, commercial and sustainability and safety metrics, and 10% was based upon a qualitative analysis of individual performance for the fiscal year

• Increased emphasis on quantitative metrics (from 80% in 2024 to 90% in 2025), addition of a second safety metric and addition of a PROPWR committed megawatts metric.
	Long- Term	LONG-TERM INCENTIVE AWARDS
•
Drives performance and supports retention, while aligning the interests of our Named Executive Officers with those of our stockholders

•
Generally, 50% PSUs that vest, if earned, following the completion of a three-year performance period, in each case subject to continued employment, and 50% RSUs that vest equally on each of the first three anniversaries of grant

• No material changes
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Executive Compensation

Base Salary
The Compensation Committee monitors and adjusts salaries for our Named Executive Officers over time as necessary to remain competitive with market rates for similarly situated officers at our peer companies and to reflect changes in each Named Executive Officer’s role, duties and responsibilities.
	Base Salary as of
Name	December 2024 ($)	December 2025 ($)
Samuel D. Sledge(1)	946,000	975,000
Caleb L. Weatherl(2)	—	525,000
Adam Muñoz(3)	600,000	612,000
Shelby Fietz(3)	495,000	505,000
John J. Mitchell(1)	450,000	500,000
Celina A. Davila(4)	—	320,000
David S. Schorlemer	540,000	—

(1)
The increase in base salary for Messrs. Sledge and Mitchell was to ensure their compensation remained competitive with that of individuals in the same positions within the 2025 Compensation Peer Group.

(2)
Mr. Weatherl’s base salary was established when he was hired in 2025, in line with market levels and to reflect internal equity.

(3)
The increases in base salary for Messrs. Muñoz and Fietz were to address general cost of living increases.

(4)
Ms. Davila was not an NEO in 2024.

Annual Cash Incentive Awards
The Annual Bonus Plan governs cash incentive awards made each year to our Named Executive Officers. Awards under the Annual Bonus Plan are tied to the achievement of performance goals, which may be based on qualitative or quantitative measures, or both, as determined by the Compensation Committee.
TARGET AWARD OPPORTUNITIES
In February 2025, the Compensation Committee established the following award opportunities under the Annual Bonus Plan for each of the Named Executive Officers:
Name	2025 Target Award Opportunity (% of base salary)
Samuel D. Sledge(1)	115%
Caleb L. Weatherl(1)	90%
Adam Muñoz	100%
Shelby Fietz	90%
John J. Mitchell(1)	90%
Celina A. Davila	65%
David S. Schorlemer	—

(1)
The target award opportunity for (i) Mr. Sledge was increased by 5% from his 2024 target of 110% and (ii) Mr. Mitchell was increased by 15% from his 2024 target of 75%, in each case, to better align with market and to reflect each executive’s continued development. All other target award opportunities for returning Named Executive Officers remain unchanged from 2024 levels. Mr. Weatherl’s target bonus was established when he was hired in 2025, in line with market levels and to reflect internal equity.

Target award opportunities for each executive were established by the Compensation Committee after reviewing peer group data and considering each Named Executive Officer’s responsibility and experience.
PERFORMANCE MEASURES AND PAYOUT RESULTS
Each year, the Compensation Committee establishes performance metrics and threshold, target, and maximum goals for each such metric. Potential payouts under the Annual Bonus Plan depend on the actual performance level for each metric established by the Compensation Committee, as outlined below.
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Executive Compensation
Performance Level	Payout (as % of Target Award)
Threshold	50%
Target	100%
Maximum	200%
If performance falls between the specified performance levels, payments are generally determined via straight-line interpolation. If performance falls below the threshold performance level, no payments will be awarded. The Annual Bonus Plan provides the Compensation Committee or the Board with the discretion to increase or decrease actual payout amounts otherwise resulting from the pre-established metrics, as it may deem necessary.
Consistent with prior years, under the 2025 Annual Bonus Plan, the Compensation Committee selected a mix of quantitative and qualitative performance metrics. For 2025, the Compensation Committee emphasized objective, measurable performance, with 90% of each Named Executive Officer’s 2025 annual incentive opportunity (up from 80% in 2024) tied to quantitative metrics. These metrics were selected to incentivize achievement of specific pre-established financial, safety and operational metrics, and included Adjusted EBITDA, FCF, PROPWR committed megawatts, and a Sustainability and Safety metric that incorporated two safety-related goals. Financial performance represented the majority of this component accounting for 60% of the award opportunity.
The remaining 10% of the annual incentive award opportunity for 2025 was based on qualitative factors, reflecting individual and operational performance. The Committee included this component to retain discretion to assess performance in areas important to the Company’s growth and long-term success that are not fully captured by quantitative measures.
The Compensation Committee maintained consistency in most performance metrics because they remain important to the Company’s ongoing success and help focus executives on key objectives that support sustained growth and consistent operational performance. Specifically, the Compensation Committee continues to view Adjusted EBITDA and FCF as effective measures of the Company’s financial performance and capital discipline that support the Company’s ability to generate shareholder returns. In addition, total recordable incident rate (“TRIR”) and lost time incident rate (“LTIR”) are important measures of safety.
The Compensation Committee set threshold, target, and maximum goals for Adjusted EBITDA for 2025 at levels lower than 2024 primarily to reflect expectations for a softer overall market for the Company’s services. This outlook was driven by multiple factors, including, customer consolidation, increased capital discipline and a general reduction in activity. Additional factors, including the impact of our E-Fleet leases, which reduce Adjusted EBITDA, were considered in setting this goal. In setting the 2025 goals for FCF, the Committee considered the relationship between Adjusted EBITDA and that lower Adjusted EBITDA would drive lower FCF. Moreover, when planning its 2025 budget, the Company expected to require increased capital expenditures for maintenance and replacement of equipment reaching the end of its useful life than the Company experienced in 2024. As a result, the Committee increased the threshold, target and maximum goals for FCF above the levels set for these goals in 2024 and determined that setting a 2025 target goal that was lower than 2024 performance was appropriate in light of the Company’s expectations for 2025. The same factors were also reflected in lower overall budget and earnings expectations for 2025 compared to 2024. While we always strive for year-over-year growth, the Compensation Committee seeks to establish performance goals for our Annual Bonus Plan that are both challenging and achievable to help ensure the Annual Bonus Plan effectively drives results.
In 2025, for the Sustainability and Safety Metric, the Compensation Committee eliminated the diesel displacement (5% in 2024) and employee training (5% in 2024) metrics used in 2024 in favor of a second safety metric, LTIR, representing 10% of the 2025 program. This change reflects the importance of safety to our success, growth and culture and the Committee’s desire to further incentivize improved safety performance in 2025.
The Compensation Committee also reduced the program’s qualitative metric for individual performance from 20% to 10% to allow for the incorporation of a new metric measuring PROPWRSM committed megawatts (10% in 2025). The Committee’s goal in introducing this new metric was to recognize the strategic importance of the Company’s PROPWRSM business and incentivize growth in this area. In addition, the Compensation Committee also determined that increasing the emphasis on quantitative measures aligns with evolving market practices and helps focus our Named Executive Officers on the achievement of specific financial, commercial / operational and sustainability and safety goals.
Notwithstanding the increased focus on quantitative metrics, retaining a qualitative component of the Annual Bonus Plan allows the Compensation Committee to assess the Company’s progress towards key strategic goals, respond to dynamic developments and evaluate each Named Executive Officer’s specific contributions to those strategic goals. In 2025, the Compensation Committee set individually tailored strategic and growth goals for each Named Executive Officer rather than Company-wide goals.
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Executive Compensation
	Measure	Weighting(8)	Threshold	Target	Maximum	Actual 2025 Performance	Payout as a Percentage of Target Bonus
QUANTITATIVE MEASURE	Adjusted EBITDA	40%	$138MM	$276MM	$304MM	$208MM	30.2%
	FCF	20%	$43MM	$85MM	$94MM	$126MM	40%
	PROPWR Committed Megawatts (MW)(4)	10%	70MW	140MW	160MW	>220MW	20%
	Sustainability and Safety
	TRIR(5)	10%	0.75	0.65	0.50	0.91	0%(8)
	LTIR(6)	10%	0.30	0.25	0.22	0.37	0%
	Quantitative Total	90%					90.2%
QUALITATIVE MEASURE	Qualitative Total Individual and Operational Performance(7)	10%					10 – 15%
	Overall Total	100%					100.2 – 115.2%

(1)
We define EBITDA as earnings before (i) interest expense, (ii) income taxes, and (iii) depreciation and amortization. We define Adjusted EBITDA as EBITDA, plus (i) loss/(gain) on disposal of assets and businesses, (ii) stock-based compensation, (iii) business acquisition contingent consideration adjustments, (iv) other expense/(income), (v) other unusual or nonrecurring (income)/expenses, such as impairment expenses, costs related to asset acquisitions, insurance recoveries, one-time professional fees and legal settlements and (vi) retention bonuses and severance expense. For a more detailed definition of the non-GAAP financial measure of Adjusted EBITDA and reconciliation of Adjusted EBITDA to our most directly comparable financial measures calculated in accordance with GAAP, please read “How We Evaluate Our Operations” in our Form 10-K filed for the year ended December 31, 2025.

(2)
We define FCF as Adjusted EBITDA less Capital Expenditures Incurred, which are defined as costs incurred in connection with the growth and maintenance of our asset base. For more detailed information regarding Capital Expenditures Incurred, please see Note 11—Reportable Segment Information in the Notes to Consolidated Financial Statements and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (Investing Activities section under Liquidity and Capital Resources) to our Form 10-K filed for the year ended December 31, 2025. For 2025, FCF excludes capital expenditures for the PROPWR business.

(3)
The Compensation Committee may provide for the manner in which actual performance and the performance goal(s) with regard to these metrics will reflect the impact of specified events or occurrences during the year, which may mean including or excluding the impact of one or more events or occurrences, as specified by the Compensation Committee, for the year.

(4)
Committed Megawatts (MW) is measured by the number of MW of power generation equipment committed during 2025 to customers under commercial contracts (i.e., power purchase agreement(s), power service agreement(s), e-fleet service agreements, including power supplied to support a ProPetro FORCE e-fleet contract, or other agreement(s). The target value for this metric was selected based on the equipment planned to be ordered by the Company as part of its original 2025 budget.

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Executive Compensation
(5)
TRIR stands for Total Recordable Incident Rate and is a measurement of workplace safety calculated as follows: (total number of recordable incidents amongst covered personnel in the applicable period (here, 2025) multiplied by 200,000) divided by the total hours worked by covered personnel in the applicable period. TRIR is a commonly accepted and utilized metric for both workplace safety regulation and for making safety performance comparisons amongst companies. The Company uses an annual TRIR metric in our compensation program to reflect aggregate safety performance across the year being reviewed.

(6)
LTIR stands for Lost Time Incident Rate and is a measurement of workplace safety calculated as follows: (number of lost-time incidents amongst covered personnel in the applicable period (here, 2025) multiplied by 200,000) divided by the total hours worked by covered personnel in the applicable period. LTIR is a commonly accepted and utilized metric for both workplace safety regulation and for making safety performance comparisons amongst companies. The Company uses an annual LTIR metric in our compensation program to reflect aggregate safety performance across the year being reviewed.

(7)
Additional information regarding strategic goals for each Named Executive Officer is included below.

(8)
Because Ms. Davila participated in a non-executive bonus program, notwithstanding her interim service as principal financial officer, her 2025 annual bonus metrics were weighted (a) 50% on individual performance, with an individual payout percentage of 100% (see below for more information) and (b) 50% on Company performance using the executive plan’s quantitative metrics, resulting in a 45.1% payout percentage. Ms. Davila’s combined total payout percentage was 145.1%.

For 2025, the Compensation Committee established individual strategic qualitative goals for each of our Named Executive Officers, as follows:
Named Executive Officer	2025 Strategic Individual and Operational Qualitative Goals	Actual 2025 Performance Level (max of 200%)	Payout as a Percentage of Target Bonus for Individual Performance
Samuel D. Sledge	Strategy (50%)(1) • Strategy execution. • Holding the organization accountable to our key success metrics. PROPWR (50%) • Successful PROPWR launch, including commercial, operational and safety measures.	112.5%	11.25%
Caleb L. Weatherl	Finance Team Development (50%) • Successful transition into finance and executive teams. • Identify and execute on finance organizational improvement opportunities. PROPWR (50%) • Identify and execute strategy for effectively funding the PROPWR growth strategy while maintaining a healthy balance sheet	133%	13.25%
Adam Muñoz	Maintaining Optimization (50%) • Maintaining and extending optimization gains, including driving execution of goals established for members of his team. Safety Leadership (50%)(1) • Lead with a culture of safety	100%	10%
Shelby Fietz	Organizational Revitalization (50%) • Evolving his team and organization to best support strategic execution, including Silvertip integration, customer account quality control, and commercial organization skills assessment Pricing Discipline (50%) • Increasing efficiencies and identifying cost reduction opportunities while maintaining strong customer relationships.	150%	15%
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Executive Compensation
Named Executive Officer	2025 Strategic Individual and Operational Qualitative Goals	Actual 2025 Performance Level (max of 200%)	Payout as a Percentage of Target Bonus for Individual Performance
John J. Mitchell	Strategic M&A Support (50%) • Supporting the Company and management team through strategic acquisitions. PROPWR SUPPORT (50%) • Support the establishment and growth of this new contract-heavy business.	150%	15%
Celina Davila(2)	Facilitate CFO Transition (50%) • Take on additional responsibilities in connection with the transition and help new CFO integrate into team and workstream seamlessly. Transition to new ERP system (50%) • Coordinate and successfully execute implementation of new ERP system.	200%	100%

(1)
In evaluating the performance of Messrs. Sledge and Muñoz with respect to their Individual and Operational performance objectives, the Committee exercised its discretion to reduce their respective 2025 performance levels to reflect the Committee’s assessment of these executives’ accountability for the Company’s safety performance objectives, which were not met in 2025.

(2)
The individual performance component represented 50% of Ms. Davila’s total 2025 annual bonus opportunity.

Consistent with the above findings, the Compensation Committee certified a range of 100.2% to 115.2% achievement for the individual and operational performance metric and approved the following payments under the Annual Bonus Plan:
Name	2025 Target Award Opportunity as a Percentage of Base Salary	Value of 2025 Target Award Opportunity ($)	Actual Payout as a Percentage of Target Award	Value of Actual 2025 Annual Award ($)
Samuel D. Sledge	115%	1,121,250	101.5%	1,137,500
Caleb L. Weatherl	90%	221,363(1)	103.5%	229,000
Adam Muñoz	100%	612,000	100.2%	613,200
Shelby Fietz	90%	454,500	105.2%	478,150
John J. Mitchell	90%	450,000	105.2%	473,400
Celina A. Davila	65%	208,000	145.1%	301,800
David S. Schorlemer(2)	0%	0	0%	0

(1)
Mr. Weatherl’s 2025 target award opportunity has been pro-rated from his date of hire to reflect his partial year of service.

(2)
Mr. Schorlemer was not eligible to receive a 2025 annual cash incentive award because his employment was terminated without cause in March of 2025.

Long Term Incentive Awards
AWARDS GRANTED IN 2025
Our mix of time- and performance-based awards is intended to achieve the dual objectives of supporting retention and driving performance, while aligning the interests of our Named Executive Officers with those of our stockholders by providing an opportunity for increased share ownership. Both RSUs and PSUs may be settled in shares of our common stock or in cash equivalent of the same.

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Executive Compensation
Except as provided below, in 2025, 50% of the value of each Named Executive Officer’s long term incentive awards was granted pursuant to the Amended and Restated ProPetro Holding Corp. 2020 Long Term Incentive Plan (the “2020 LTIP”) in the form of RSUs that vest in three substantially equal annual installments commencing on the first anniversary of the grant date. The other 50% was granted in the form of PSUs that vest, if earned, following the completion of a three-year performance period, in each case generally subject to the Named Executive Officer’s continued employment through the end of such period.
Equity-based awards to our non-executive employees are weighted more heavily towards RSUs because their actions are less likely to directly and materially impact the Company’s stock price. Because Ms. Davila’s service as interim principal financial officer was temporary, the Compensation Committee elected to maintain her 2025 award mix and value as they would have been absent this interim appointment, reflecting a 4:1 ratio of RSUs to PSUs in 2025.
Consistent with 2024, the PSUs granted in 2025 vest based on the Company’s TSR relative to the TSR of the 2025 Peer Group. After careful review, the Compensation Committee determined to generally use the same peer group companies to set both the 2025 target compensation levels for our Named Executive Officers and evaluate TSR performance for the PSUs granted in 2025. However, due to transactions that resulted in ChampionX Corporation and U.S. Silica Holdings, Inc. ceasing to be independent publicly traded companies, those two companies, which had been included in the 2025 Compensation Peer Group, used to set 2025 target compensation levels for our Named Executive Officers, were not included in the 2025 Performance Peer Group, which will be used to evaluate TSR performance for the PSUs granted in 2025. For more information on the 2025 Compensation Peer Group and the 2025 Performance Peer Group, see the section entitled “Use of Peer Compensation Data” in Section II of the “Compensation Discussion and Analysis” beginning on page 33 of this proxy statement.
Recipients of PSUs may earn between 0% and 200% of the target number of shares granted, as indicated in the following table. If performance falls between the specified performance levels, payouts will be determined via straight-line interpolation. No payouts will be awarded if performance falls below the threshold level, which is the 25th percentile.
Additionally, if the Company’s TSR is below zero on an absolute basis for the performance period, the number of PSUs earned shall be reduced in accordance with the table below. The Compensation Committee selected a modified relative TSR performance metric for these awards to motivate our Named Executive Officers to outperform the Company’s peers, even in a negative TSR environment, while maintaining a meaningful reduction in the PSU payout percentages if absolute TSR is negative. This structure is intended to bolster alignment between our Named Executive Officers and our stockholders by encouraging the achievement of a positive absolute TSR.
		Payout (as a% of Target Number of PSUs Granted)	Payout (as a% of Target Number of PSUs Granted) if TSR is Below Zero
Company’s Percentile Rank in Peer Group	≥ 90th Percentile	200%	175%
	75th Percentile	175%	150%
	50th Percentile	100%	90%
	25th Percentile	50%	40%
	< 25th Percentile	0%	0%
The performance period for the 2025 PSU awards commenced on January 1, 2025 and ends on December 31, 2027.
If a peer company ceases to exist as a separate publicly-traded company during the performance period because it is acquired outside of the Company’s peer group or for any other reason not described elsewhere in this paragraph, then the company will be excluded from the peer group entirely. If a peer company is acquired by another peer company during the performance period, the acquirer will remain in the peer group, but the acquired company will be excluded from the peer group entirely. If a peer company files for bankruptcy during the performance period, it will remain in the peer group but be ranked last.
The annual value of each Named Executive Officer’s long-term incentive award is generally determined in conjunction with the Compensation Committee’s annual compensation analysis or, if later, in connection with the Named Executive Officer’s promotion or hire date following the Compensation Committee’s review of peer compensation data and consideration of each Named Executive Officer’s position and associated responsibilities. In 2025, the Compensation Committee granted awards to our Named Executive Officers as shown in the table below. Except as specified below, all awards were granted in February of 2025.
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Executive Compensation
Name	Number of RSUs Granted in 2025	Value of RSUs Granted in 2025(1) ($)	Target Number of PSUs Granted in 2025	Value of PSUs Granted in 2025(1) ($)
Samuel D. Sledge	252,525	1,898,988	252,525	2,492,422
Caleb L. Weatherl(2)	100,482	509,444	100,482	504,420
Adam Muñoz	112,233	843,992	112,233	1,107,740
Shelby Fietz	56,117	422,000	56,117	553,875
John J. Mitchell	56,117	422,000	56,117	553,875
Celina A. Davila	17,957	135,037	4,489	44,306
David S. Schorlemer	0	0	0	0

(1)
Amounts in these columns reflect the aggregate grant date fair value of the RSU and PSU awards granted in 2025 under the 2020 LTIP, calculated in accordance with FASB ASC Topic 718. Because the grant date fair value is calculated differently for time-based and performance-based awards under FASB ASC Topic 718, the value of the awards reported is different even though the number of RSUs and PSUs granted to each Named Executive Officer is the same. The number of awards granted by the Compensation Committee and the Board in 2025 was made after considering the then current market value of the Company’s shares, which is the standard practice across the industry, rather than the accounting grant date fair value.

(2)
Mr. Weatherl’s awards were granted to him in connection with his commencement of service as the Company’s principal financial officer.

AWARDS SETTLED FOLLOWING THE END OF 2025
Much like the PSUs granted in 2025, the PSUs granted in 2023 vested based on performance over a three-year performance period. In accordance with the compensation philosophy and designs adopted by the Compensation Committee, the PSUs granted in 2023 resulted in a payout of 130% of the target PSUs. The Company’s TSR over the three-year performance period was 0.03%, resulting in a relative TSR of the 60th percentile of the relevant peer group.

Employee Benefits, Perquisites, and Special Payments
HEALTH/WELFARE PLANS
All of our full-time employees, including our Named Executive Officers, are eligible to participate in our health and welfare plans on the same basis, including: medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, and group life insurance.
RETIREMENT PLANS
We currently maintain a 401(k) retirement savings plan for our employees who satisfy certain eligibility requirements. Our Named Executive Officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee’s contributions, and we may make certain discretionary profit-sharing contributions (though no profit- sharing contributions were made to any participants in 2025). Both the matching contributions and the profit- sharing contributions vest immediately. We believe that offering a vehicle for tax-deferred retirement savings through our 401(k) plan and making matching contributions and profit-sharing contributions that vest over time add to the overall desirability of our compensation packages and further incentivize our employees in accordance with our compensation policies. We do not maintain any defined benefit pension plans or deferred compensation plans.
PERQUISITES
Each of the Named Executive Officers participated in a vehicle allowance program during 2025. In 2025, the Company also provided other limited perquisites to its Named Executive Officers, including club memberships and dues, and also permitted Messrs. Sledge and Fietz’s spouses, respectively, to accompany them on certain business trips via Company chartered aircraft that resulted in no incremental cost to the Company. The Compensation Committee reviews the perquisites we provide to our Named Executive Officers periodically to ensure that they are necessary to retain our executives, appropriate, and consistent with benefits offered by companies with which we compete for executive talent.
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Executive Compensation
IV. OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

Executive Severance Plan
The Board adopted the Third Amended and Restated ProPetro Services, Inc. Executive Severance Plan (the “Executive Severance Plan”) because they and the Compensation Committee felt it was desirable to pivot away from individually negotiated employment agreements and towards a streamlined plan providing for more uniform treatment upon a termination of employment. Each of our Named Executive Officers is a participant in the Executive Severance Plan. We believe the Executive Severance Plan serves to maintain the focus of our senior executives and ensure that their attention, efforts and commitment are aligned with maximizing the success of the Company and stockholder value. Further, providing market severance benefits is an important element of compensation that allows us to attract and retain talented executives, ensuring continuity of management, stability of the Company, and efficient execution of our business goals.
The amounts of the severance and benefits established for each “Tier” under the Executive Severance Plan were selected after the Compensation Committee received advice from its independent compensation consultant at the time of adoption regarding the types and amounts of severance that are market among the Company’s peers. The Compensation Committee also considered its members’ ample experience in the industry when making this determination. The Tier level assigned to each participant in the plan was determined based on each participant’s position and responsibility. No changes were made to the Tier levels or the Executive Severance Plan for the Named Executive Officers in 2025. The Tier levels for each of the Named Executive Officers and the terms of the Executive Severance Plan are described in detail below in the section entitled “Potential Payments upon Termination and Change of Control ― Executive Severance Plan.”

Retention Bonus for Interim Principal Financial Officer
Effective as of March 3, 2025, Celina A. Davila, then the Chief Accounting Officer and principal accounting officer of the Company, assumed the role of principal financial officer of the Company on an interim basis until a new principal financial officer was appointed on July 31, 2025. In connection with her appointment as interim principal financial officer of the Company, the Company entered into a retention bonus agreement (the “Retention Agreement”) with Ms. Davila whereby she is entitled to a cash payment of $100,000 (the “Retention Bonus”). The Retention Bonus will be paid in two installments as follows: (i) 35% will be paid no later than fifteen (15) days following March 3, 2026 and (ii) the remaining 65% will be paid no later than fifteen (15) days following September 3, 2026, in each case, subject to the applicable terms and conditions of the Retention Agreement. The Retention Agreement is intended to retain Ms. Davila during a period of leadership transition in her department and to compensate her for the additional time and responsibility required of her for her service as interim principal financial officer.

Employee Compensation Claw-Back Policy
Effective October 11, 2023, we adopted the ProPetro Holding Corp. Incentive-Based Compensation Recovery (Clawback) Policy (the “Clawback Policy”). The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listing Company Manual. Under the terms of the Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee shall take reasonably prompt action to cause the Company to recover from any covered executive the amount of any incentive- based compensation granted, earned or vested within the three preceding completed fiscal years, to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, earned, or vested had the financial statements been in compliance with the financial reporting requirements. Each executive officer, including our Named Executive Officers and former executive officers, are considered “covered executives” for purposes of the Clawback Policy. Incentive-based compensation is not subject to the Clawback Policy if it is received (i) prior to the date a covered executive becomes an executive officer or (ii) prior to October 2, 2023.
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Executive Compensation

Executive Stock Ownership Policy
Under the terms of our Executive Stock Ownership Policy, our executive officers must own shares of our common stock or certain equity awards with a value equal to not less than the following multiples of base salary:
Office	Multiple of Base Pay
Chief Executive Officer	■ ■ ■ ■ ■	5x
Chief Financial Officer and Chief Operating Officer	■ ■ ■	3x
All Other Executive Officers	■	1x
Any individuals who became executive officers as a result of an internal promotion or a new hire, will have five years from the date of being named an executive officer to meet the stock ownership guidelines. As a result, all of our Named Executive Officers except for Mr. Muñoz still have additional time in which to comply with these guidelines. As of December 31, 2025, Mr. Muñoz was in compliance with these ownership guidelines. In calculating the value of shares of our common stock or certain equity awards held for purposes of determining compliance with the policy, such value is equal to the closing price per share on the measurement date, based on shares owned outright and unvested RSUs, with the value of such unvested RSUs discounted by 40%. Unexercised option awards and unvested PSUs are excluded from the calculation.

Prohibition on Hedging and Pledging
We believe that derivative transactions, including puts, calls, and options, and hedging transactions for our securities carry a high risk of inadvertent securities laws violations and may lead to an officer, director, or employee no longer having the same objectives as the Company’s other stockholders. For these reasons, we prohibit our directors, officers, and employees from engaging in any type of derivative or hedging transactions in respect of our securities pursuant to our Insider Trading Compliance Policy. Company stock pledged as collateral, including shares held in a margin account, may be sold without the consent of the holder by the lender in a foreclosure or default event, which could lead to inadvertent securities laws violations. For this reason, pursuant to our Insider Trading Compliance Policy, we prohibit pledging Company securities as collateral to secure loans and purchasing Company securities on margin.

Grant Practices Specific to Stock Options and Similar Awards
We do not currently grant stock options or similar awards as part of our equity compensation programs and did not grant any such awards in 2025. We do not currently have a formal grant policy in place for equity-based awards, but if stock options or similar awards were to be granted in the future, the Company would not grant such options in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock. During fiscal year 2025, we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

No Tax Gross-Ups
We do not provide gross-up payments to cover our Named Executive Officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.

Regulatory Considerations
The tax and accounting implications of utilizing various forms of compensation are considered when adopting new or modifying existing compensation programs. Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) generally precludes a publicly held company from taking a federal income tax deduction for compensation paid in excess of $1 million per year to certain covered employees, which include our Named Executive Officers. To maintain flexibility in compensating the Company’s executive officers in a manner designed to promote achievement of corporate goals, retention and recruitment, the Compensation Committee has not adopted a policy requiring all compensation to be tax deductible and expects that the deductibility of certain compensation paid will be limited by Section 162(m).
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Compensation Risk Assessment
The Compensation Committee reviews our compensation policies and practices on an annual basis to identify any risks posed by these programs and to assess the appropriateness of any risks identified. We believe that any risks associated with our compensation policies and practices are mitigated in large part by the following factors and, therefore, that no such risks are likely to have a material adverse effect on us:
We pay a mix of compensation which includes short-term cash and long-term equity-based compensation.

We base the vesting and payment of our incentive compensation awards on several different performance metrics, which discourages our employees from placing undue emphasis on any one metric or aspect of our business at the expense of others.

We believe that our performance metrics are reasonably challenging yet should not require inappropriate risk-taking to achieve.

The performance metrics for awards under our Annual Bonus Plan include quantitative financial and operational metrics as well as qualitative metrics related to our operations, strategy, and other aspects of our business, as well as the individual performance of our executives, and our Compensation Committee retains discretion to modify payout amounts under the Annual Bonus Plan, as appropriate.

The performance periods under our PSUs overlap, and our time-vested RSUs generally vest over a three-year period. This mitigates the motivation to maximize performance in any one period at the expense of others.

Our Named Executive Officers are required to own our common stock at levels provided in our Executive Stock Ownership Guidelines.
We have instituted a claw-back policy, which allows us to claw-back compensation in the event of a financial restatement.
We believe that we have an effective management process for developing and executing our short- and long-term business plans.
Our compensation policies and programs are overseen by the Compensation Committee.
The Compensation Committee retains an independent compensation consultant.
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Executive Compensation
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the above CD&A with management, and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.
The Compensation Committee of the Board of Directors
MICHELE VION	MARK S. BERG
Chair

ANTHONY J. BEST	MARY P. RICCIARDELLO
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Executive Compensation
Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table summarizes the compensation provided by us to our Named Executive Officers for the fiscal years ended December 31, 2025, 2024, and 2023.
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Samuel D. Sledge Chief Executive Officer	2025	975,000	―	4,391,410	―	1,137,500	35,802	6,539,712
	2024	946,000	―	3,771,150	―	1,231,030	39,267	5,987,447
	2023	800,000	―	4,210,746	―	735,800	41,414	5,787,960
Caleb L. Weatherl(5) Chief Financial Officer	2025	245,959	―	1,013,864	―	229,000	57,991	1,546,814
Adam Muñoz President and Chief Operating Officer	2025	612,000	―	1,951,732	―	613,200	67,622	3,244,554
	2024	600,000	―	1,953,457	―	721,800	49,809	3,325,066
	2023	572,000	―	2,105,373	―	501,100	52,359	3,230,832
Shelby Fietz Chief Commercial Officer	2025	505,000	―	975,875	―	478,150	62,311	2,021,336
	2024	495,000	―	879,045	―	527,027	53,580	1,954,652
	2023	365,193	―	3,449,874	―	414,500	56,729	4,286,296
John J. “Jody” Mitchell General Counsel	2025	500,000	―	975,875	―	473,400	53,539	2,002,814
	2024	450,000	―	947,423	―	401,288	48,107	1,846,818
	2023	387,000	―	834,721	―	270,000	51,414	1,543,135
Celina A. Davila(5) Former Interim Principal Financial Officer	2025	320,000	―	179,343	―	301,800	52,132	853,275
David S. Schorlemer(5) Former Chief Financial Officer	2025	91,726	―	―	―	―	1,607,479	1,699,205
	2024	540,000	―	1,562,753	―	516,618	50,780	2,670,151
	2023	515,000	―	1,486,143	―	406,200	72,509	2,479,852

(1)
The amounts in this column represent the base salary of each Named Executive Officer earned for the year indicated.

(2)
Amounts in this column for 2025 reflect the aggregate grant date fair value of the RSU and PSU awards granted in 2025 under the 2020 LTIP, calculated in accordance with FASB ASC Topic 718. The FASB ASC Topic 718 value for the RSUs was calculated using the closing price per share of our common stock on the date of grant multiplied by the total number of RSUs granted. The FASB ASC Topic 718 grant date fair value of the PSUs was determined using a Monte Carlo simulation. For information regarding assumptions underlying the valuation of equity awards, see Note 14 of the Consolidated Financial Statements included in our 2025 Annual Report on Form 10-K. The actual amount realized upon settlement of RSU and PSU awards will depend upon the market price of the Company’s stock on the settlement date and the Company’s performance (with respect to the PSUs).

(3)
Amounts in this column for 2025 represent the short-term cash incentive awards for performance during the 2025 fiscal year pursuant to the Annual Bonus Plan, determined based on achievement of the applicable performance metrics. See “Compensation Discussion and Analysis—Elements of Compensation and 2025 Decisions in Detail—Annual Cash Incentive Awards” above for additional informational regarding these awards.

(4)
Amounts in this column are comprised of the payments and benefits enumerated in the table below.

Name	Vehicle Allowance Program(a) ($)	Contribution to 401(k) Plan(b) ($)	Club Dues/ Membership Fees(c) ($)	Severance(d) ($)	PTO Payout(e) ($)	Total(f) ($)
Samuel D. Sledge	9,969	21,000	4,833	―	―	35,802
Caleb L. Weatherl	6,646	10,222	41,123	―	―	57,991
Adam Muñoz	14,400	21,000	32,222	―	―	67,622
Shelby Fietz	14,400	21,000	26,911	―	―	62,311
John J. “Jody” Mitchell	14,400	21,000	18,139	―	―	53,539
Celina A. Davila	14,400	21,000	16,732	―	―	52,132
David S. Schorlemer	3,323	21,000	1,867	1,553,595	27,694	1,607,479

(a)
The amounts in this column reflect the cost of the Company’s vehicle allowance program.

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(b)
The amounts in this column reflect the Company’s contribution to each Named Executive Officer’s account in the Company’s 401(k) plan.

(c)
The amounts in this column reflect club dues or membership fees paid by the Company.

(d)
The amounts in this column reflect the cash severance paid to Mr. Schorlemer in connection with the termination of his employment with the Company on March 3, 2025. The amounts paid were amounts Mr. Schorlemer had a legal right to receive pursuant to the terms of the Company’s Executive Severance Plan as a result of his involuntary termination without cause. No new or additional benefits were provided in connection with his separation.

(e)
The amounts in this column reflect the value of the accrued but unused paid time off paid to Mr. Schorlemer in connection with the termination of his employment with the Company on March 3, 2025.

(f)
In addition to the amounts included herein, the spouses of Messrs. Sledge and Fietz, respectively, accompanied them on certain business trips via Company chartered aircraft, but such travel resulted in no incremental cost to the Company.

(5)
Ms. Davila was appointed as the Interim Principal Financial Officer of the Company effective March 3, 2025, and Mr. Weatherl was appointed as the Chief Financial Officer of the Company effective July 14, 2025 and Principal Financial Officer July 31, 2025. Because Ms. Davila and Mr. Weatherl became Named Executive Officers in fiscal year 2025, their compensation is not disclosed for fiscal years 2024 or 2023. Ms. Davila continues to serve as the Chief Accounting Officer of the Company. Mr. Schorlemer’s employment with the Company was terminated without cause on March 3, 2025.

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GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)
Samuel D. Sledge
Annual Bonus	―	560,625	1,121,250	2,242,500	―	―	―	―	―
Annual RSUs(5)	3/4/2025	―	―	―	―	―	―	252,525	1,898,988
PSUs	3/4/2025	―	―	―	101,010	252,525	505,050	―	2,492,422
Caleb L. Weatherl
Annual Bonus	―	110,682	221,363	442,726	―	―	―	―	―
Annual RSUs(5)	8/1/2025	―	―	―	―	―	―	100,482	509,444
PSUs	8/1/2025	―	―	―	40,193	100,482	200,964	―	504,420
Adam Muñoz
Annual Bonus	―	306,000	612,000	1,224,000	―	―	―	―	―
Annual RSUs(5)	3/4/2025	―	―	―	―	―	―	112,233	843,992
PSUs	3/4/2025	―	―	―	44,893	112,233	224,466	―	1,107,740
Shelby Fietz
Annual Bonus	―	227,250	454,500	909,000	―	―	―	―	―
Annual RSUs(5)	3/4/2025	―	―	―	―	―	―	56,117	422,000
PSUs	3/4/2025	―	―	―	22,447	56,117	112,234	―	553,875
John J. “Jody” Mitchell
Annual Bonus	―	225,000	450,000	900,000	―	―	―	―	―
Annual RSUs(5)	3/4/2025	―	―	―	―	―	―	56,117	422,000
PSUs	3/4/2025	―	―	―	22,447	56,117	112,234	―	553,875
Celina A. Davila
Annual Bonus	―	104,000	208,000	416,000	―	―	―	―	―
Annual RSUs(5)	3/4/2025	―	―	―	―	―	―	17,957	135,037
PSUs	3/4/2025	―	―	―	1,796	4,489	8,978	―	44,306
David S. Schorlemer
Annual Bonus(6)	―	―	―	―	―	―	―	―	―
Annual RSUs	―	―	―	―	―	―	―	―	―
PSUs	―	―	―	―	―	―	―	―	―

(1)
Amounts in these columns represent the estimated payouts for annual cash incentive awards under the Annual Bonus Plan for 2025 assuming threshold, target, and maximum performance achievement. The amounts for Mr. Weatherl are pro-rated based on his hire date of July 14, 2025. The actual amounts paid to our Named Executive Officers for 2025 can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. See “Compensation Discussion and Analysis—Elements of Compensation and 2025 Decisions in Detail—Annual Cash Incentive Awards” above for additional information regarding these awards.

(2)
These amounts represent the threshold, target, and maximum number of PSUs granted to the Named Executive Officers during 2025. The number of PSUs which ultimately vest is based on the performance of the Company’s TSR relative to the TSR of the companies in our 2025 Performance Peer Group during the three-year performance period ending on December 31, 2027, subject to the Named Executive Officer’s continued employment through such date.

(3)
Amounts in this column reflect RSUs granted to the Named Executive Officers during 2025.

(4)
These amounts represent the aggregate grant date fair value of RSUs and PSUs granted in 2025 to the Named Executive Officers, computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The grant date fair value of the PSUs is based on probable outcome with regard to the applicable performance metrics. For information regarding assumptions underlying the valuation of equity awards, see Note 14 of the Consolidated Financial Statements in our 2025 Annual Report on Form 10-K.

(5)
Amounts in these rows reflect annual RSUs granted to the Named Executive Officers during 2025. One-third of each such grant vests on each of the first three anniversaries of the applicable date of grant, subject to the Named Executive Officer’s continued employment through each such date.

(6)
Mr. Schorlemer’s employment with the Company was terminated without cause on March 3, 2025. Accordingly, no annual cash incentive eligibility was established for Mr. Schorlemer for 2025.

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Executive Severance Plan
None of the Named Executive Officers is currently a party to an employment agreement with us. Instead, they participate in the Executive Severance Plan. For additional information regarding the terms and conditions of this plan please see “Potential Payments Upon Termination or Change in Control—Executive Severance Plan.”
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table reflects information regarding outstanding and unvested stock options, RSUs, and PSUs held by our Named Executive Officers as of December 31, 2025.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(2) ($)
Samuel D. Sledge	21,750	―	14.00	3/16/2027	―	―	―	―
	―	―	―	―	472,533	4,493,789	―	―
	―	―	―	―	―	―	990,710	9,421,652
Caleb L. Weatherl	―	―	―	―	100,482	955,584	―	―
	―	―	―	―	―	―	200,964	1,911,168
Adam Muñoz	48,938	―	14.00	3/16/2027	―	―	―	―
	―	―	―	―	225,152	2,141,196	―	―
	―	―	―	―	―	―	476,038	4,527,121
Shelby Fietz	6,090	―	14.00	3/16/2027	—	—	―	―
	―	―	―	―	201,776	1,918,890	―	―
	―	―	―	―	―	―	225,440	2,143,934
John J. “Jody” Mitchell	―	―	―	―	108,310	1,030,028	―	―
	―	―	―	―	―	―	234,246	2,227,679
Celina A. Davila	―	―	―	―	33,354	317,197
	―	―	―	―	―	―	16,524	157,143
David S. Schorlemer(4)	―	―	―	―	―	―	―	―

(1)
The amounts in this column represent RSU awards held by each Named Executive Officer, which vest pro-rata over the applicable remaining vesting dates as follows, subject to the Named Executive Officer’s continued employment:

Name	Number of Unvested RSUs on 12/31/2025	Remaining Vesting Dates
Samuel D. Sledge	58,121	February 1, 2026
	161,887	February 28, 2026 and February 28, 2027
	252,525	March 4, 2026, March 4, 2027, and March 4, 2028
Caleb L. Weatherl	100,482	August 1, 2026, August 1, 2027, and August 1, 2028
Adam Muñoz	29,061	February 1, 2026
	83,858	February 28, 2026 and February 28, 2027
	112,233	March 4, 2026, March 4, 2027, and March 4, 2028
Shelby Fietz	3,539	February 1, 2026
	104,384	November 26, 2026
	37,736	February 28, 2026 and February 28, 2027
	56,117	March 4, 2026, March 4, 2027, and March 4, 2028
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Name	Number of Unvested RSUs on 12/31/2025	Remaining Vesting Dates
John J. “Jody” Mitchell	11,522	February 1, 2026
	40,671	February 28, 2026 and February 28, 2027
	56,117	March 4, 2026, March 4, 2027, and March 4, 2028
Celina A. Davila	3,344	February 1, 2026
	1,990	September 4, 2026
	10,063	February 28, 2026 and February 28, 2027
	17,957	March 4, 2026, March 4, 2027, and March 4, 2028

(2)
The amounts in this column were calculated by multiplying $9.51, the closing price of our common stock on December 31, 2025, by the number of awards reported.

(3)
Pursuant to the applicable rules, the amounts in this column and in the table below reflect the maximum number of PSUs held by each Named Executive Officer that were granted in 2024 and 2025 because performance as of December 31, 2025 was above target for both the 2024 and 2025 PSUs. Both the PSUs granted to the Named Executive Officers in 2024 and 2025 may vest, if at all, based on the performance of the Company’s stock relative to a peer group during the applicable three-year performance period as shown in the below table. The actual number of PSUs earned based on actual performance over the full performance period may range from 0% to 200% of the target amount.

Name	Number of Unvested PSUs on 12/31/2025	Applicable Performance Period End Date
Samuel D. Sledge	485,660	December 31, 2026
	505,050	December 31, 2027
Caleb L. Weatherl	200,964	December 31, 2027
Adam Muñoz	251,572	December 31, 2026
	224,466	December 31, 2027
Shelby Fietz	113,206	December 31, 2026
	112,234	December 31, 2027
John J. “Jody” Mitchell	122,012	December 31, 2026
	112,234	December 31, 2027
Celina A. Davila	7,546	December 31, 2026
	8,978	December 31, 2027

(4)
Mr. Schorlemer’s employment with the Company was terminated without cause on March 3, 2025. Accordingly, all outstanding RSUs and PSUs held by Mr. Schorlemer at the time of his termination of employment were forfeited in accordance with the terms of the applicable awards.

2025 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Samuel D. Sledge	―	―	399,221	3,649,922
Caleb L. Weatherl	―	―	―	―
Adam Muñoz	―	―	207,095	1,890,360
Shelby Fietz	―	―	163,513	1,437,201
John J. “Jody” Mitchell	—	—	80,326	732,408
Celina A. Davila	―	―	11,966	96,092
David S. Schorlemer(3)	―	―	70,131	606,879

(1)
This column reflects the RSUs and PSUs held by each Named Executive Officer that vested during 2025. Performance for the 2023 PSUs for which the performance period ended on December 31, 2025 resulted in a relative total shareholder return of the 60th percentile of the relevant peer group, providing a payout of 130% of target performance.

(2)
This column reflects the aggregate market value realized by each Named Executive Officer upon vesting, calculated by multiplying the number of RSUs and PSUs that vested (including shares withheld for tax withholding purposes) by the closing price of our common stock on the applicable vesting date or, to the extent the vesting date was not a trading date, the closing price on the last preceding trading date.

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(3)
Mr. Schorlemer’s employment with the Company was terminated without cause on March 3, 2025. Accordingly, all outstanding RSUs and PSUs held by Mr. Schorlemer at the time of his termination of employment were forfeited in accordance with the terms of the applicable awards. The amounts included in this table with respect to Mr. Schorlemer vested prior to his termination of employment.

PENSION BENEFITS
We do not sponsor any qualified or non-qualified defined benefit pension plans.
NONQUALIFIED DEFERRED COMPENSATION
We do not have any non-qualified deferred compensation plans.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Executive Severance Plan
In 2020, the Board adopted the Executive Severance Plan, pursuant to which the Named Executive Officers are eligible to receive severance payments and benefits, as described in more detail below. None of the Named Executive Officers currently have an employment agreement with the Company. Pursuant to the terms of the Executive Severance Plan, the level of severance benefit for which a participant is eligible is determined based on their designated “Tier.” As of December 31, 2025, the Tier levels for each of the Named Executive Officers was as follows:
Name	Executive Severance Plan Tier Level
Samuel D. Sledge	Tier 1
Caleb L. Weatherl	Tier 2
Adam Muñoz	Tier 2
Shelby Fietz	Tier 2
John J. “Jody” Mitchell	Tier 2
Celina A. Davila	Tier 2
David S. Schorlemer(1)	N/A

(1)
Mr. Schorlemer was Tier 2 at the time of his termination on March 3, 2025. In connection with his termination without cause, he received the payments and benefits that he had a legal right to under the existing terms of the Executive Severance Plan. No new or additional benefits or compensation in excess of what Mr. Schorlemer had a legal right to under the Executive Severance Plan were provided in connection with the Separation.

Upon the Named Executive Officer’s termination without “Cause” or a resignation for “Good Reason” (each as defined in the Executive Severance Plan and described below), current participants in the Executive Severance Plan will be eligible to receive the following benefits:
•
A lump sum cash payment equal to 2.0 (for Tier 1 Executives), 1.5 (for Tier 2 Executives) or 1.0 (for Tier 3 Executives) times the sum of the participant’s (i) annualized base salary then in effect and (ii) target annual bonus for the year in which the termination occurred,

•
Any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives, and

•
Reimbursement for a portion of the cost of continuation coverage for the participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to COBRA for 12 months (or 18 months for Tier 1 Executives), unless such coverage is earlier terminated in accordance with the terms of the Executive Severance Plan.

Upon a termination without Cause or a resignation for Good Reason within 12 months following a “Change in Control” (as defined in the Executive Severance Plan), participants in the Executive Severance Plan will be eligible to receive the following benefits:
•
A lump sum cash payment equal to 3.0 (for Tier 1 Executives), 2.0 (for Tier 2 Executives) or 1.5 (for Tier 3 Executives) times the sum of the participant’s (i) annualized base salary then in effect and (ii) target annual bonus as in effect immediately prior to the Change in Control,

•
Any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives,

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•
A lump sum cash payment equal to a prorated target bonus for the year of termination based on days of service during the applicable calendar year, and

•
Full reimbursement of the cost of continuation coverage for the participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to the COBRA, for 12 months (or 18 months for Tier 1 Executives), unless such coverage is earlier terminated in accordance with the terms of the Executive Severance Plan.

Additionally, if a participant’s employment with the Company terminates as a result of his or her death or “Disability” (as defined in the Executive Severance Plan), then the participant will be eligible to receive the following benefits:
•
Any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives, and

•
A lump sum cash payment equal to a prorated target bonus for the year of termination based on days of service during the applicable calendar year.

In order to receive any of the foregoing severance benefits under the Executive Severance Plan, a participant must timely execute (and not revoke) a release of claims in favor of the Company and its affiliates. Further, the Executive Severance Plan requires continued compliance with certain confidentiality, non-competition, non-solicitation and non-disparagement covenants as set forth in the award agreements under the ProPetro Holding Corp. 2017 Incentive Award Plan (the “2017 LTIP”) and the 2020 LTIP. If the severance benefits under the Executive Severance Plan would trigger an excise tax for a participant under Section 4999 or Section 280G of the Code (“Section 280G”) the Executive Severance Plan provides that the participant’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the participant would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.
As used in the Executive Severance Plan, the following terms generally mean:
“Cause” generally means the Named Executive Officer’s:
(i)
material breach of the employment agreement or any other agreement with the Company or its affiliates, subject to a 30-day notice and 15-day cure period,

(ii)
material breach of the Company’s or its affiliates’ policies or code of conduct applicable to the Named Executive Officer,

(iii)
violation of any law applicable to the workplace or employment relationship,

(iv)
gross negligence, material misconduct reflecting negatively on the Company, breach of fiduciary duty, fraud, theft, or embezzlement,

(v)
conviction of or plea of nolo contendere to any felony (or state law equivalent) or any crime involving moral turpitude,

(vi)
material failure or refusal (other than due to Disability) to perform obligations or any lawful director from the Board or an officer of the Company, subject to a 30-day notice and 15-day cure period,

(vii)
unlawful use or possession of illegal drugs on the Company’s premises or while performing duties,

(viii)
failure to exercise the degree of care, skill, and diligence as employees of ordinary skill and knowledge commonly possess and exercise, subject to a 30-day notice and 15-day cure period, or

(ix)
failure to act with undivided loyalty to the Company and its affiliates.

“Change in Control” has the meaning given to it under the 2020 LTIP, which is the same meaning given to such term under the 2017 LTIP and described below under “— 2017 LTIP.”
“Good Reason” generally means:
(i)
the material diminution in the Named Executive Officer’s base salary, unless in connection with a general reduction in base salaries that affects all similarly situated employees,

(ii)
material diminution in the Named Executive Officer’s authority, duties, or responsibilities unless in connection with an internal investigation by the Company (provided that his or her removal from the board of directors or as an officer of any of the Company’s affiliates shall not constitute Good Reason),

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(iii)
the material breach by the Company of any of its obligations under the agreement, or

(iv)
the Named Executive Officer’s relocation by more than 50 miles from his or her current place of business, in each case, subject to a 30-day notice period, 15-day cure period and the Named Executive Officer’s resignation within 75 days of the end of the cure period.

“Disability” generally means the Named Executive Officer’s inability to perform the essential functions of his or her job due to physical or mental impairment for a period that exceeds 120 consecutive days or 180 total days in any 12- month period, as determined by the Board.
2017 LTIP
Only Messrs. Sledge, Fietz and Muñoz hold stock options under the 2017 LTIP. The stock options granted under the 2017 LTIP are fully vested. The vested and outstanding stock options awarded under the 2017 LTIP will remain outstanding and exercisable for 90 days following a Named Executive Officer’s termination of service without “Cause” or due to his resignation for “Good Reason” and will remain outstanding and exercisable for 12 months following a Named Executive Officer’s termination of service due to his death, “Disability” or “Retirement.”
To receive the above described severance payments and benefits, the Named Executive Officers must execute a release of claims in favor of the Company and comply with the terms of certain restrictive covenants, including a one- year non-competition and two-year non-solicitation obligation as well as a perpetual confidentiality and non- disparagement obligations.
As used in the 2017 LTIP and the award agreements thereunder, “Cause” and “Disability” generally have the meanings set forth below. In addition, “Retirement” and “Change in Control” generally have the meanings set forth below.
“Cause” generally means the Named Executive Officer’s:
(i)
willful failure to substantially perform his or her duties,

(ii)
willful failure to carry out, or comply with, in any material respect any lawful directive of our board of directors,

(iii)
commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, a plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude,

(iv)
unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing his or her duties and responsibilities,

(v)
commission at any time of any act of fraud, embezzlement, misappropriation, misconduct, conversion of assets of the Company, or breach of fiduciary duty against the Company, or

(vi)
material breach of the employment agreement or any other agreement with the Company, subject to certain procedural requirements.

“Change of Control” generally means:
(i)
any transaction or series of transactions whereby any person, other than the Company, any of its subsidiaries or any Company benefit plan, acquires beneficial ownership of 30% or more of the total combined voting power of the Company’s securities,

(ii)
the current members of the Board cease to constitute a majority of the Board for any reason,

(iii)
the consummation by the Company of a merger, consolidation, reorganization or business combination or a sale of all or substantially all of the Company’s assets, unless:

(a)
the Company controls the successor entity,

(b)
no person owns 50% or more of the combined voting power of the successor entity, or

(c)
the current members of the Board represent the majority of the successor entity’s board, or

(iv)
the tenth day following the complete dissolution of the Company.

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“Disability” generally means the Named Executive Officer’s inability to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment.
“Retirement” generally means the termination of the Named Executive Officer’s employment following his attainment of both (i) age 60 and (ii) ten years of service with the Company or one of its affiliates.
2020 LTIP
All equity awards granted to the Named Executive Officers’ during or following 2021 are subject to the following terms.
Pursuant to the 2020 LTIP, in the event of a termination of employment of a Named Executive Officer due to his or her death or “Disability,” (i) all unvested RSUs that would have vested had the Named Executive Officer continued his or her service during the 12 months following the termination will vest on such termination or resignation date, and (ii) with respect to any unvested PSUs, if such termination of employment occurs within one year prior to the last day of the applicable performance period, the Named Executive Officer’s unvested PSUs will remain outstanding and eligible to vest at the end of the applicable performance period.
In the event of a termination of a Named Executive Officer by the Company without “Cause” upon or within one year following a “Change in Control,” all unvested RSUs and PSUs will immediately vest based on performance as of the date of the Change in Control. In addition, in the event of a Named Executive Officer’s resignation for “Good Reason” upon or within one year following a Change in Control, all unvested RSUs and PSUs will immediately vest based on performance as of the date of the Change in Control. In the event of a termination of employment of a Named Executive Officer for any other reason, all unvested RSUs and PSUs will be forfeited immediately upon the termination.
In the event of a Change in Control, the performance period for all unvested PSUs will be deemed to have ended as of the date of the Change in Control. Performance will be determined as of the date of the Change in Control and then deemed to be achieved at the greater of the target number of PSUs or performance determined as of the date of the Change in Control. Then, the PSUs for which the performance goal was obtained as described above will remain outstanding and eligible to vest at the end of the applicable performance period, subject to the Named Executive Officer’s continued employment through such date.
To receive the above-described severance payments and benefits, the Named Executive Officers must execute a release of claims in favor of the Company and comply with the terms of certain restrictive covenants, including a one- year non-competition and two-year non-solicitation obligation as well as a perpetual confidentiality and non- disparagement obligations.
The 2020 LTIP further specifies that unless otherwise provided for in an award agreement, if any awards under the 2020 LTIP are not assumed or substituted by a successor entity in a Change in Control, then all outstanding awards will become fully vested as of the date of the Change in Control (for PSUs, based on the greater of (i) target and (ii) actual performance as of the date of the “Change in Control”).
As used in the 2020 LTIP and the award agreements thereunder, “Cause,” “Change in Control,” “Disability” and “Good Reason” generally have the meanings set forth below.
“Cause” has the meaning given to it under the Executive Severance Plan, described above under “— Executive Severance Plan.”
“Change in Control” has the meaning given to “Change of Control” under the 2017 LTIP, described above under “— 2017 LTIP.”
“Disability” has the meaning given to it under the Executive Severance Plan, described above under “— Executive Severance Plan.”
“Good Reason” has the meaning given to it under the Executive Severance Plan, described above under “— Executive Severance Plan.”
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Quantification of Benefits on Termination
The table below quantifies the payments and benefits that would have been paid to our Named Executive Officers pursuant to the terms of the Executive Severance Plan and the equity award agreements in the event of certain terminations of employment with us, had such terminations occurred on December 31, 2025.
Name	Payments and Benefits	Termination without Cause or Resignation for Good Reason(1) ($)	Termination as a Result of Death, Disability(2) ($)	Termination as a Result of Retirement(3) ($)	Termination without Cause within One Year Following a Change in Control(4) ($)	Resignation for Good Reason within One Year Following a Change in Control(4) ($)
Samuel D. Sledge	Cash Severance(5)	4,192,500	―	―	6,288,750	6,288,750
	Pro-Rata Bonus(6)	―	1,121,250	―	1,121,250	1,121,250
	COBRA Subsidy(7)	23,766	―	―	38,653	38,653
	RSU and PSU Acceleration(8)	―	6,002,649	―	12,840,249	12,840,249
	Total	4,216,266	7,123,899	―	20,288,902	20,288,902
Caleb L. Weatherl	Cash Severance(5)	1,496,250	―	―	1,995,000	1,995,000
	Pro-Rata Bonus(6)	―	472,500	―	472,500	472,500
	COBRA Subsidy(7)	15,847	―	―	25,937	25,937
	RSU and PSU Acceleration(8)	―	318,528	―	2,732,970	2,732,970
	Total	1,512,097	791,028	―	5,226,407	5,226,407
Adam Muñoz	Cash Severance(5)	1,836,000	―	―	2,448,000	2,448,000
	Pro-Rata Bonus(6)	―	612,000	―	612,000	612,000
	COBRA Subsidy(7)	15,847	―	―	25,937	25,937
	RSU and PSU Acceleration(8)	―	3,040,551	―	6,136,098	6,136,098
	Total	1,851,847	3,652,551	―	9,222,035	9,222,035
Shelby Fietz	Cash Severance(5)	1,439,250	―	―	1,919,000	1,919,000
	Pro-Rata Bonus(6)	―	454,500	―	454,500	454,500
	COBRA Subsidy(7)	15,847	―	―	25,937	25,937
	RSU and PSU Acceleration(8)	―	2,288,011	―	3,815,856	3,815,856
	Total	1,455,097	2,742,511	―	6,215,293	6,215,293
John J. “Jody” Mitchell	Cash Severance(5)	1,425,000	―	―	1,900,000	1,900,000
	Pro-Rata Bonus(6)	―	450,000	―	450,000	450,000
	COBRA Subsidy(7)	15,847	―	―	25,937	25,937
	RSU and PSU Acceleration(8)	―	1,455,525	―	2,997,340	2,997,340
	Total	1,440,847	1,905,525	―	5,373,277	5,373,277
Celina A. Davila	Cash Severance(5)	792,000	―	―	1,056,000	1,056,000
	Pro-Rata Bonus(6)	―	208,000	―	208,000	208,000
	COBRA Subsidy(7)	15,847	―	―	25,937	25,937
	RSU and PSU Acceleration(8)	―	215,769	―	456,881	456,881
	Total	807,847	423,769	―	1,746,818	1,746,818

(1)
Amounts in this column reflect payments made upon termination by the Company without “Cause” or by the Named Executive Officer for “Good Reason.” Such quoted terms are as defined in the Executive Severance Plan, as described above.

(2)
Amounts in this column reflect payments made upon termination as a result of the Named Executive Officer’s death or “Disability.” “Disability” is as defined in the Executive Severance Plan for the pro-rata bonus payable upon such termination of employment and is as defined in the applicable award agreements for the equity award acceleration, each as described above.

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(3)
Amounts in this column reflect payments made upon termination as a result of the Named Executive Officer’s “Retirement” (as defined in the applicable award agreements and described above). As described above, neither the Executive Severance Plan nor the 2020 LTIP (or any of the award agreements thereunder) provide any severance payments or benefits upon a Named Executive Officer’s “Retirement.” As of December 31, 2025, there were no RSUs or PSUs outstanding under the 2017 LTIP, and the exercise price applicable to the stock options held by Messrs. Sledge, Fietz and Muñoz under the 2017 LTIP exceeded the closing price of our common stock on December 31, 2025. Therefore, no value is included in this column.

(4)
Amounts in this column reflect payments made upon termination by the Company without Cause or by the Named Executive Officer for Good Reason, in each case, within 12 months following a “Change in Control” (as defined in the 2020 LTIP and described above). As described above under “— 2020 LTIP,” RSUs and PSUs granted in 2023 and 2024 under the 2020 LTIP are accelerated in connection with a Named Executive Officer’s termination without Cause or resignation for Good Reason, in each case, within 12 months following a Change in Control.

(5)
Pursuant to the Executive Severance Plan, upon termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, each Named Executive Officer will receive either 2.0 (for Mr. Sledge) or 1.5 (for Messrs. Fietz, Muñoz, Mitchell, Weatherl, and Ms. Davila) times the sum of his annual base salary and the target amount of his/her annual bonus for the year in which the termination occurs, payable in a lump sum following the termination of employment. If such termination of employment occurs within one year following a Change in Control, each Named Executive Officer will receive either 3.0 (for Mr. Sledge) or 2.0 (for Messrs. Fietz, Muñoz, Mitchell, Weatherl and Ms. Davila) times the sum of his/her annual base salary and the target amount of his/her bonus for the year in which the Change in Control occurs.

(6)
Pursuant to the terms of the Executive Severance Plan, upon a termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, in each case, within one year following a Change in Control, or upon a termination of employment due to the Named Executive Officer’s death or Disability, each Named Executive Officer will receive a pro-rata bonus, based upon the number of days each such Named Executive Officer was employed by the Company during the applicable calendar year and achievement of target performance. The target bonuses payable to the Named Executive Officers are included in the table because the Named Executive Officers would have been employed for the full year if their termination occurred on December 31, 2025.

(7)
Pursuant to the terms of the Executive Severance Plan, upon termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, the Company will reimburse each of the Named Executive Officers for the difference between the cost of the COBRA premiums and the cost for similarly-situated employees to effect such coverage under the Company’s group health plans for up to 18 months for Mr. Sledge and up to 12 months for Messrs. Muñoz, Fietz, Mitchell, Weatherl and Ms. Davila following such termination. Upon termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, in each case, within 12 months following a Change in Control, the Company will reimburse each of the Named Executive Officers for the full amount of the COBRA premiums for up to 18 months for Mr. Sledge and up to 12 months for Messrs. Muñoz, Fietz, Mitchell, Weatherl and Ms. Davila. The COBRA reimbursement amount is based on the premiums in effect on December 31, 2025 and each applicable Named Executive Officer’s elections in place on such date, which are assumed for purposes of this table to remain the same throughout the period for which the COBRA reimbursement would be available.

(8)
For the RSUs, these amounts are calculated by multiplying the number of RSUs that would have become vested upon the applicable event by $9.51, the closing price of our common stock on December 31, 2025. PSUs that vest as a result of a Named Executive Officer’s death or Disability will vest based on actual performance as of the end of the applicable performance period, and, as a result, the amounts included reflect estimated payouts of such PSUs. For PSUs that vest upon termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, in each case, within one year following a Change in Control, actual performance as of the date of the Change in Control is used and, as a result, the amounts included reflect estimated payouts of such PSUs. As of December 31, 2025, the actual performance was at 168% for the PSUs granted in 2024 and 186% for the PSUs granted in 2025.

Termination of Employment—Former Chief Financial Officer
Effective March 3, 2025, Mr. Schorlemer’s employment with the Company was terminated without cause (the “Separation”). In connection with the Separation, the Company entered into a separation and release agreement with Mr. Schorlemer pursuant to which he released the Company and its affiliates from certain liabilities and affirmed the restrictive covenants with which he had an obligation to comply and the Company, in turn, confirmed that it would provide Mr. Schorlemer with the payments and benefits that he had a legal right to under the existing terms of the Executive Severance Plan and the terms of the award agreements pursuant to which his outstanding equity awards were originally granted.
The payments and benefits Mr. Schorlemer had a right to receive upon a qualifying termination without cause for a Tier 2 participant under the Executive Severance Plan were as follows: (A) a lump-sum cash payment equal to $1,553,595 for his severance payment and COBRA subsidy and (B) a payment in the amount of $516,618 for his earned but unpaid bonus for the 2024 fiscal year. Additionally, the Company paid Mr. Schorlemer a cash payment
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for his paid time off accrued and unused as of March 3, 2025. No new or additional benefits or compensation in excess of what Mr. Schorlemer had a legal right to under the Executive Severance Plan were provided in connection with the Separation.
Pay versus Performance
As required by Item 402(v) of Regulation S-K, the Company is providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of the five years in the period ended December 31, 2025. In accordance with the applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table for each applicable year to determine the “actual” compensation paid to our Principal Executive Officers (“PEOs”) and the average “actual” compensation paid to our other Named Executive Officers (“NEOs”).
The following table summarizes compensation values reported in the Summary Compensation Table for our PEO and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” and the Company’s financial performance for the years ended December 31, 2025, 2024, 2023, 2022, and 2021:
Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(1) (2)	Compensation Actually Paid to First PEO(1) (2)	Compensation Actually Paid to Second PEO(1) (2)	Average Summary Compensation Table Total for Non-PEO NEOs(1) (2)	Average Compensation Actually Paid to Non-PEO NEOs(1)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in thousands)	Adjusted EBITDA (in thousands)(3)
							TSR	Peer Group TSR(3)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	N/A	$6,539,712	N/A	$7,639,696	$1,894,666	$1,807,069	$128.69	$124.42	$824	$208,443
2024	N/A	$5,987,447	N/A	$8,359,307	$2,449,172	$3,340,367	$82.93	$95.72	$(137,859)	$283,243
2023	N/A	$5,787,960	N/A	$3,198,910	$2,885,029	$1,983,266	$74.49	$106.43	$86,000	$404,000
2022	N/A	$5,028,294	N/A	$3,096,235	$6,276,617	$1,773,093	$92.18	$153.12	$2,030	$316,590
2021	$6,862,469	$3,164,649	$5,192,291	$2,999,764	$2,463,661	$2,133,954	$72.00	$80.32	$(54,185)	$135,007

(1)
The first and second PEOs reflected in columns (b) and (c) represent Phillip Gobe and Samuel Sledge, respectively. The non-PEO Named Executive Officers reflected in column (d) and (e) represent the following individuals by year:

2025 – Adam Muñoz, David S. Schorlemer, Caleb L. Weatherl, Celina A. Davila, Shelby Fietz, and John J. “Jody” Mitchell
2024 – Adam Muñoz, David S. Schorlemer, Shelby Fietz, and John J. “Jody” Mitchell
2023 – Adam Muñoz, David S. Schorlemer, Shelby Fietz, and John J. “Jody” Mitchell
2022 – Phillip Gobe, Adam Muñoz, David S. Schorlemer, and Newton W. Wilson III
2021 – Adam Munoz, David S. Schorlemer, and Newton W. Wilson III
(2)
The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation S-K as disclosed in columns (c) and (e) for the PEO (Samuel Sledge) and Non-PEO NEOs in 2025. As the Company’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

2025
PEO SUMMARY COMPENSATION TABLE TOTALS	$6,539,712
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(4,391,410)
Fair value at year end of equity awards granted during the year	5,979,792
Fair value of equity awards granted and vested during the year	—
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	246,007
Change in fair value of equity awards granted in prior years that vested during the year	(734,405)
Equity awards granted in prior years that were forfeited during the year	—
Dividends or other earnings paid on equity awards during the year	—
Total Equity Award Related Adjustments	1,099,984
COMPENSATION ACTUALLY PAID TOTALS	$7,639,696
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2025
NON-PEO NEOS SUMMARY COMPENSATION TABLE TOTALS	$1,894,666
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(849,448)
Fair value at year end of equity awards granted during the year	1,321,529
Fair value of equity awards granted and vested during the year	—
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	44,801
Change in fair value of equity awards granted in prior years that vested during the year	(118,491)
Equity awards granted in prior years that were forfeited during the year	(485,988)
Dividends or other earnings paid on equity awards during the year	—
Total Equity Award Related Adjustments	(87,597)
AVERAGE COMPENSATION ACTUALLY PAID TOTALS	$1,807,069

(3)
The Peer Group in this column consists of Calfrac Well Services Ltd, Liberty Energy Inc., Mammoth Energy Services Inc., Patterson-UTI Energy Inc., RPC Inc., and ProFrac Holding Corp.

(4)
We define EBITDA as earnings before (i) interest expense, (ii) income taxes, and (iii) depreciation and amortization. We define Adjusted EBITDA as EBITDA, plus (a) loss/(gain) on disposal of assets and businesses, (b) stock-based compensation, (c) business acquisition contingent consideration adjustments, (d) other expense/(income), (e) other unusual or nonrecurring (income)/expenses, such as impairment expenses, costs related to asset acquisitions, insurance recoveries, one-time professional fees and legal settlements and (f) retention bonuses and severance expense. For a more detailed definition of the non-GAAP financial measure of Adjusted EBITDA and reconciliation of Adjusted EBITDA to our most directly comparable financial measures calculated in accordance with GAAP, please read “How We Evaluate Our Operations” in our Form 10-K filed for the year ended December 31, 2025.

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NARRATIVE DISCLOSURE TO PAY VERSUS PERFORMANCE TABLE
CAP and Company TSR
The PEOs’ and other NEOs’ CAP generally align with the Company’s TSR over the three years presented in the table. This is primarily because a significant portion of the CAP to the PEOs and other NEOs is comprised of equity awards. Over the three years presented in the table, the total compensation of the PEO has been comprised of approximately 70% equity-based awards, while approximately 65% of the total compensation of the other NEOs has been comprised of equity-based awards. For more detail regarding the Company’s equity awards, please see “Compensation Discussion and Analysis — What Guides Our Program” in this proxy statement.
Company TSR vs. Peer Group TSR
The Company’s cumulative TSR over the five year period was +28.69%, which outperformed the Peer Group TSR over the five period of +24.42%. Pursuant to Item 402(v) of Regulation S-K, the Company used the same peer group used for purposes of Item 201(e) of Regulation S-K, which is different than the peer group used for measuring performance of PSUs. The Company’s PSUs vest based on the performance of the Company’s TSR relative to the TSR of the companies in our performance peer group during three-year performance periods. For more information of the performance peer group used for PSUs please see “Compensation Discussion and Analysis—What Guides Our Program—Use of Peer Compensation Data” in this proxy statement.
CAP vs. Net Income
The Company’s net income has steadily increased through 2023 and then significantly decreased in 2024 and 2025 while the PEOs’ and other NEOs’ CAP has varied significantly each year. This is due to the emphasis the Company places on equity-based awards, which are sensitive to changes in the price of the Company’s common stock. In addition, the Company does not use net income to determine compensation levels or equity-based award payouts.
CAP vs. Adjusted EBITDA (the Company-Selected Measure)
The Company’s Adjusted EBITDA declined in 2024 and 2025 from a high in 2023 while the PEOs’ and other NEOs’ CAP has varied significantly each year. This is due to the emphasis the Company places on equity-based awards, which are sensitive to changes in the price of the Company’s common stock. The Company uses Adjusted EBITDA as a performance metric for annual cash incentive awards granted under the Annual Bonus Plan. For fiscal year 2025, 40% of each NEO’s annual cash incentive was based on the achievement of Adjusted EBITDA.
Tabular Disclosure of Most Important Measures to Determine FY2025 CAP
The measures listed below represent the most important financial performance measures that we used to determine CAP for fiscal year 2025. For more detail regarding these financial performance measures, please see “Compensation Discussion and Analysis—What Guides Our Program” in this proxy statement.
Most Important Financial Performance Measures
Adjusted EBITDA
Relative TSR
Free Cash Flow
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CEO Pay Ratio
As of December 31, 2025, the Company employed approximately 1,700 people, all in the United States. Using a consistently applied compensation measure, we determined as of December 31, 2025 the total annual cash compensation of each of our employees (excluding our Chief Executive Officer), and then identified the “median employee” within our employee population.
To identify the median compensated employee, we used total annual compensation, including base salary, actual bonus paid, value of equity awards vested, overtime and allowances, as applicable. Salaries were annualized for those full- and part-time employees who did not work for the full year. Reasonable estimates of cash compensation were made for those employees who were hired during 2025 using current base salary and target bonus amounts and any overtime or allowances paid during 2025. Once the median employee was identified, we determined his or her annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC rules, which resulted in annual total compensation for the median employee equal to $121,523 for 2025. This calculation is the same calculation used to determine total compensation for purposes of the 2025 Summary Compensation Table with respect to each of the Named Executive Officers.
Our Chief Executive Officer’s 2025 total compensation was $6,539,712. Therefore, the ratio of our Chief Executive Officer’s compensation to the median employee’s compensation was approximately 54 to 1 for 2025.
Employee	2025 Annual Total Compensation ($)	Estimated Pay Ratio
Chief Executive Officer	6,539,712	54:1
Median employee, other than our CEO	121,523
SEC rules do not specify a single methodology for identification of the median employee, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company’s pay ratio as disclosed above. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.
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Proposal 3—Approval of the Third Amended and Restated 2020 Long Term Incentive Plan

The use of equity-based awards under the 2020 LTIP has been a key component of our compensation program since its adoption. The ability to grant equity-based compensation awards is critical to attracting and retaining highly qualified individuals. The Board believes that it is in the best interest of our stockholders for those individuals to have an ownership interest in the Company in recognition of their present and potential contributions and to align their interests with those of our future stockholders.
The ProPetro Holding Corp. 2020 Long Term Incentive Plan was originally adopted and approved by shareholders, effective October 22, 2020, and subsequently amended and restated effective on each of May 11, 2023 and May 20, 2025 (the latter amendment and restatement, the “Second A&R LTIP”). The Board has determined that the current number of shares available for grant under the Second A&R LTIP (which is our only active equity-based plan) is not sufficient to meet the objectives of our compensation program going forward. Accordingly, the Board has adopted, subject to shareholder approval, and proposes that our stockholders approve the Third Amended and Restated ProPetro Holding Corp. 2020 Long Term Incentive Plan (“Third A&R LTIP”) in order to increase the number of shares of our common stock available for future grants by 3,540,000, from 10,520,000 to 14,060,000, as described below, and to extend the term of the plan to the tenth anniversary of the 2026 annual meeting.
At the 2026 annual meeting, our stockholders will be asked to approve the Third A&R LTIP. If approved by our stockholders, the Third A&R LTIP will be effective as of the date of the 2026 annual meeting. If the Third A&R LTIP is not approved by our stockholders, then the Second A&R LTIP will remain in effect without any increase in the number of shares of our common stock available for future grants.
BACKGROUND AND PURPOSE OF THE PROPOSAL
The Second A&R LTIP authorizes awards to be granted covering up to 10,520,000 shares of our common stock, subject to the share recycling and adjustment provisions described below. As of March 25, 2026, there were approximately 1,637,678 shares of our common stock available for new awards under the Second A&R LTIP (counting performance-based awards at the maximum payout level).
On April 7, 2026, subject to approval by our stockholders, the Board determined that it is in the Company’s best interest to adopt the Third A&R LTIP to increase the number of shares of common stock available for issuance by 3,540,000, from 10,520,000 to 14,060,000. The length of time that the Third A&R LTIP share pool will support our incentive compensation program will depend on numerous factors that cannot be fully anticipated by us at this time including our share price, executive retention rate, and changes in compensation practices of companies with which we compete for executive talent.
Of the 10,520,000 shares currently authorized for issuance under the Second A&R LTIP, a total of 5,212,543 shares have been issued as of March 25, 2026 upon the settlement of RSUs and PSUs. As of March 25, 2026, under the Second A&R LTIP, a total of 3,053,811 shares remained subject to unsettled RSUs and 3,715,832 shares remained subject to unsettled PSUs (based on maximum performance). As of March 25, 2026, under the 2017 LTIP, a total of 160,446 shares remain subject to outstanding stock options with a weighted average remaining term of 0.98 years and a weighted average exercise price of $14.00. No other equity awards are outstanding under the 2017 LTIP and Second A&R LTIP as of such date. For additional information regarding stock-based awards previously granted by us under the 2017 LTIP and Second A&R LTIP, please see Note 14 to our consolidated financial statements on Form 10-K for the year ended December 31, 2025. As of March 25, 2026, there were 122,616,976 shares of our common stock outstanding. The closing price per share of common stock on the New York Stock Exchange as of March 25, 2026 was $14.55.
The proposed Third A&R LTIP is included as Appendix A hereto. If our stockholders approve this Proposal No. 3, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional shares made available for delivery under the Third A&R LTIP.
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Historical Award Information and Equity Use
Summarized below is the total number of shares outstanding pursuant to awards granted and shares available for issuance for future equity awards under the Second A&R LTIP (prior to the effect of the Third A&R LTIP) as of March 25, 2026. Also shown are the number of shares that would be available for future grant if the Third A&R LTIP is approved.
	Shares Subject to Outstanding RSUs and PSUs as of March 25, 2026(1)	Shares Subject to Outstanding Options as of March 25, 2026(2)	Shares Remaining Available for Future Grant as of March 25, 2026(3)
As of March 25, 2026 Under All Plans (Before Third A&R LTIP is Approved by Stockholders)	6,769,643	160,446	1,637,678
Shares Available for Future Grant if Third A&R LTIP is Approved			5,177,678

(1)
This column reflects the maximum number of shares of our common stock subject to performance share units and the number of shares of our common stock subject to restricted stock units granted under the Second A&R LTIP, outstanding and unvested as of March 25, 2026. Because the number of shares of common stock to be issued upon settlement of outstanding performance share unit awards is subject to performance conditions, the number of shares of common stock actually issued may be substantially less than the number reflected in this column.

(2)
This column reflects the number of shares of our common stock subject to stock options under the 2017 LTIP outstanding as of March 25, 2026, with a weighted average remaining term of 0.98 years and a weighted average exercise price of $14.00.

(3)
The Company has not made any grants under the Second A&R LTIP since March 25, 2026.

The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years:
	2025	2024	2023
Stock Options/Stock Appreciation Rights (SARs) Granted	0	0	0
Stock-Settled Time-Vested Restricted Shares/Units Granted	1,785,354	1,806,956	1,704,189
Stock-Settled Performance-Based Shares/Units Earned*	219,660	0	493,275
Weighted-Average Basic Common Shares Outstanding	103,838,000	105,469,000	113,004,000	3-Year Average
Share Usage Rate				1.86%

*
With respect to performance-based shares/units in the table above, we calculate the share usage rate based on the applicable number of shares settled each year.

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SUMMARY OF THE THIRD A&R LTIP
The following summary provides a general description of the material features of the Third A&R LTIP but is not a complete description of all provisions of the Third A&R LTIP and is qualified in its entirety by reference to the full text of the Third A&R LTIP included as Appendix A, which is incorporated by reference into this Proposal No. 3.
The purpose of the Third A&R LTIP is to attract, retain, and motivate qualified persons as employees, directors, and consultants of the Company and its affiliates. The Third A&R LTIP also provides a means through which such persons can acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its affiliates.
The Third A&R LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”), (ii) stock options that do not qualify as ISOs (“Nonstatutory Options,” and together with ISOs, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock Awards”), (v) RSUs; (vi) awards of vested stock (“Stock Awards”), (vii) dividend equivalents, (viii) other stock-based or cash awards, and (ix) substitute awards (“Substitute Awards” and together with Options, SARs, Restricted Stock Awards, RSUs, Stock Awards, dividend equivalents and other stock-based or cash awards, the “Awards”).
Key features of the Third A&R LTIP include:
•
No automatic Award grants are promised to any eligible individual;

•
Shares (i) withheld or surrendered in payment of the exercise or purchase price or taxes related to an Option or SAR or (ii) repurchased on the open market with the proceeds from the exercise price of an Option, in each case, granted under the Third A&R LTIP, will not be available for new Awards under the Third A&R LTIP;

•
Shares (i) withheld or surrendered in payment of the exercise or purchase price related to a stock option or stock appreciation right that is a 2017 Plan Award (as defined below), (ii) repurchased on the open market with the proceeds from the exercise price of a stock option that is an 2017 Plan Award, or (iii) withheld or surrendered to satisfy a tax withholding obligation with respect to any 2017 Plan Award, will not be available for new Awards under the Third A&R LTIP;

•
Awards assumed by a successor in connection with a change in control will not vest solely as a result of the change in control;

•
No Section 280G gross-up;

•
No evergreen for the share reserve;

•
Ten year term;

•
Except as permitted in the grant of Substitute Awards, no discounted options or related Awards may be granted;

•
No repricing, replacement, or re-granting of Options, SARS or other stock awards without shareholder approval if the effect would be to reduce the exercise price of the Award (except in the event of certain equitable adjustments or a change in control, as further described below);

•
Any Award (or portion thereof) granted under the Third A&R LTIP will vest no earlier than the first anniversary of the date the Award is granted (subject to an exception equal to no more than 5% of the shares reserved for issuance under the Third A&R LTIP);

•
Awards are subject to potential reduction, cancellation or forfeiture pursuant to any claw-back policy adopted by the Company;

•
Awards are generally non-transferrable;

•
Meaningful annual limits on total director compensation; and

•
Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.

Eligibility to Participate
Employees, non-employee directors, and other service providers of the Company and its affiliates are eligible to receive awards under the Third A&R LTIP. Eligible individuals to whom an Award is granted under the Third A&R LTIP are referred to as “Participants.” As of March 25, 2026, the Company and its affiliates have approximately 5 executive
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officers, 8 non-employee directors, 1,700 employees (other than the 5 executive officers), and approximately 15 other service providers who will be eligible to participate in the Third A&R LTIP. The Company engages consultants from time to time who could be eligible for awards and the number of employees employed by the Company and its affiliates varies over time, hence these numbers may change during the life of the Third A&R LTIP.
Securities to be Offered
Subject to adjustment, in the event of any distribution, recapitalization, stock split, merger, consolidation or other corporate event, the aggregate number of shares of our common stock that may be issued pursuant to Awards under the Third A&R LTIP is equal to 14,060,000, and all such shares will be available for issuance upon the exercise of ISOs. The number of shares that may be issued pursuant to the Third A&R LTIP is also subject to the share recycling and adjustment provisions described below.
Of the 10,520,000 shares currently authorized for issuance under the Second A&R LTIP, a total of 5,212,543 shares have been issued as of March 25, 2026 upon the settlement of RSUs and PSUs. As of March 25, 2026, under the Second A&R LTIP, a total of 3,053,811 shares remained subject to unsettled RSUs and 3,715,832 shares remained subject to unsettled PSUs (measured at maximum). No other equity awards are outstanding under the Second A&R LTIP as of such date.
Consistent with the Second A&R LTIP, if all or any portion of an Award, including an award granted under the 2017 LTIP that is outstanding as of October 22, 2020 (a “2017 Plan Award”), expires or is cancelled, forfeited, exchanged, settled for cash or otherwise terminated without the actual delivery of shares, any shares subject to such Award or 2017 Plan Award will again be available for new Awards under the Third A&R LTIP. As of March 25, 2026, there were 160,446 2017 Plan Awards outstanding and thus a maximum of 160,446 shares of our common stock could become available for new Awards under the Third A&R LTIP as a result of 2017 Plan Awards, in addition to the 14,060,000 shares reserved under the Third A&R LTIP, in the unlikely event that all 2017 Plan Awards outstanding as of March 25, 2026 are cancelled, forfeited, exchanged, settled for cash, or otherwise terminated without delivery of shares.
Any shares withheld or surrendered in payment of any taxes relating to Awards granted under the Third A&R LTIP (other than Options or SARs) will be again available for new Awards under the Third A&R LTIP. However, any shares (i) withheld or surrendered in payment of the exercise or purchase price or taxes related to an Option or SAR or (ii) repurchased on the open market with the proceeds from the exercise price of an Option, in each case, granted under the Third A&R LTIP, will not be available for new Awards under the Third A&R LTIP. Further, shares (x) withheld or surrendered in payment of the exercise or purchase price related to a stock option or stock appreciation right that is an 2017 Plan Award, (y) repurchased on the open market with the proceeds from the exercise price of a stock option that is an 2017 Plan Award, or (z) withheld or surrendered to satisfy a tax withholding obligation with respect to any 2017 Plan Award, will not be available for new Awards under the Third A&R LTIP.
Director Compensation Limits
Under the Third A&R LTIP, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $500,000. Additional cash amounts or Awards may be paid for any calendar year in which a non-employee director (i) first joins the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or non-executive Chairman of the Board. The limit on non-employee director compensation described above does not apply to compensation paid for any period in which the individual served as our employee or an employee of our affiliates or was otherwise providing services to us or our affiliates other than in the capacity as a director.
Administration
The Board (or a committee of two or more directors appointed by the Board) will administer the Third A&R LTIP (as applicable, the “Administrator”). Subject to the terms of the Third A&R LTIP and applicable law, the Administrator has broad authority to select Participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the Third A&R LTIP. Subject to applicable law, the Administrator is also authorized to interpret the Third A&R LTIP, to establish, amend and rescind any rules and regulations relating to the Third A&R LTIP, to delegate duties under the Third A&R LTIP, to terminate, modify or amend the Third A&R LTIP (except for certain amendments that require stockholder approval as described below), and to make any other determinations that it deems necessary or desirable for the administration of the Third A&R LTIP. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Third A&R LTIP in the manner and to the extent the Administrator deems necessary or desirable.
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Source of Shares
Shares of our common stock issued under the Third A&R LTIP may come from authorized but unissued shares, from treasury stock held by the Company or from previously issued shares of our common stock reacquired by the Company, including shares purchased on the open market.
Prohibition on Repricing
Except as may be related to Substitute Awards or in the event of certain equitable adjustments or a change in control, as described in the Third A&R LTIP, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price or grant price, (iii) exchange any Option or SAR for Stock, cash or other consideration when the exercise price or grant price per share of stock under such Option or SAR exceeds the fair market value of a share of our common stock, or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which our common stock is listed.
Awards Under the Third A&R LTIP
Options
An Option represents a right to purchase our common stock at a fixed exercise price. The Company may grant Options to eligible persons including: (i) ISOs which comply with the requirements of Section 422 of the Code; and (ii) Nonstatutory Options. The exercise price of each Option granted under the Third A&R LTIP will be stated in the option agreement and may vary; however, the exercise price for an Option must not be less than the fair market value per share of our common stock as of the date of grant (or 110% of the fair market value for certain ISOs). Options may be exercised as the Administrator determines, but not later than ten years from the date of grant. The Administrator determines the methods and form of payment for the exercise price of an Option (including, in the discretion of the Administrator, payment in shares of our common stock, other Awards or other property) and the methods and forms in which our common stock will be delivered to a Participant.
SARs
A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR, payable in either cash or shares of our common stock or any combination thereof as determined by the Administrator. The grant price of a share of our common stock subject to the SAR will be determined by the Administrator, but in no event will that grant price be less than the fair market value of a share of our common stock on the date of grant. The Administrator has the discretion to determine the other terms and conditions of a SAR award.
Restricted Stock Awards
A Restricted Stock Award is a grant of shares of our common stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of an Award Agreement, the holder of a Restricted Stock Award will generally have rights as a stockholder, including the right to vote the common stock subject to the Restricted Stock Award and to receive dividends on the common stock subject to the Restricted Stock Award during the restriction period (subject to limitations on payment of dividends on unvested Awards, as described below). Common stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed. In addition, any cash dividends will be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends were paid and will not be paid unless and until such Restricted Stock has vested and been earned.
RSUs
RSUs are rights to receive our common stock, cash, or a combination of both equal in value to the number of shares of our common stock covered by the RSUs at the end of a specified period or upon the occurrence of a specified event. The Administrator will subject RSUs to restrictions to be specified in the Award Agreement, and those restrictions may lapse at such times or upon such conditions determined by the Administrator.
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Stock Awards
The Administrator is authorized to grant vested common stock as a Stock Award as a bonus, as additional compensation, or in lieu of cash compensation the individual is otherwise entitled to receive.
Dividend Equivalents
Dividend equivalents entitle a Participant to receive cash, shares of our common stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of our common stock. Dividend equivalents must be awarded in connection with another Award (other than a Restricted Stock Award or Stock Award). The terms and conditions applicable to dividend equivalents will be determined by the Administrator and set forth in an Award Agreement, provided, however, that dividend equivalents will be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such dividends accrue and will not be paid unless and until such Award has vested and been earned.
Other Stock-Based or Cash Awards
Other stock-based Awards are awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of our common stock. Cash awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other Award.
Substitute Awards
The Company may grant Awards in substitution for any other Award granted under the Third A&R LTIP or another plan of the Company or its affiliates or any other right of a person to receive payment from the Company or its affiliates. Awards may also be granted in substitution for awards held by individuals who become eligible individuals as a result of certain business transactions, in which case, (i) subject to applicable stock exchange requirements, shares of our common stock subject to such Awards will not be added to or subtracted from the number of shares of our common stock authorized to be granted under the Third A&R LTIP and (ii) any Options or SARs so granted may have an exercise price per share that is less than the fair market value of a share of our common stock on the date of substitution if the substitution complies with the requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder and other applicable laws.
Other Provisions
Dividends and Dividend Equivalents
Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.
Recapitalization
In the event of any “equity restructuring” event (such as a stock dividend, stock split, reverse stock split, or similar event) with respect to our common stock, the Administrator will equitably adjust (i) the aggregate number or kind of shares that may be delivered under the Third A&R LTIP, (ii) the number or kind of shares or amount of cash subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals, and (iv) the applicable share-based limitations with respect to Awards provided in the Third A&R LTIP, in each case, to equitably reflect such event.
Change in Control
The Third A&R LTIP does not provide for the automatic acceleration of vesting of outstanding awards solely as a result of the occurrence of a change in control unless the successor company fails to assume or replace the awards in connection with that change in control event. If the successor company does assume the awards, unless the individual award agreement provides otherwise, then vesting of the award will be accelerated in the event of an involuntary termination that occurs in connection with or 12 months following the change in control.
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Tax Withholding
The Company and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award, or lapse of restrictions of an Award. The Administrator will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, our common stock (including previously owned shares, net settlement, a broker- assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Administrator deems appropriate.
Limitations on Transfer of Awards
Participants may not assign, alienate, pledge, attach, sell, or otherwise transfer or encumber any Award, other than a Stock Award. Options and SARs may only be exercised by a Participant during that Participant’s lifetime or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. Notwithstanding these restrictions, to the extent specifically provided by the Administrator, a Participant may assign or transfer, without consideration, an Award, other than an ISO, on such terms and conditions as the Administrator may from time to time establish; however, no Award (other than a Stock Award, which is a fully vested share of our common stock) may be transferred to a third-party financial institution for value.
All shares of our common stock subject to an Award and evidenced by a stock certificate may contain a legend restricting the transferability of the shares pursuant to the terms of the Third A&R LTIP, which can be removed once the restrictions have terminated, lapsed or been satisfied. If shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such shares.
Clawback
All Awards under the Third A&R LTIP will be subject to any clawback policy adopted by the Company, as in effect from time to time, including the Clawback Policy.
Plan Amendment and Termination
The Administrator may amend or terminate any Award or Award Agreement or amend the Third A&R LTIP at any time and the Board may amend or terminate the Third A&R LTIP at any time; however, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. As discussed in more detail above, the Administrator does not have the authority, without the approval of stockholders to amend any outstanding Option or SAR to reduce its exercise price per share or take any other action that would be considered a repricing under the applicable exchange listing standards. Without the consent of an affected Participant, no action by the Administrator or the Board to amend or terminate any Award, Award Agreement or the Third A&R LTIP, as applicable, may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.
Term of the Third A&R LTIP
If our stockholders approve this proposal, the Third A&R LTIP will become effective as of the date of the 2026 annual meeting. Unless earlier terminated by action of the Board, the Third A&R LTIP will terminate on the tenth anniversary of the 2026 annual meeting. Awards granted before the termination date of the Third A&R LTIP will continue to be effective according to their terms and conditions.
FEDERAL INCOME TAX CONSEQUENCES
The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to Participants arising from participation in the Third A&R LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Third A&R LTIP may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of shares of our common stock on the date of grant (which may only be granted in limited circumstances in connection with a transaction), SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the Third A&R LTIP, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.
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TAX CONSEQUENCES TO PARTICIPANTS
Options and SARs
Participants will not realize taxable income upon the grant of an Option or SAR. Upon the exercise of a Nonstatutory Option or an SAR, a Participant will recognize ordinary compensation income (subject to the Company’s withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the common stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.
Under current rulings, if a Participant transfers previously held shares of our common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.
The Third A&R LTIP generally prohibits the transfer of Awards, but the Third A&R LTIP allows the Administrator to permit the transfer of Awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.
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The IRS has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $19,000 per donee (for 2026, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Restricted Stock Awards; RSUs; Stock Awards; Other Stock-Based or Cash Awards
A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of our common stock in settlement of the RSU, as applicable, in an amount equal to the cash or the fair market value of the common stock received.
A recipient of a Restricted Stock Award or Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock Award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
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Executive Compensation
Tax Consequences to the Company
Reasonable Compensation
In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments
Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Third A&R LTIP could also be limited by the golden parachute rules of Section 280G, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Compensation of Covered Employees
The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the Third A&R LTIP could be limited by Section 162(m). Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000.
NEW PLAN BENEFITS
The future awards, if any, that will be made to eligible persons under the Third A&R LTIP are subject to the discretion of the Administrator, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors is not currently determinable. Therefore, a New Plan Benefits Table is not provided.
EQUITY COMPENSATION PLAN INFORMATION
The table below sets forth information regarding awards outstanding under the 2017 LTIP and the Second A&R LTIP, as of December 31, 2025:
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) ($) (c)
Equity compensation plans approved by security holders	6,412,016	14.00	3,212,461
Equity compensation plans not approved by security holders	―	―	―
Total	6,412,016	14.00	3,212,461

(1)
Includes 160,446 option awards granted under the 2017 LTIP and 2,877,736 RSU awards and 3,373,834 PSU awards (assuming achievement of maximum payout of 200%) granted under the Second A&R LTIP. The weighted average exercise price in column (b) does not take the RSU awards or PSU awards into account.

(2)
This column reflects the number of awards that remain available for future issuance pursuant to the Second A&R LTIP as of December 31, 2025. No further awards may be granted under the 2017 LTIP.

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Executive Compensation
CONSEQUENCES OF FAILING TO APPROVE THE PROPOSAL
The Third A&R LTIP will not be implemented unless approved by our stockholders. If the Third A&R LTIP is not approved by the Stockholders, the Second A&R LTIP will remain in effect, and the Company will continue to grant awards under the Second A&R LTIP until the share reserve under the Second A&R LTIP is exhausted or the term of the Second A&R LTIP expires. Once the remaining share reserve is exhausted, the Company may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that the Company and its affiliates can attract and retain qualified personnel.
VOTE REQUIRED
The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting (in person or by proxy) and entitled to vote is required to approve this Proposal No. 3. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes will have no effect on Proposal No. 3. Abstentions will have the effect of a vote “AGAINST” this Proposal No. 3.
The Board of Directors unanimously recommends a vote FOR the approval of the Third A&R LTIP.
PROPETRO 2026 Proxy Statement | 71

Audit Matters
Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected RSM US LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2026. We are asking the stockholders to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. RSM US LLP was appointed by the Audit Committee in accordance with its charter.
In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.
It is expected that one or more representatives of RSM US LLP will be available to participate in the 2026 annual meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representative(s) will be available to respond to appropriate questions from the stockholders.

VOTE REQUIRED
The approval of the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of the holders of a majority of the shares represented at the meeting (in person or by proxy) and entitled to vote. As a result, abstentions will have the same effect as votes “AGAINST” this proposal. We do not expect any broker non-votes in connection with this proposal.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

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Audit Matters
Auditor Fees for Fiscal Years 2025 and 2024
The following table sets forth the fees incurred by us in fiscal years 2025 and 2024 for services performed by RSM US LLP:
RSM US LLP
	Year Ended December 31,
	2025 ($)	2024 ($)
Audit fees(1)	1,627,607	1,686,741
Audit related fees(2)	244,386	n/a
All other fees(3)	n/a	n/a
Total fees	1,871,993	1,686,741

(1)
Audit fees include fees billed for professional services rendered for the audit of our annual consolidated financial statements, the audit of our system of internal control over financial reporting, the review of interim consolidated financial statements included in our quarterly reports, consents and comfort letters provided in connection with the filing of registration statements, other related services that are normally provided in connection with statutory and regulatory filings, and related out-of-pocket expenses.

(2)
Audit-related fees for the year-ended December 31, 2025 include fees billed for professional services rendered that reasonably relate to the audit but are not required by statute or regulation. For 2025, such services consisted of the issuance of comfort letters and consents related to securities filings. The Company did not incur any audit-related fees during the year-ended December 31, 2024.

(3)
The Company did not incur any tax fees or other fees during the period.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the Company’s independent registered public accounting firm’s audit fees, audit-related fees, tax fees and fees for other services. The Chairman of the Audit Committee has the authority to grant pre-approvals that are within the pre-approval policy and are presented to the Audit Committee at a subsequent meeting. For the year ended December 31, 2025, the Audit Committee approved 100% of the services described above under the captions “Audit Fees” and “All Other Fees”.
Report of the Audit Committee
The Audit Committee assists our Board in overseeing:
(i)
the integrity of our consolidated financial statements,

(ii)
our compliance with legal and regulatory requirements,

(iii)
the independent auditor’s qualifications and independence,

(iv)
the performance of our independent auditor, and

(v)
the design and implementation of the Company’s internal audit function and the performance of the internal audit function after it has been established.

In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditor and our financial management. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The independent auditor reports directly to the Audit Committee.
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Audit Matters
Management is responsible for the:
•
preparation, presentation and integrity of our consolidated financial statements,

•
accounting and financial reporting principles,

•
internal control over financial reporting, and

•
procedures designed to ensure compliance with accounting standards, applicable laws and regulations.

Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control over financial reporting. Our independent auditor is responsible for performing an independent audit of the consolidated financial statements.
The Audit Committee’s responsibility is to monitor and oversee these processes and the engagement, independence, and performance of our independent auditor. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditor.
The Audit Committee met with RSM US LLP, our independent auditor for the fiscal year ended December 31, 2025, and discussed the overall scope and plans for their audit and matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board.
RSM US LLP also provided to the Audit Committee the written disclosures and the letter required by applicable standards of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed RSM US LLP’s independence with RSM US LLP. When considering the independence of RSM US LLP, the Audit Committee considers the effects of any non-audit services provided to the Company by the independent auditor and concluded that such services are compatible with maintaining the auditor’s independence.
The Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2025 with management and RSM US LLP. Based on the Audit Committee’s review of the audited consolidated financial statements and the meetings and discussions with management and RSM US LLP, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K as filed with the SEC.
The Audit Committee of the Board of Directors
ANTHONY J. BEST	G. LARRY LAWRENCE	MARY P. RICCIARDELLO
Chair
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STOCK OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table presents certain information as of March 25, 2026, based on 122,616,976 shares of common stock outstanding as of such date, as to:
•
each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,

•
each director and director nominee,

•
each Named Executive Officer, and

•
all current directors and executive officers as a group.

Unless otherwise indicated, the address for each beneficial owners in this table is c/o ProPetro Holding Corp., One Marienfeld Place, 110 N. Marienfeld Street, Suite 300, Midland, Texas 79701.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders
Exxon Mobil Corporation(1) 22777 Springwoods Village Parkway Spring, Texas 77389	16,600,000	13.54%
Sourcerock Group LLC(2) 210 University Blvd., Suite 330 Denver, CO 80206	6,846,650	5.58%
Jeal Intec, S.L.(3) Calle Velazquez 57 6 Deracha, 28010 Madrid	6,440,979	5.25%
The Vanguard Group(4) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	6,417,153	5.23%
BlackRock, Inc.(5) 50 Hudson Yards New York, New York 10001	6,190,537	5.05%
PROPETRO 2026 Proxy Statement | 75

Stock Ownership Information
Name of Beneficial Owner	Number of Shares Beneficially Owned(6)	Percentage Beneficially Owned
Directors
Phillip A. Gobe	235,865	*
Samuel D. Sledge	649,336	*
Mark S. Berg	56,909	*
Anthony J. Best	139,120	*
Michele Vion	73,210	*
G. Larry Lawrence	64,012	*
Mary P. Ricciardello	70,865	*
Alex V. Volkov	—	—
Named Executive Officers
Adam Muñoz	219,387	*
John J. Mitchell	118,396	*
Shelby Fietz	233,901	*
Celina A. Davila(7)	31,694	*
Caleb L. Weatherl	2,000	*
All Directors and Executive Officers as a Group (13 Persons)	1,894,695	1.55%

*
Less than 1%.

(1)
Based on a Schedule 13D/A filed on May 3, 2024. Represents shares of our common stock beneficially owned by ExxonMobil. The shares of our common stock are directly owned by Pioneer Natural Resources Pumping Services LLC, a wholly owned subsidiary of Pioneer Natural Resources USA, Inc., which is a wholly owned subsidiary of Pioneer, which is a wholly owned subsidiary of ExxonMobil.

(2)
Based on a Schedule 13G/A filed on February 13, 2026. Represents (i) 6,846,650 shares over which Sourcerock Group LLC has sole voting power (ii) 0 shares over which Sourerock Group LLC has shared voting power, (iii) 6,846,650 shares over which Sourcerock Group LLC has sole dispositive power, and (iv) 0 shares over which Sourcerock Group LLC has shared dispositive power.

(3)
Based on Schedule 13G filed on May 28, 2024. Represents shares of our common stock beneficially owned by Jeal Intec, S.L. Jean Intec, S.L. is the record holder of 6,440,979 shares of common stock. Jesus Alonso Villaron is the beneficial owner of the 6,440,979 shares of common stock held by Jeal Intec. S.L. Jesus Alonso Villaron has the sole investment and dispositive power over the securities held of record by Jeal Intec, S.L.

(4)
Based on a Schedule 13G/A filed on October 30, 2025. Represents (i) 0 shares over which The Vanguard Group has sole voting power (ii) 612,646 shares over which The Vanguard Group has shared voting power, (iii) 5,723,970 shares over which The Vanguard Group has sole dispositive power, and (iv) 693,183 shares over which The Vanguard Group has shared dispositive power.

(5)
Based on a Schedule 13G/A filed on October 2, 2025. Represents shares of our common stock held by BlackRock, Inc. and certain of its affiliates, referred to collectively as BlackRock. Represents (i) 5,995,448 shares over which BlackRock has sole voting power, (ii) 0 shares over which BlackRock has shared voting power, (iii) 6,190,537 shares over which BlackRock has sole dispositive power, and (iv) 0 shares over which BlackRock has shared dispositive power.

(6)
Includes the following number of shares of common stock that are issuable upon the vesting of RSUs that are eligible to vest within 60 days: Mr. Berg (28,181 shares), Mr. Gobe (28,181 shares), Mr. Best (28,181 shares), Ms. Vion (28,181 shares), Mr. Lawrence (28,181 shares) and Ms. Ricciardello (28,181 shares).

(7)
Ms. Davila is an executive officer but does not serve as a named executive officer of the Company.

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ADDITIONAL INFORMATION
Information about the Annual Meeting and Voting
Our Board of Directors is soliciting proxies for the 2026 annual meeting of stockholders, and at any continuations, adjournments or postponements of the meeting, to be held:
When	Where	Record Date	Date of Distribution
May 19, 2026 10:00 a.m. Central Time	2518 FM 307 Midland, Texas 79706	March 25, 2026	This proxy statement and our 2025 Annual Report on Form 10-K will be mailed on or about April 8, 2026
This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON May 19, 2026
This proxy statement and our 2025 Annual Report on Form 10-K are each available at https://web.viewproxy.com/propetro/2026.

Who can attend and vote at the meeting?
The Board set March 25, 2026 as the record date for the meeting. You can attend and vote at the meeting if you were a holder of our common stock at the close of business on the record date, March 25, 2026, or if you are a holder of a valid proxy for the meeting.

How do I attend the meeting?
To attend the annual meeting in person, you must call our Vice President of Finance and Investor Relations at (432) 219-7620 no later than 5:00 p.m. Central Time on May 18, 2026 to have your name placed on the attendance list. To be admitted into the meeting, your name must appear on the attendance list, and you must present government-issued photo identification (such as a driver’s license or passport). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our common stock on the record date, such as the Internet Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our common stock at the close of business on the record date. In addition, if your bank or broker holds your shares in street name, you must obtain legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.
PROPETRO 2026 Proxy Statement | 77

Additional Information

What proposals will be voted on at the meeting and how does the Board recommend that I vote?
Four proposals are scheduled to be voted upon at the meeting. At the meeting we will ask stockholders to:
Proposals	Board Recommendation	Page Reference
1 Election of eight director nominees to serve for a one-year term	FOR each nominee	5
2 Approval, on an advisory basis, of the compensation of our named executive officers (Say-on-Pay)	FOR	26
3 Approval of the Third Amended and Restated 2020 Long Term Incentive Plan (LTIP)	FOR	61
4 Ratification of the Audit Committee’s selection of RSM US LLP as our independent auditors for 2026	FOR	72

Why did I receive a Notice of Internet Availability of Proxy Materials?
As permitted by the rules of the SEC, we are making this proxy statement and our 2025 Annual Report on form 10-K to stockholders available electronically via the Internet. On or about April 8, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2025 Annual Report on form 10-K. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Annual Report on form 10-K. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

How do I cast my vote?
Even if you plan to attend the annual meeting in person, we recommend that stockholders vote by proxy to ensure your vote is represented in the event you later decide not to attend, as well as to speed the tabulation of votes. Have your proxy card, Internet Notice or voting instruction form in hand and follow the instructions.
	INTERNET	TELEPHONE	MOBILE DEVICE	MAIL	AT THE MEETING
REGISTERED HOLDERS	www.AALVote.com/ PUMP, 24/7	Call 1 (866) 804-9616 (toll-free), 24/7	Scan the QR code	Sign, date and mail the proxy card, which you may have received by mail, using the postage-paid envelope provided	Attend the annual meeting and cast your ballot
BENEFICIAL OWNERS (HOLDERS IN STREET NAME)	Follow the instructions provided by your broker, bank or other nominee			Return a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available	To attend the annual meeting, you will need proof of ownership and a legal proxy from your broker, bank or other nominee
DEADLINE	11:59 p.m. Eastern Time on May 18, 2026, if you are a registered holder	If you are a beneficial owner, please refer to the information provided by your broker, bank or other nominee
In the event that you submit a proxy but do not indicate any voting instructions, your shares will be voted as recommended by the Board on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any continuation, postponement or adjournment of the meeting. We do not know of any other business to be considered at the meeting other than the proposals noted herein.
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Additional Information
If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the voting instruction card in the addressed, postage paid envelope provided by your broker, bank or other nominee.
In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on “routine” matters, but not on non-routine matters. The only “routine” matter to be voted upon at the meeting is the ratification of the appointment of independent auditors.
Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of directors, the non-binding advisory vote on our executive officer compensation or approval of the Third Amended and Restated 2020 Long Term Incentive Plan without your permission. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each proposal for further information.
If you hold shares through a broker, bank or other nominee and wish to be able to vote during the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present such legal proxy to the inspector of election with your ballot at the meeting if attending in person. You may only vote during the meeting by emailing a copy of your legal proxy to investors@propetroservices.com in advance of the meeting.

Can I revoke or change my proxy?
Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our General Counsel and Corporate Secretary at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting in person and voting during the meeting, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person during the meeting if you obtain a legal proxy as described above.

Can I ask questions before or during the annual meeting?
Stockholders who wish to submit a question in advance may do so at investors@propetroservices.com. Stockholders also may submit questions live during the annual meeting. The Company is committed to transparency. All questions received before or during the annual meeting, and the Company’s responses, will be posted to our Investor Relations website at https://ir.propetroservices.com/ promptly after the annual meeting. Personal details may be omitted for data protection purposes. If we receive substantially similar questions, we may group these questions together and provide a single response to avoid repetition.

Who pays the costs of solicitation?
We will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of us, without additional compensation, personally or by telephone. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Who will count the vote?
The inspector of election will count the vote. Alliance Advisors will act as the inspector of election.
PROPETRO 2026 Proxy Statement | 79

Additional Information

What is a “quorum”?
A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. Your shares will be counted for purposes of determining if there is a quorum if you are present in person and vote during the meeting; or have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction card by mail.
Votes withheld, abstentions and, for “routine matters” broker non-votes (discussed below) are counted as present and entitled to vote for purposes of determining a quorum.

What happens if there is not a quorum at the meeting?
Pursuant to our bylaws, the meeting may be adjourned by a majority of the shares represented at the meeting to reconvene at the same or some other place. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjournment shall be given to each stockholder of record entitled to vote at the meeting. If the adjournment is for less than 30 days, no additional notice will be delivered.

What is an abstention and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals regarding the advisory approval of our Named Executive Officers’ compensation, the vote on the approval of the LTIP and the ratification of the appointment of our independent registered public accounting firm represent a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld have no effect on the election of directors. Abstentions have the effect of a vote “AGAINST” in the case of the advisory approval of our Named Executive Officers’ compensation, ratification of the appointment of our independent registered public accounting firm, and approval of the LTIP.

What are broker non-votes and how will they be treated?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, the advisory approval of our Named Executive Officers’ compensation and the vote on the approval of the LTIP. Broker non-votes will have no effect on the election of directors, the advisory approval of our Named Executive Officers’ compensation or the vote on the approval of the LTIP.
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Additional Information

What vote is required to approve each item?
The following table sets forth the voting requirement with respect to each of the proposals:
Proposal	Vote Requirement	Effect of Abstentions	Effect of Broker Non-Votes
1 Election of Directors	The plurality of the votes cast. This means that the eight nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	No effect	No effect
2 Say-on-Pay	The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting (in person or by proxy) and entitled to vote.	The effect of a vote “AGAINST”	No effect
3 LTIP	The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting (in person or by proxy) and entitled to vote.	The effect of a vote “AGAINST”	No effect
4 Ratification of the Appointment of Our Independent Auditor	The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting (in person or by proxy) and entitled to vote.	The effect of a vote “AGAINST”	A broker is entitled to vote shares held for a beneficial owner on “routine” matters, without instructions from the beneficial owner of those shares

What does it mean if I get more than one Internet Notice or more than one set of proxy materials?
Your shares are probably registered in more than one account. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How many votes can I cast?
On all matters you are entitled to one vote per share of common stock that you held as of the record date.

Where can I find the voting results of the meeting?
The preliminary voting results will be announced at our annual meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of our annual meeting.
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Additional Information
Information about Stockholder Proposals
If you want to present a proposal of business or nominate persons for election to the Board at the 2027 annual meeting of stockholders or nominate a person for election to the Board at such meeting, you must give us written notice no later than the close of business on February 18, 2027 and no earlier than the opening of business on January 19, 2027, and follow the procedures outlined in our Bylaws. You may request a copy of the provisions of the Bylaws governing the requirements for notice at the below address. If the date of the 2027 annual meeting of stockholders is more than 30 days before or more than 60 days after May 19, 2027, the one year anniversary of the 2026 annual meeting of stockholders, your notice of a proposal will be timely if we receive it no earlier than the opening of business on the 120th day before the actual date of such meeting and no later than the later of:
(i)
the close of business on the 90th day before the actual date of such meeting, and

(ii)
the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting was mailed to the stockholders or the date on which it is first disclosed to the public.

SEC rules permit management to vote proxies in its discretion in certain cases if a stockholder does not comply with this deadline and, in certain other cases notwithstanding a stockholder’s compliance with this deadline.
If you wish to submit a proposal to be considered for inclusion in next year’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, you must submit the proposal so that it is received by December 9, 2026. If the date of the 2027 annual meeting of stockholders is more than 30 days from May 19, 2027, the one-year anniversary date of the 2026 annual meeting of stockholders, a notice will be timely if we receive it a reasonable time before we begin to print and send our proxy materials for such meeting.
In each case, your notice should be sent in writing to:
ProPetro Holding Corp. Attention: General Counsel and Corporate Secretary P.O. Box 873 Midland, Texas 79702
Annual Report on Form 10-K
A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on March 25, 2026 without charge by contacting:
INVESTOR RELATIONS (432) 844-0871
ProPetro Holding Corp. Attention: General Counsel and Corporate Secretary P.O. Box 873 Midland, Texas 79702
A reasonable fee will be charged for copies of exhibits. You may also access our Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the SEC at www.propetroservices.com.
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Additional Information
Other Matters
The persons designated to vote shares covered by our Board’s proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.
By Order of the Board of Directors,
John J. Mitchell
General Counsel and Corporate Secretary
Midland, Texas
April 8, 2026
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APPENDIX A
THIRD AMENDED AND RESTATED

PROPETRO HOLDING CORP.

2020 LONG TERM INCENTIVE PLAN
1.   Purpose.   The purpose of the Third Amended and Restated ProPetro Holding Corp. 2020 Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) ProPetro Holding Corp., a Delaware corporation (the “Company”), and the Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and the Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and the Affiliates rest, and whose present and potential contributions to the Company and the Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and the Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.
2.   Definitions.   For purposes of the Plan, the following terms shall be defined as set forth below:
(a)   “Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.
(b)   “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, as amended or any successor accounting standard.
(c)   “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, or Substitute Award, together with any other right or interest, granted under the Plan.
(d)   “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.
(e)   “Board” means the Board of Directors of the Company.
(f)   “Cash Award” means an Award denominated in cash granted under Section 6(i).
(g)   “Change in Control” means, except as otherwise provided in an Award Agreement, each of the following:
(i)   A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the SEC) whereby any Person directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than 30% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control:
(A)   any acquisition by the Company or any of its Subsidiaries;
(B)   any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries;
(C)   any acquisition which complies with Sections 2(g)(iii)(A), 2(g)(iii)(B), and 2(g)(iii)(C); or
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(D)   in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant); or
(ii)   The Incumbent Directors cease for any reason to constitute a majority of the Board;
(iii)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(A)   which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the Person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such Person, the “Successor Entity”)) at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(B)   after which no Person beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no Person shall be treated for purposes of this Section 2(g)(iii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and
(C)   after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or
(iv)   The date which is 10 business days prior to the completion of a liquidation or dissolution of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to the Nonqualified Deferred Compensation Rules, to the extent required to avoid the imposition of additional taxes under such rules, the transaction or event described in subsection (i), (ii), (iii) or (iv) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5).
The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(h)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(i)   “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.
(j)   “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock.
(k)   “Effective Date” means May 19, 2026.
(l)   “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any Affiliate, and any other person who provides services to the Company or any Affiliate, including directors of the Company; provided, however, that, any such individual must be an “employee” of
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the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.
(m)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(n)   “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.
(o)   “Incumbent Directors” shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new members of the Board (other than a member of the Board designated by a Person who shall have entered into an agreement with the Company to effect a transaction described in Section 2(g)(i) or 2(g)(iii)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for member of the Board without objection to such nomination) of the members of the Board then still in office who either were members of the Board at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a member of the Board of the Company as a result of an actual or threatened election contest with respect to members of the Board or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board shall be an Incumbent Director.
(p)   “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(q)   “Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(r)   “Nonstatutory Option” means an Option that is not an ISO.
(s)   “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.
(t)   “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).
(u)   “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
(v)   “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.
(w)   “Prior Plan” means the ProPetro Holding Corp. 2017 Incentive Award Plan.
(x)   “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.
(y)   “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.
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(z)   “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).
(aa)   “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.
(bb)   “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).
(cc)   “SEC” means the Securities and Exchange Commission.
(dd)   “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(ee)   “Stock” means the Company’s Common Stock, par value $0.001 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.
(ff)   “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).
(gg)   “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
(hh)   “Substitute Award” means an Award granted under Section 6(j).
3.   Administration.
(a)   Authority of the Committee.   The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:
(i)   designate Eligible Persons as Participants;
(ii)   determine the type or types of Awards to be granted to an Eligible Person;
(iii)   determine the number of shares of Stock or amount of cash to be covered by Awards;
(iv)   determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);
(v)   modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;
(vi)   determine the treatment of an Award upon a termination of employment or other service relationship;
(vii)   impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;
(viii)   interpret and administer the Plan and any Award Agreement;
(ix)   correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and
(x)   make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant.
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(b)   Exercise of Committee Authority.   At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.
(c)   Delegation of Authority.   The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, that such delegation does not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.
(d)   Limitation of Liability.   The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Affiliate, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
(e)   Participants in Non-U.S. Jurisdictions.   Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any Affiliate operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
4.   Stock Subject to the Plan.
(a)   Number of Shares Available for Delivery.   Subject to adjustment in a manner consistent with Section 8, (i) 14,060,000 shares of Stock are reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of shares upon the exercise of ISOs, plus (ii) the number of shares of Stock that become available for Awards under this Plan pursuant to Section 4(d) below.
(b)   Application of Limitation to Grants of Awards.   Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares
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of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
(c)   Availability of Shares Not Delivered under Awards.   Shares of Stock subject to an Award under the Plan that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares will again be available for Awards. For the avoidance of doubt, Awards of Restricted Stock shall not be considered “delivered shares” for this purpose until vesting. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Option or an SAR or taxes relating to an Option or an SAR, including shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (ii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will be considered “delivered shares” and will not, in each case, be again available for Awards. The number of shares of Stock withheld in payment of the tax withholding obligation related to an Award other than an Option or an SAR will be again available for Awards under the Plan. For the avoidance of doubt, if an Award may be settled only in cash, such Award need not ever be counted against any share limit under this Section 4.
(d)   Shares Available Under the Prior Plan.   In addition, shares of Stock subject to an award granted under the Prior Plan and outstanding as of October 22, 2020 (a “Prior Award”) that are forfeited or expire, are converted to shares of another Person in connection with a spin-off or other similar event, or if such Prior Award is settled for cash (in whole or in part) (including shares repurchased by the Company under Section 8.4 of the Prior Plan at the same price paid by the holder of such Prior Award), the shares of Stock subject to such Prior Award shall, to the extent of such forfeiture, expiration, conversion or cash settlement, become available for future grants of Awards under the Plan. For the avoidance of doubt, a number of shares of Stock equal to the difference between (i) the maximum number of shares of Stock that could have been settled pursuant to performance-based Prior Awards, and (ii) the actual number of shares of Stock delivered upon settlement of performance-based Prior Awards, shall become available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following shares of Stock subject to Prior Awards shall not be added to the shares of Stock authorized for grant under Section 4(a) and shall not be available for future grants of Awards: (i) shares tendered by a Holder (as such term is defined in the Prior Plan) or withheld by the Company in payment of the exercise price of a stock option; (ii) shares of Stock tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to a Prior Award; (iii) shares of Stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (iv) shares of Stock purchased on the open market by the Company with the cash proceeds received from the exercise of stock options. For the avoidance of doubt, no awards will be granted under the Prior Plan on or following October 22, 2020.
(e)   Shares Available Following Certain Transactions.   Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to non-employee members of the Board under Section 5(b), nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated).
(f)   Stock Offered.   The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.
5.   Eligibility; Award Limitations for Non-Employee Members of the Board.
(a)   Awards may be granted under the Plan only to Eligible Persons.
(b)   In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $500,000; provided, however, that for any calendar year in which a member of the Board (i) first commences service on the Board, (ii) serves on a special committee of the Board, (iii) serves as lead director, or (iv) serves as non-executive Chairman of the Board, additional compensation, whether denominated in cash or Awards may be paid. For purposes of this Section 5(b), the value of Awards shall be determined, if
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applicable, pursuant to ASC Topic 718 on the date of grant and attributed to the compensation limit for the year in which the Award is granted. For the avoidance of doubt, the limits set forth in this Section 5(b) shall be without regard to grants of Awards or other payments, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a director of the Company. For the avoidance of doubt, any cash compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled, if later.
6.   Specific Terms of Awards.
(a)   General.
(i)   Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including subjecting such awards to service- or performance-based vesting conditions. Except as otherwise provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.
(ii)   Without limiting the scope of Section 6(a)(i), with respect to any performance-based conditions, (i) the Committee may use one or more business criteria or other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, (ii) any such performance goals may relate to the performance of the Participant, the Company (on a consolidated basis), or to specified Subsidiaries, business or geographical units or operating areas of the Company, (iii) the performance period or periods over which performance goals will be measured shall be established by the Committee, and (iv) any such performance goals and performance periods may differ among Awards granted to any one Participant or to different Participants.
(iii)   Subject to Section 8(e) of the Plan, any Award (or portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 4 may be granted to any one or more Eligible Persons without respect to and/or administered without regard for this minimum vesting provision. For the avoidance of doubt, the grant of Stock Awards will count against the 5% limit described in the immediately preceding sentence. No Award Agreement shall be permitted to reduce or eliminate the requirements of this Section 6(a)(iii). Nothing in this Section 6(a)(iii) shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award for any reason.
(b)   Options.   The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:
(i)   Exercise Price.   Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its Subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant).
(ii)   Time and Method of Exercise; Other Terms.   The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate, the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing
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more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its Subsidiaries, for a period of more than five years following the date of grant of the ISO).
(iii)   ISOs.   The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any Subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or Subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.
(c)   SARs.   The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:
(i)   Right to Payment.   An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.
(ii)   Grant Price.   Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.
(iii)   Method of Exercise and Settlement; Other Terms.   The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.
(iv)   Rights Related to Options.   An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.
(d)   Restricted Stock.   The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:
(i)   Restrictions.   Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant. Except as otherwise provided in the applicable Award Agreement and this Section 6(d), the holder of a Restricted Stock Award will generally have the same rights as a stockholder, including the right
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to vote the Stock subject to the Restricted Stock Award and to receive dividends on the Stock subject to the Restricted Stock Award during the restriction period (subject, in all cases, to the limitations on payment of dividends on unvested Awards, as described in Section 6(d)(ii) below).
(ii)   Dividends and Splits.   As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock, provided that in all events such cash dividends shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends were paid and shall not be paid unless and until such Restricted Stock has vested and been earned. Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed and shall not be delivered unless and until such Restricted Stock has vested and been earned.
(e)   Restricted Stock Units.   The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:
(i)   Award and Restrictions.   Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.
(ii)   Settlement.   Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
(f)   Stock Awards.   The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.
(g)   Dividend Equivalents.   The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded in connection with another Award (other than an Award of Restricted Stock or Stock Award). Dividend Equivalents shall be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such dividends accrue and shall not be paid unless and until such Award has vested and been earned.
(h)   Other Stock-Based Awards.   The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other- Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.
(i)   Cash Awards.   The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate, including for purposes of any annual or short-term incentive or other bonus program.
(j)   Substitute Awards; No Repricing.   Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in
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substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).
7.   Certain Provisions Applicable to Awards.
(a)   Limit on Transfer of Awards.
(i)   Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.
(ii)   Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
(iii)   To the extent specifically provided by the Committee and permitted pursuant to Form S-8 and the instructions thereto, an Award may be transferred by a Participant on such terms and conditions as the Committee may from time to time establish; provided, however, that no Award (other than a Stock Award) may be transferred to a third-party financial institution for value.
(iv)   An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.
(b)   Form and Timing of Payment under Awards; Deferrals.   Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
(c)   Evidencing Stock.   The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.
(d)   Consideration for Grants.   Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.
(e)   Additional Agreements.   Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is
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exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and the Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
(f)   Dividends and Dividend Equivalents Subject to Forfeiture.   Any dividend or Dividend Equivalent credited with respect to any Award (except for dividends paid following the grant of a Stock Award, which is an Award of unrestricted (i.e., fully vested) shares of Stock) shall be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such Stock or other property has been distributed and shall not be delivered unless and until such Award has vested and been earned.
8.   Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.
(a)   Existence of Plans and Awards.   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(b)   Additional Issuances.   Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.
(c)   Subdivision or Consolidation of Shares.   The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:
(i)   If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then-outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price or grant price, as applicable, with respect to an outstanding Option or SAR may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations. Notwithstanding the foregoing, Awards that already have a right to receive extraordinary cash dividends as a result of Dividend Equivalents or other dividend rights will not be adjusted as a result of an extraordinary cash dividend.
(ii)   If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then-outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(d)   Recapitalization.   In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant
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to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.
(e)   Change in Control and Other Events.
(i)   Treatment of Awards Assumed or Substituted by a Successor Entity.
(A)   Except as otherwise provided in an Award Agreement, in the event of a Change in Control, in which any successor entity assumes outstanding Awards or substitutes similar awards under the successor entity’s equity compensation plan for outstanding Awards on the same terms and conditions as the original Awards, such Awards that are assumed or substituted shall not vest solely with respect to the occurrence of the Change in Control.
(B)   Except as otherwise provided in an Award Agreement, if, in connection with or within twelve (12) months following a Change in Control, a Participant’s service, consulting relationship, or employment with the Company, an Affiliate, and the Successor Entity and its affiliates is terminated without cause (as defined in the Award Agreement evidencing such Award or substitute award), the vesting and exercisability of all Awards, including substitute awards, then held by such Participant will be accelerated in full and be settled, as applicable, no later than sixty (60) days following the conclusion of the service or employment relationship (unless the Nonqualified Deferred Compensation Rules would prohibit such acceleration of settlement, in which case such Awards shall vest but will be settled at date(s) of settlement specified in the applicable Award Agreement) and the expiration date of any Options shall be the day three months following the date the Participant ceases to be an employee or service provider to the Company, an Affiliate of the Company and the Successor Entity and its affiliates. Except as otherwise provided in an Award Agreement, for Awards that vest based on performance, the number of performance Awards that shall vest and be settled in accordance with this Section 8(e)(i)(B), shall be calculated assuming the attainment of the target level of performance as set forth in a performance Award.
(ii)   Treatment of Awards not Assumed or Substituted.   Unless otherwise provided in an Award Agreement, if, upon a Change in Control, the successor entity does not assume outstanding Awards or substitute similar awards under the successor entity’s equity compensation plan for outstanding Awards on the same terms and conditions as the original Awards, then the vesting of all outstanding Awards will be accelerated in full with effect immediately prior to the occurrence of the Change in Control and shall be settled, as applicable, no later than sixty (60) days following the Change in Control (unless the Nonqualified Deferred Compensation Rules would prohibit such acceleration of settlement, in which case such Awards will be settled at the originally specified date(s) of settlement). The Participant shall be permitted to conditionally redeem or exercise any or all Options, as applicable, effective immediately prior to the completion of any such transaction for the sole purpose of participating in such transaction. For Awards that vest based on performance, for the purpose of determining the achievement performance criteria, as set forth in the particular Award Agreement, and calculating the number of performance Awards that shall vest in accordance with this Section 8(e)(ii), notwithstanding the terms of the Award Agreement, and unless otherwise provided by the Committee, such performance Awards shall be settled at the greater of (A) the target level of performance as set forth in the performance Award, and (B) the actual performance achieved, measured and calculated as of the date of the Change in Control pursuant to shortened performance period ending on the occurrence of the Change in Control.
If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).
9.   General Provisions.
(a)   Tax Withholding.   The Company and any Affiliate are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in
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connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including through delivery of previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.
(b)   Limitation on Rights Conferred under Plan.   Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any Affiliate, (ii) interfering in any way with the right of the Company or any Affiliate to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(c)   Governing Law; Submission to Jurisdiction.   All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Houston, Texas.
(d)   Severability and Reformation.   If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and Section 422 of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.
(e)   Unfunded Status of Awards; No Trust or Fund Created.   The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.
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(f)   Nonexclusivity of the Plan.   Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
(g)   Fractional Shares.   No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.
(h)   Interpretation.   Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.
(i)   Facility of Payment.   Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
(j)   Conditions to Delivery of Stock.   Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.
(k)   Section 409A of the Code.   It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes
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entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.
(l)   Clawback.   The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.
(m)   Status under ERISA.   The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(n)   Plan Effective Date and Term.   The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date, which is May 19, 2036. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.
10.   Amendments to the Plan and Awards.   The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.
PROPETRO 2026 Proxy Statement | A-15

PROPETRO® Holding Corp.
One Marienfeld Place
110 North Marienfeld Suite 300
Midland, Texas 79701
propetroservices.com

PROPETRO®

PROPETRO HOLDING CORP. Mr AB Sample Sample Street Sample Town Sampleshire, XXX XXX HAVE YOUR PROXY CARD READY AND PLEASE USE ONE OF THE EASY VOTING METHODS BELOW Internet: www.AALVote.com/PUMP • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: Call 1-866-804-9616 • Use any touch tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the Prepaid Envelope provided In Person: • Annual Meeting of Stockholders to be held in person on Tuesday, May 19, 2026 at 10:00 A.M. Central Time 2518 FM 307 Midland, Texas 79706 Scan QR Code for Digital Voting PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t PROPETRO HOLDING CORP. ANNUAL MEETING OF STOCKHOLDERS MAY 19, 2026, AT 10:00 A.M. CENTRAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROPETRO HOLDING CORP. The undersigned stockholder hereby appoints each of Samuel D. Sledge and John J. Mitchell as attorney and proxy for the undersigned, with the power to appoint his substitute, to represent and to vote all the shares of common stock of PROPETRO HOLDING CORP., which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held in person on Tuesday, May 19, 2026, at 10:00 A.M. Central Time 2518 FM 307 Midland, Texas 79706 and at any postponements, continuations or adjournments thereof (the “Annual Meeting”). In their discretion, the proxies are authorized to vote upon (i) the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (ii) any matter that the Board of Directors of the Company did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (iii) any other matter that may properly come before the Annual Meeting or any postponements, continuations or adjournments thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Signature_____________________________________________________ Date_________________________________________________________ Title__________________________________________________________ Signature (Joint Owners)______________________________________ NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such I PLAN TO ATTEND THE GENERAL MEETING o Address change/Comments: If you noted any Address Changes and/ or Comments, please mark box. o CONTROL NUMBER CONTROL NUMBER Mr AB Sample Sample Street Sample Town Sampleshire, XXX XXX As a stockholder of PROPETRO HOLDING CORP., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by May 18, 2026 at 11:59 P.M. Eastern Time.

2. Approval, on an advisory basis, of the compensation of our named executive officers FORoAGAINSToABSTAIN o 3. Approval of the Third Amended and Restated 2020 Long-Term Incentive Plan FORoAGAINSToABSTAIN o 4. Ratification of the appointment of RSM US LLP as our independent, registered public accounting firm for the fiscal year ending December 31, 2026 FORoAGAINSToABSTAIN o 5. Transaction of such other business as may properly come before the meeting Please mark your votes like this  1. Election of eight director nominees to serve for a one-year term. o FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) o WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW INSTRUCTION: TO WITHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES NAMES BELOW: _______________________________________________________________________ _______________________________________________________________________ ELECTION OF DIRECTORS: 1. Mark S. Berg 2. Anthony J. Best 3. Phillip A. Gobe 4. G. Larry Lawrence 5. Samuel D. Sledge 6. Mary P. Ricciardello 7. Michele Vion 8. Alex V. Volkov When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all nominees set forth in Proposal 1, “FOR” Proposals 2, 3 and 4. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 19, 2026: The Proxy Statement and our 2025 Annual Report to Stockholders are available at: https://web.viewproxy.com/propetro/2026